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                                                                    Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE NORTHERN DISTRICT OF OHIO
                                EASTERN DIVISION


In re:                             )   In Proceedings Under Chapter 11
                                   )
DRUG EMPORIUM, INC., et al.,       )   Case Nos. 01-41066 through 01-41075
                                   )   All Cases Jointly Administered Under
                           Debtors.)     Case No. 01-41066
                                   )
                                   )   Judge William T. Bodoh
                                   )
                                   )
-----------------------------------


                 FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
              CONFIRMING FIRST AMENDED JOINT PLAN OF REORGANIZATION

I.       BACKGROUND AND PROCEDURAL HISTORY

         1. Drug Emporium, Inc. and its subsidiaries(1) (collectively, the "Debtors"), as debtors and debtors in possession in these chapter 11 cases, filed with the Court on July 3, 2001, the FIRST AMENDED JOINT PLAN OF REORGANIZATION OF THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (as it may be amended, MODIFIED or supplemented, the "Plan"), which is attached hereto as


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(1) The subsidiaries of Drug Emporium, Inc. include (a) DE Holding Co.; (b)
Houston Venture, Inc.; (c) Emporium Venture, Inc.; (d) RJR Drug Distributors, Inc.; (e) Drug Emporium of Michigan, Inc.; (f))DE Michigan Management Co., (g) Drug Emporium of Maryland, Inc.; (h) Drug Emporium Express, Inc.; and (i) DE of Northeastern Ohio, Inc.

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Exhibit 1 and incorporated herein by reference. Unless otherwise defined below, capitalized terms used herein have the meanings given to them in the Plan.

         2. On July 26, 2001, the Court approved the DISCLOSURE STATEMENT CONCERNING THE DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION (the "Disclosure Statement"). On August 1, 2001, voting on the Plan commenced and concluded on August 22, 2001. SEE Ballot Report dated as of August 27, 2001, a true and correct copy of which is on file with the Court.

         3. In support of confirmation of Plan, including the substantive consolidation of the Estates, the Debtors have also filed with the Court the following:

         (a) Terry L. Moore's Statement Pursuant to 28 U.S.C.ss. 1746 in Support of Substantive Consolidation;

         (b) Affidavit of Richard Williamson Pursuant to 28 U.S.C.ss. 1746 in Support of Substantive Consolidation;

         (c) Declaration of Terry L. Moore in Support of Confirmation of First Amended Joint Plan of Reorganization;

         (d)      Notice of Filing of CIT Commitment Letter for Exit Financing;
                  and

         (e) Notice of Filing Toronto Dominion Commitment Letter for Exit Financing.

         4. The following objections to Confirmation were filed: (a) OBJECTION TO CONFIRMATION BY DEBT ACQUISITION COMPANY OF AMERICA V, LLC (the "DACA Objection"); (b) LIMITED OBJECTION OF SHERR DEVELOPMENT CORPORATION AND RAMCO-GERSHENSON PROPERTY, L.P. TO DEBTOR'S PLAN OF REORGANIZATION (the "Sherr Objection"), and (c) OBJECTION OF THE UNITED STATES TRUSTEE TO CONFIRMATION OF THE FIRST AMENDED JOINT PLAN OF REORGANIZATION OF THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (the "UST Objection").

         5. The Debtors have resolved both the DACA Objection and the UST Objection pursuant to the revisions to the Plan set forth herein.

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         6. On August 28, 2001, the Court, pursuant to section 1128 of the
Bankruptcy Code and Bankruptcy Rule 3020(b)(2), conducted a hearing (the "Confirmation Hearing") to consider confirmation of the Plan.

         7. The DACA Objection having been resolved by modification made to
Section 1.26 of the Plan, the Court having overruled the Sherr Objection at the Confirmation Hearing, the Court having resolved the UST Objection as set forth below, and no other party in interest having objected to confirmation of the Plan, based on the Plan, the Debtors' Confirmation Documents, statements made in support of confirmation of the Plan at the Confirmation Hearing and the entire record before the Court, the Court hereby makes the following findings of fact and conclusions of law and issues the following orders:

II.      FINDINGS OF FACT AND CONCLUSIONS OF LAW
         ---------------------------------------

         A.       JURISDICTION AND VENUE

         8. The Court has jurisdiction over the Chapter 11 Cases under 18 U.S.C.ss.157 and 1334. This matter constitutes a core proceeding under 28 U.S.C.ss. 157(b)(2). Venue in this Court is proper under 28 U.S.C.ss. 1408 and 1409.

         9. The Court finds and concludes that the Court's retention of jurisdiction as set forth in Article 12 of the Plan comports with the parameters contained in 28 U.S.C.ss. 157.

         B.       CONTENTS OF THE PLAN

         10. In accordance with section 1123(a) of the Bankruptcy Code, the Court finds and concludes that the Plan (a) designates classes of Claims and Equity Interests, other than claims of a kind specified in sections 507(a)(1), 507(a)(2) and 507(a)(8) of the Bankruptcy Code; (b) specifies Classes of Claims and Equity Interests that are impaired under the Plan; (c) specifies the treatment of Classes of Claims and Equity Interests that are impaired under the


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Plan; (d) provides the same treatment for each Claim or Equity Interest of a particular Class, unless the holder of a particular Claim or Equity Interest agrees to less favorable treatment of the particular Claim or Equity Interest;
(e) provides for adequate means for the Plan's implementation; (f) provides for the inclusion in the certificate of incorporation of Reorganized Drug Emporium a provision prohibiting the issuance of nonvoting securities, but only to the extent Section 1123(a)(6) applies to the equity securities issued to Snyder's; and (g) contains only provisions that are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of (i) any officer or director of Reorganized Drug Emporium and (ii) the Liquidation Trustee.

         11. As permitted by section 1123(b) of the Bankruptcy Code, the Plan
(a) impairs or leaves unimpaired Classes of Claims and Equity Interests; (b) provides for the assumption, rejection or assignment of executory contracts and unexpired leases of the Debtors; (c) provides for the retention and enforcement by the Liquidating Trust of the Litigation Claims; (d) provides for the sale of the New Common Stock and the distribution of the proceeds from the sale among holders of Claims in Classes 5 and 6; (e) modifies the rights of holders of some Classes of Claims, and leaves the rights of holders of other Classes of Claims unaffected; and (f) includes other appropriate provisions not inconsistent with the applicable provisions of the Bankruptcy Code.

         C.       NOTICE, SOLICITATION AND ACCEPTANCE

         12. In accordance with Bankruptcy Rule 2002, the Court finds and concludes that adequate notice of the time for filing objections to confirmation of the Plan and the Executory Contract Motion (defined below) and adequate notice of the Confirmation Hearing and the hearing on the Executory Contract Motion was provided to parties in interest.

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         13. In accordance with section 1126(b) of the Bankruptcy Code, the
Court finds and concludes that (a) the solicitation of votes to accept or reject the Plan complied with all applicable nonbankruptcy law, rules and regulations governing the adequacy of disclosure in connection with the solicitation; and
(b) the solicitation was conducted after disclosure of adequate information, as defined in section 1125(a) of the Bankruptcy Code.

         14. The Court finds and concludes that the Debtors and their attorneys, accountants and advisers solicited votes to accept or reject the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are, therefore, entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

         15. The Court finds and concludes that (a) Classes 3 and 6 have accepted the Plan by satisfying the voting requirements set out in section 1126(c) of the Bankruptcy Code; (b) Classes 1, 2, 4 and 5 are deemed to have accepted the Plan without voting, pursuant to section 1126(f) of the Bankruptcy Code; and (c) Classes 7 and 8 are deemed to have rejected the Plan without voting, pursuant to section 1126(g) of the Bankruptcy Code.

         D. COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE

         16. In accordance with section 1129(a)(1) of the Bankruptcy Code, the Court finds and concludes that the Plan complies with the applicable provisions of the Bankruptcy Code.

         17. In accordance with section 1129(a)(2) of the Bankruptcy Code, the Court finds and concludes that the Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code.

         18. In accordance with section 1129(a)(3) of the Bankruptcy Code, the Court finds and concludes that (a) the Debtors have proposed the Plan in good faith and not by any means

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forbidden by law; and (b) the Debtors have acted, and are presently acting, in good faith in conjunction with all aspects of the Plan and the Chapter 11 Cases.

         19. In accordance with section 1129(a)(4) of the Bankruptcy Code, the Court finds and concludes that all payments made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with these cases, or in connection with the Plan and incident to these cases, have been approved by, or are subject to approval of, the Court as reasonable.

         20. In accordance with section 1129(a)(5) of the Bankruptcy Code, the Court finds and concludes that: (a) the Debtors (as proponents of the Plan) have disclosed in the Disclosure Statement the identity and affiliations of all individuals proposed to serve, after Confirmation of the Plan, as (i) the Liquidating Trustee and (ii) directors and key officers of Reorganized Drug Emporium; (b) the appointment to such offices of these individuals is consistent with the interests of the creditors and the equity security holders and with public policy; and (c) the Debtors (as proponents of the Plan) have disclosed in the Disclosure Statement the identity of insiders that will be employed or retained by the Liquidating Trust and/or Reorganized Drug Emporium and the nature of compensation for such insiders.

         21. In accordance with section 1129(a)(6) of the Bankruptcy Code, the Court finds and concludes that the Debtors are not subject to any governmental regulation of any rates.

         22. In accordance with section 1129(a)(7) of the Bankruptcy Code, the Court finds and concludes that with respect to impaired Classes of Claims (i.e., Classes 3, 4, 6, 7 and 8), each holder of a Claim or Equity Interest (a) has accepted the Plan or (b) will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date,


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that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

         23. In accordance with section 1129(a)(8) of the Bankruptcy Code, the Court finds and concludes that (a) Classes 3 and 6 have accepted the Plan and
(b) Classes 1, 2, 4 and 5 are not impaired under the Plan. With respect to Classes 7 and 8, which are deemed to have rejected the Plan, the Court finds and concludes that, pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan does not discriminate unfairly, and is fair and equitable, pursuant to sections 1129(b)(2)(B)(ii) and 1129(b)(2)(C)(ii) of the Bankruptcy Code, because no holders of junior claims or interests, if any, will receive or retain any property under the Plan.

         24. The Court finds and concludes that the Plan's treatment of (a) Claims that, pursuant to section 1123(a)(1) of the Bankruptcy Code, are not classified and (b) Priority Claims in Class 1 satisfies the requirements set forth in section 1129(a)(9) of the Bankruptcy Code and; therefore, the Plan satisfies section 1129(a)(9) of the Bankruptcy Code.

         25. In accordance with section 1129(a)(10) of the Bankruptcy Code, the Court finds and concludes that Classes 3 and 6 under the Plan (i.e., all impaired Classes under the Plan that voted to accept the Plan) have voted to accept the Plan without including any acceptance of the Plan by any insider.

         26. In accordance with section 1129(a)(11) of the Bankruptcy Code, the Court finds and concludes that confirmation of the Plan is not likely to be followed by the need for further financial reorganization or liquidation of Reorganized Drug Emporium.

         27. In accordance with section 1129(a)(12) of the Bankruptcy Code, the Court finds and concludes that, to the extent that all fees payable to the United States Trustee under

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28 U.S.C.ss. 1930(a)(6) have not been paid, the Plan provides for the payment of all such fees on the Effective Date of the Plan and as they come due after the Effective Date.

         28. The Court finds and concludes that no retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, exist in these Chapter 11 Cases, making section 1129(a)(13) of the Bankruptcy Code inapplicable.

         29. The Court finds and concludes that the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of
Section 5 of the Securities Act of 1933, and there has been no objection filed by any governmental unit asserting such avoidance. The Plan, therefore, complies with section 1129(d) of the Bankruptcy Code.

         E.       SATISFACTION OF CONDITIONS TO CONFIRMATION

         30. The Court finds and concludes that the conditions to Confirmation set forth in Sections 9.1 and 2.1 of the Plan will be met upon entry of this Confirmation Order.

         F.       MODIFICATIONS TO THE PLAN

         31. The Court finds and concludes that all modifications made to the Plan after solicitation of votes on the Plan had commenced, as reflected in this Confirmation Order or as set forth in the record at the Confirmation hearing, satisfy the requirements of section 1127(a) of the Bankruptcy Code and do not adversely affect the treatment and rights of the holders of General Unsecured Claims (including holders of the Notes) under the Plan. Accordingly, (1) the Debtors (as proponents of the modifications) have satisfied section 1127(c) of the Bankruptcy Code with respect to the Plan as modified; and (2) holders of Claims or Equity Interests that have accepted or rejected the Plan (or are deemed to have accepted or rejected the Plan) are deemed to have accepted or rejected, as the case may be, the Plan as modified, pursuant to section 1127(d) of the Bankruptcy Code.

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         G.       EXEMPTIONS

         32. The Court finds and concludes that, in accordance with section 1145 of the Bankruptcy Code, (a) the issuance of uncertificated beneficial interests in the Liquidating Trust in accordance with the Plan is exempt from the registration requirements of Section 5 of the Securities Act and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of or broker dealer in such securities; and (b) the issuance and sale of the New Common Stock to Snyder's is exempt from the registration requirements of Section 5 of the Securities Act and any state or local law requiring registration for offer or sale of such New Common Stock pursuant to Section 4(2) of the Securities Act.

         33. The Court finds and concludes that, in accordance with section 1146(c) of the Bankruptcy Code, (a) the issuance, distribution, transfer or exchange of the New Common Stock, the uncertificated beneficial interests in the Liquidating Trust or other Estate property, including the transfer of the Trust Assets from the Debtors to the Liquidating Trust; (b) the creation, modification, consolidation or recording of any deed of trust or other security interest; (c) the securing of additional indebtedness by such means or by other means in furtherance of, or in connection with, the Plan or this Confirmation Order; (d) the making, assignment, modification or recording of any lease or sublease; or (e) the making, delivery or recording of a deed or other instrument of transfer under, in furtherance of or in connection with the Plan, this Confirmation Order or any transaction contemplated above, or any transactions arising out of, contemplated by or in any way related to the foregoing, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment.

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         H.       SUBSTANTIVE CONSOLIDATION

         34. The Court finds and concludes that the Debtors have historically conducted themselves as a single, unified economic unit, as evidenced by: (a) shared unity of ownership, management and interests; (b) centralized, consolidated management of operations from a common headquarters characterized by, among other things, the use of a single, centralized cash management system and the transfer of assets between entities without the observance of corporate formalities; (c) consolidated recording and reporting of finances; and (d) joint liability for indebtedness secured by a blanket liens on virtually all of the Debtors' assets. Because of the Debtors' entangled operations, rendering an accurate segregation of the Debtors' assets and liabilities is not feasible, and substantive consolidation of their Estates is, therefore, warranted.

         35. The Court finds and concludes that the benefits to the Debtors and their creditors of substantively consolidating the Debtors' Estates, including, among other things, avoiding the complexity and increased cost of decentralizing, deconsolidating and disentangling the Debtors' operations, outweigh the harm, if any, that might be incurred by those few of the Debtors' creditors, if any, who extended credit other than in reliance on a single, consolidated economic unit.

         I.       TRANSACTIONS PURSUANT TO THE PLAN

         36. The Court finds and concludes that pursuant to Bankruptcy Rule 9019 and in consideration of the Distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims against and Equity Interests in the Debtors.

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         37. The Court finds and concludes that the Debtors' planned transfer of the Trust Assets to the Liquidating Trust in accordance with the Plan and the Liquidating Trust Agreement is reasonable and necessary.

         38. The Court finds and concludes that the Debtors' sale of the New Common Stock to Snyder's in accordance with the Plan and the Acquisition Agreement is reasonable and necessary.

         39. The Court finds and concludes that the assumption and rejection of executory contracts and unexpired leases pursuant to the Plan and the Executory Contract Motion is a reasonable exercise of Debtors' business judgment, is in the best interests of the Debtors and their estates and will aid in the Debtors' reorganization efforts.

         J.       MISCELLANEOUS

         40. The Court finds and concludes that, upon entry of this Confirmation Order, each term and provision of the Plan will be valid and enforceable in accordance with its terms.

         41. The Court finds and concludes that all documents necessary to implement the Plan, including, without limitation, the Liquidating Trust Agreement and any and all documents evidencing the Exit Financing Facility, are, upon execution on or after the Effective Date, valid, binding and enforceable agreements not in conflict with any federal or state laws.

         42. In accordance with Bankruptcy Rule 3016(a), the Court finds and concludes that the Plan is dated, and the entities submitting it or filing it are identified.

         43. The Court finds and concludes that, except as necessary to be consistent with the Plan, discharge pursuant to this Confirmation Order or the Bankruptcy Code does not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors or any other Person.

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III.     ORDER
         -----

         In light of the foregoing Findings of Fact and Conclusions of Law, IT IS ORDERED that:

         A.       CONFIRMATION AND SUBSTANTIVE CONSOLIDATION

         44. The Plan, as modified by this Confirmation Order, is CONFIRMED.

         45. The Substantive Consolidation Motion is APPROVED.

         B.       EFFECTS OF CONFIRMATION AND SUBSTANTIVE CONSOLIDATION

         46. Except as provided in the Plan or this Confirmation Order, confirmation of the Plan and entry of this Order: (a) discharges the Debtors and Reorganized Drug Emporium from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of Claim based on such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is Allowed under section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminates all Equity Interests and other rights of Equity Interests in the Debtors, except as expressly provided in the Plan.

         47. Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold (a) a Claim or other debt or liability that is discharged or (b) an Equity Interest, Equity Related Claim or other right of an equity security holder that is terminated under the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts, liabilities or terminated Equity Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Liquidating Trust or Reorganized Drug Emporium (including any officer or director acting as a representative of the Debtors or Reorganized Drug Emporium)

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to the extent that such action or proceeding arises from any act or omission of such party in connection with, relating to or arising out of the Chapter 11 Cases, the negotiation or execution of the prepetition Acquisition Agreement, the negotiation or pursuit of the Confirmation of the Plan or the consummation of the Plan except for such party's acts or omissions constituting gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Liquidating Trust, Reorganized Drug Emporium or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Liquidating Trust, Reorganized Drug Emporium or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, the Liquidating Trust, Reorganized Drug Emporium or their respective property; and (v) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or the Bankruptcy Code.

         48. Notwithstanding Bankruptcy Rule 3020(e) and any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order shall be binding upon and inure to the benefit of (a) the Debtors; (b) the Committee; (c) the holders of all Claims and Equity Interests, including the holders of Equity Related Claims; (d) Snyder's; and (e) the respective successors and assigns of all of the foregoing.

         49. In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan, all Litigation Claims are retained and reserved for the benefit of holders of Claims in Class 6.

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         50. Any obligation of Drug Emporium to indemnify, reimburse or limit the liability of any Person, including but not limited to any officer or director of Drug Emporium or its Subsidiaries, or any agent, professional, financial advisor or underwriter of any securities issued by Drug Emporium, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, by-laws, contract or applicable state law, is deemed an executory contract that is (a) rejected, canceled and discharged as of the entry of this Confirmation Order; and (b) any and all Claims resulting from such obligations are hereby disallowed under section 502(e) of the Bankruptcy Code. Notwithstanding any of the foregoing, nothing contained in the Plan or this Confirmation Order shall impact, impair or prejudice the rights of any Person covered by any applicable D&O Policy with respect to such policy or policies. Moreover, subject to the provisions of the Acquisition Agreement, Reorganized Drug Emporium shall maintain in force for a period of two years following the Effective Date appropriate D&O Policies covering pre-Effective Date directors and officers of the Debtors and containing substantially the same provisions and limits of coverage as the policies that were in force on the Petition Date.

         51. As a result of the substantive consolidation of the Assets and liabilities of the Debtors: (a) the Chapter 11 Cases are consolidated into the case of Drug Emporium as a single consolidated case; (b) all property of the Estate of each of the Debtors is hereby deemed to be property of the Consolidated Estate; (c) all Allowed Claims against each Estate of the Debtors are hereby deemed to be Allowed Claims against the Consolidated Estate; (d) any proof of Claim filed against one or more of the Debtors is hereby deemed to be a single Claim filed against the Consolidated Estate, and all duplicate proofs of Claim for the same Claim filed against more than one Debtor are hereby disallowed and expunged; (e) except to the extent, if any, otherwise


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expressly provided in the Plan otherwise provided in the Plan, all Equity
Interests in any Debtors are hereby deemed extinguished for purposes of Distributions under this Plan, and no Distributions under this Plan may be made on account of any such Equity Interests; (f) all Intercompany Claims by and against any of the Debtors are hereby eliminated, and no Distributions under this Plan may be made on account of Claims based upon such Intercompany Claims;
(g) except as specifically provided herein, all guarantees by one Debtor in favor of any other Debtor are hereby extinguished and eliminated, and no Distributions under this Plan may be made on account of Claims based upon such guarantees; (h) for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any Debtor may be set off against the debts of any other Debtor; and (i) Substantive Consolidation will not merge or otherwise effect the separate legal existence of each Debtor for licensing, regulatory, or other purposes, other than with respect to distribution rights under the Plan.

         52. Substantive consolidation shall have no effect upon valid, enforceable and unavoidable Liens. Substantive consolidation shall not have the effect of creating a Claim in a Class different from the Class in which a Claim would have been placed under the Plan in the absence of substantive consolidation. Substantive consolidation shall not affect any applicable date(s) for purposes of pursuing any Avoidance Actions.

         C.       BAR DATES AND OBJECTIONS TO CLAIMS

         53. All requests for payment of Administrative Claims (except for Professional Fees, Preserved Ordinary Course Administrative Claims and Claims of a DIP Lender) must be filed with the Court no later than 30 days after the Effective Date (the "Administrative Claim Bar

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Date" referred to in Section 1.3 of the Plan). Holders of such Administrative
Claims who fail to file a request for payment of by the Administrative Claim Bar Date shall be forever barred from asserting such Administrative Claims against the Debtors, Reorganized Drug Emporium, the Liquidating Trust or against any of their respective successors and assigns. Objections to any such request for payment must be filed and served on the holder of the Administrative Claim by the later of: (a) 90 days after the Effective Date or (b) 60 days after the request for payment is filed.

         54. Each Person seeking an award by the Bankruptcy Court of Professional Fees must file its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date no later than 30 days after the Effective Date. All such applications must be in compliance with all of the terms and provisions of applicable orders of the Bankruptcy Court governing payment of Professional Fees.

         55. All proofs of Claim with respect to Claims arising from the rejection of any executory contract or unexpired lease must be filed with the Bankruptcy Court no later than 30 days after the Effective Date. Holders who fail to timely file such proofs of Claim shall be forever barred from asserting such Claims against the Debtors, Reorganized Drug Emporium, the Liquidating Trust or against any of their respective successors and assigns.

         56. After the Effective Date, objections to Administrative Claims and all other Claims may be made and objections to Administrative Claims and Claims made before the Effective Date may be pursued by the Liquidating Trust, Reorganized Drug Emporium or any other Person properly entitled to do so after notice to Reorganized Drug Emporium and approval by the Bankruptcy Court, provided, however, that the Liquidating Trust may only object to a Claim in Class 5 or 6 and Reorganized Drug Emporium may not object to any Claim in Class 5 or 6.

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

         57. Objections to Claims must be filed and served on the holders of the affected Claims by the later of: (a) 90 days after the Effective Date and (b) 60 days after proof of an affected Claim is filed.

         58. From and after the Effective Date, the Liquidating Trustee in consultation with the Oversight Committee may litigate to Final Order, propose settlement of or withdraw objections to all pending or filed Disputed Claims in Classes 5 or 6 and may settle or compromise any Disputed Claim in Class 5 or 6 without notice and a hearing and without approval of the Bankruptcy Court.

         59. From and after the Effective Date, Reorganized Drug Emporium may litigate to Final Order, propose settlements of or withdraw objections to all pending or filed Disputed Claims, except for Disputed Claims in Classes 5 and 6, and may settle or compromise any Disputed Claim, except for any Disputed Claims in Classes 5 and 6, and may settle or compromise any Disputed Claim, except for any Disputed Claim in Class 5 or 6, without notice and a hearing and without approval of the Bankruptcy Court.

         D.       PLAN IMPLEMENTATION LIQUIDATING TRUST

         60. The Liquidating Trust Agreement, in the form attached hereto as
Exhibit 2, is APPROVED and may be executed and implemented as of or after the Effective Date.

         61. Subject to provisions of the Plan, the Trust Assets shall vest in the Liquidating Trust on the Effective Date. As of the Effective Date, all such property shall be free and clear of all Liens, Claims and Equity Interests, except as otherwise provided in the Plan.

         62. The appointment of Clingman & Hanger Management Associates, LLC as the initial Liquidating Trustee of the Liquidating Trust is hereby approved.

         63. The appointment of American Greetings, Costa Bravo Partners II, L.P., Nash Finch Company/Super Food Services, Inc., Eveready Battery Company, and Rexall Sundown, Inc. as the initial members of the Oversight Committee is hereby approved.

         64. The Liquidating Trustee shall be compensated for its services in accordance with the terms set forth on Exhibit C to the Liquidating Trust Agreement attached hereto as Exhibit 2, and such compensation terms are incorporated herein by reference. In addition, the Liquidating Trustee shall be reimbursed by the Liquidating Trust for the Liquidating Trustee's reasonable out of pocket expenses incurred in connection with the performance of its duties under the Liquidating Trust Agreement.

         65. In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, the Liquidating Trust is appointed as a representative and agent of the Debtors' Estates and will have the rights and powers provided for in the Bankruptcy Code, including section 1107 thereof, in addition to any rights and powers granted in the Plan and the Liquidating Trust Agreement. The Liquidating Trustee will be the successor-in-interest to the Debtors with respect to any action that was or could have been commenced by the Debtors prior to the Effective Date and shall be deemed substituted for the same as the party in such litigation. Notwithstanding the foregoing, Reorganized Drug Emporium shall retain the right to object to all Claims, including the right to assert any defenses, offsets and counterclaims to such Claims, other than Claims in Classes 5 and 6.

         66. The Debtors, the Committee and McKesson have entered into a Settlement Agreement (the "McKesson Settlement Agreement") dated as of August 24, 2001, which is currently awaiting Bankruptcy Court approval. Notwithstanding anything set forth in the Plan or the Confirmation Order or any other agreement executed in connection with the Plan to the contrary, unless otherwise expressly agreed to in writing by McKesson in its sole and absolute discretion, on the Settlement Date (as that term is defined in the McKesson Settlement Agreement), the terms of the McKesson Settlement Agreement (including any releases and ratifications of releases) shall become binding upon the Liquidating Trust, the Liquidating Trustee, the Oversight Committee and Reorganized Drug Emporium.

         67. Subject to applicable law, neither the Liquidating Trustee nor any member of the Oversight Committee shall be liable for any act or omission, except to the extent that such act or omission is determined by a court of competent jurisdiction to be the result of such Person's own gross negligence, willful fraud or other willful misconduct. The foregoing limitation on liability will apply equally to the agents or employees of the Liquidating Trustee or the Oversight Committee acting on behalf of the Liquidating Trustee or the Oversight Committee in the fulfillment of their duties under the Plan and the Liquidating Trust Agreement. Neither the Liquidating Trustee, any of the holders of beneficial interests in the Liquidating Trust nor the members of the Oversight Committee shall be personally liable with respect to any liabilities or obligations of the Liquidating Trust or any liabilities or obligations relating to the Trust Assets, including, without limitation, those arising under the Liquidating Trust Agreement or with respect to the Liquidating Trust or the Trust Assets, and all persons dealing with the Liquidating Trust must look solely to the Trust Assets for the enforcement of any claims against the Liquidating Trust or the Trust Assets.

             SALE OF REORGANIZED DRUG EMPORIUM

         68. The Acquisition Agreement is APPROVED.

         69. As of the Effective Date, all Equity Interests shall be cancelled and terminated.

         70. In exchange for Snyder's payment of the Purchase Price, as defined in Section 2.2 of the Acquisition Agreement, Reorganized Drug Emporium shall, on the Effective Date, issue to Snyder's the New Common Stock.

         71. All property of the Estates of the Debtors (except the Trust Assets) shall vest in Reorganized Drug Emporium on the Effective Date. As of the Effective Date, all such property shall be free and clear of all Claims and Equity Interests, except as otherwise provided in the Plan, and free and clear of all Liens to the extent expressly provided in the Plan. From and after the Effective Date, Reorganized Drug Emporium may operate its business, and may use, acquire and dispose of its property free of any restrictions of the Bankruptcy Code, including the employment of, and payment to, Professionals, except as otherwise provided in the Plan or this Confirmation Order.

         72. As of the Effective Date and without any further action by the stockholders or directors of Drug Emporium or Reorganized Drug Emporium, Drug Emporium's Certificate of Incorporation and By-Laws shall be amended and restated, the terms of which shall provide for, among other things, the authorization of all acts necessary to implement this Plan including, without limitation, the issuance of the New Common Stock. After the Effective Date, Reorganized Drug Emporium may amend and restate its Certificate of Incorporation and By-Laws as permitted by applicable law.

             EXIT FINANCING

         73. Simultaneously with the closing of the Exit Financing Facility, and except as otherwise provided in such Exit Financing Facility, all the Debtors' outstanding obligations to any DIP Lender pursuant to a DIP Financing Order shall be fully and finally satisfied in accordance with their terms, pursuant to a customary pay-off letter provided by each such DIP

Lender, using proceeds derived from, among other things, the Exit Financing Facility and/or Cash held by Reorganized Drug Emporium. Upon the payment of the amounts due to the DIP Lender, the Liquidating Trustee, the Oversight Committee, the Committee and Snyder's each acknowledge and agree that none of them have any claims, offsets, defenses or counterclaims against the DIP Lender and they each release the DIP Lender from any and all claims, actions, suits, judgments, damage, loss, cost, expense or liability whatsoever arising from the DIP Financing which they may have or had from the beginning of time to the date of payment.

             EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         74. Upon entry of an Order of this Court approving the MOTION FOR AN ORDER (1) AUTHORIZING DEBTORS TO ASSUME OR REJECT CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED NON-RESIDENTIAL REAL PROPERTY LEASES; AND (2) ADJUDICATING PROPOSED CURE PAYMENTS PURSUANT TO SECTIONS 365(A) AND (B) OF THE BANKRUPTCY CODE (the "Executory Contract Motion"), all executory contracts and unexpired leases assumed pursuant thereto, shall be deemed assumed by Reorganized Drug Emporium, as of the Effective Date; and all executory contracts and unexpired leases rejected pursuant to the Executory Contract Motion shall be deemed rejected upon the entry of the Order approving such Executory Contract Motion.

         75. All executory contracts or unexpired nonresidential real property leases assumed by the Debtors during these Chapter 11 Cases or pursuant to the Executory Contract Motion, except for any modifications to such agreement as may have been agreed to by the parties, shall remain in full force and effect for the benefit of Reorganized Drug Emporium notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease.

         E.       MODIFICATIONS TO THE PLAN

         76. Section 1.26 of the Plan is hereby deleted in its entirety and replaced with the following:

                  CONVENIENCE CLAIMS. An Allowed General Unsecured Claim, other than a Note Claim, in an amount of $500 or less, or any General Unsecured Claim that is reduced to $500 by election of the holder thereof pursuant to Section 5.5.2 of the Plan; provided that, for purposes hereof, all such General Unsecured Claims held by an entity and any Affiliate of such entity shall be aggregated and treated as one such General Unsecured Claim. Holders are determined as of the Petition Date and the post-petition assignment of General Unsecured Claims does not consolidate General Unsecured Claims owed to separate holders on the Petition date.

         77. Section 3.7 of the Plan is hereby modified by adding the following at the end of that Section:

         Notwithstanding any of the foregoing, amounts due and owing to McKesson under that certain FINAL ORDER: (1) APPROVING SUPPLY DOCUMENTS AND GRANTING LIENS AND PROVIDING ADMINISTRATIVE EXPENSE PRIORITY PURSUANT TO 11 U.S.C. SS.SS. 363 AND 364 AND OTHER RELIEF; AND (2) MODIFYING AUTOMATIC STAY and the post-petition supply agreement (the "Post-Petition Supply Agreement") related thereto shall be paid by the Reorganized Drug Emporium pursuant to the terms of the Supply Transition Agreement dated as of August 24, 2001 between McKesson and Snyder's.

         78. Section 5.3.2 of the Plan is hereby deleted in its entirety and replaced with the following:

                  TREATMENT OF MCKESSON CLAIM. In full and final satisfaction of the McKesson Claim, McKesson shall be paid by Reorganized Drug Emporium, in connection with a new credit facility among McKesson, Reorganized Drug Emporium, Snyder's and certain of its affiliates, as follows: (a) the principal balance of the new loan, including McKesson's Allowed Secured Claim in the amount of $34,000,000, shall be repaid in 36 equal consecutive monthly installments commencing on April 30, 2002; and (b) McKesson shall receive interest at a rate of LIBOR plus 5% on account of its Allowed Secured Claim. Interest payments shall be paid monthly and shall commence on the last day of the month following the Effective Date of the Plan. The new credit facility will contain such other terms and conditions as shall be agreed upon among McKesson, Reorganized Drug Emporium and Snyder's.

         79. A new Section 5.3.4 is hereby added to the Plan to read as follows:

                  MCKESSON SETTLEMENT AGREEMENT. The Debtors, the Committee and McKesson have entered into a Settlement Agreement (the "McKesson Settlement Agreement") dated as of August 24, 2001, which is currently awaiting Bankruptcy Court approval. Notwithstanding anything set forth in the Plan or the Confirmation Order or any other agreement executed in connection with the Plan to the contrary, unless otherwise expressly agreed to in writing by McKesson in its sole and absolute discretion, on the Settlement Date (as that term is defined in the McKesson Settlement Agreement), the terms of the McKesson Settlement Agreement (including any releases and ratifications of releases) shall become binding upon the Debtors, Reorganized Drug Emporium, the Liquidating Trust, the Liquidating Trustee, the Oversight Committee, the Committee and any other successor in interest to the Debtors and their Estates and shall supercede any provision of the Plan, the Confirmation Order or any other agreement executed in connection with the Plan that would in any manner limit the rights and privileges of McKesson under the McKesson Settlement Agreement, unless otherwise expressly agreed to in writing by McKesson in its sole and absolute discretion.

         80. The first sentence of Section 6.3.16 of the Plan is hereby deleted and replaced with the following:

         Subject to applicable law, neither the Liquidating Trustee nor any member of the Oversight Committee shall be liable for any act or omission, except to the extent that such act or omission is determined by a court of competent jurisdiction to be the result of such Person's own gross negligence, willful fraud or other willful misconduct.

         81. Section 7.7 of the Plan is hereby deleted in its entirety and replaced with the following:

                  BAR DATE. All proofs of Claim with respect to Claims arising from the rejection of any executory contract or unexpired lease shall be filed with the Bankruptcy Court no later than 30 days after the Effective Date. Any such Claim not so filed by that date shall be forever barred.

         82. Section 11.4 of the Plan is hereby deleted in its entirety and replaced with the following:

                  EXCULPATION. None of Reorganized Drug Emporium, the Liquidating Trust, the Liquidating Trustee, the Oversight Committee, the Committee, Snyder's or any of their respective members, officers, directors or employees have or may incur any liability to any holder of a Claim or Equity Interest, including the holder of any Equity Related Claim, or any other party in interest, or any of their respective members or former members, agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the negotiation and execution of the prepetition Acquisition Agreement, the negotiation and pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan (the "Chapter 11 Activities") except for their acts or omissions constituting willful misconduct or gross negligence, as finally determined by a court of competent jurisdiction, and in all respects are entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities in connection with the Chapter 11 Activities. No holder of a Claim, Equity Interest or Equity Related Claim or any other party in interest, including their respective agents, employees, representatives, financial advisors, attorneys or affiliates, have any right of action against the Debtors, the Liquidating Trust, the Liquidating Trustee, the Oversight Committee, the Committee, Snyder's or Reorganized Drug Emporium or any of their respective officers, directors or employees for any act or omission in connection with the Chapter 11 Activities, except for their acts or omissions constituting willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. As of the Effective Date, the Debtors shall be deemed to have released its current and prior directors and officers from any claims or causes of action the Debtors may have against such parties, unless such claims or causes of action arise out of acts or omissions by such parties constituting willful misconduct or gross negligence. Nothing set forth in this Section 11.4 shall preclude or otherwise impair the rights of
         (a) the SEC to administer and enforce the United States Federal securities laws or (b) the holder of a Claim, Equity Interest or Equity Related Claim from asserting any right of action under applicable law against the Liquidating Trust, the Liquidating Trustee, the Oversight Committee, Snyder's or any of their respective members, officers, directors or employees or the officers, directors or employees of the Debtors for any act or omission unrelated to the Chapter 11 Activities.

         F.       RETENTION OF JURISDICTION

         83. This Court's retention of jurisdiction as set forth in Article 12 of the Plan is APPROVED. Such retention of jurisdiction does not affect the finality of this Confirmation Order, which the Court now expressly directs the Clerk of the Bankruptcy Court to enter immediately.

         H.       MISCELLANEOUS

         84. In accordance with Section 13.1 of the Plan, after the Confirmation Date and before substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or this Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially and adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or applicable order of the Bankruptcy Court.

         85. The Confirmation Date referred to in Section 1.20 of the Plan and as used throughout the Plan and this Confirmation Order is the date the Court enters this Confirmation Order.

         86. The appropriate state or local government officials or agents are directed to forego the collection of any tax or assessment described in this Confirmation Order or in section 1146(c) of the Bankruptcy Code and to accept for filing or recordation any of the instruments or other documents described in this Confirmation Order or in section 1146(c) of the Bankruptcy Code without the payment of any such tax or assessment.

         87. In accordance with 28 U.S.C. ss. 1930(a)(6), Reorganized Drug Emporium shall pay all quarterly fees payable to the Office of the United States Trustee for the single consolidated case involving the Debtors (after taking into effect the substantive consolidation implemented pursuant to the Plan) until these cases are closed under section 350 of the Bankruptcy Code or dismissed or converted under section 1112 of the Bankruptcy Code. During this post-confirmation period, Reorganized Drug Emporium shall timely submit required financial reports on a quarterly basis to the Office of the United States Trustee. The Liquidating Trustee shall provide Reorganized Drug Emporium with necessary financial information concerning all disbursements made in its capacity and under its authority by a date sufficient to enable Reorganized Drug Emporium to prepare and submit such financial reports.

         88. As of the Effective Date, the Debtors shall be deemed to have released their current and prior directors and officers from any claims or causes of action the Debtors may have against such parties, unless such claims or causes of action arise out of acts or omissions by such parties constituting willful misconduct or gross negligence.

         89. The Debtors, the Committee, the Liquidating Trustee and Snyder's shall be, and hereby are, authorized and directed to do such acts and to execute such documents as are necessary and appropriate to implement the terms of the Plan and the Exit Financing Facility.

         90. All objections to Confirmation, to the extent not already overruled by the Court or satisfied by the provisions of this Confirmation Order, are OVERRULED.

         91. The provisions of this Confirmation Order are nonseverable and mutually dependent.

Dated:   September 4, 2001


                                    /s/  William T. Bodoh
                                -------------------------------------
                                UNITED STATES BANKRUPTCY JUDGE



PREPARED BY:



Craig D. Hansen (AZ Bar No. 007405)
Daniel E. Garrison (UT Bar No. 007207)
SQUIRE, SANDERS & DEMPSEY L.L.P.
40 North Central Avenue, Suite 2700
Phoenix, Arizona  85004-4498
(602) 528-4000
(602) 253-8129 (fax)
e-mail:  chansen@ssd.com
         dgarrison@ssd.com




     /s/  Richard T. Gurbst
--------------------------------------------------------------
Richard S. Gurbst (0017672)
SQUIRE, SANDERS & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio  44114-1304
(216) 479-8500
(216) 479-8776 (fax)
e-mail:  rgurbst@ssd.com

ATTORNEYS FOR THE DEBTORS AND
DEBTORS IN POSSESSION

                                    EXHIBIT 1

                                      PLAN

                                 [see attached]

                      IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE NORTHERN DISTRICT OF OHIO
                               (EASTERN DIVISION)


                                      |     In Proceedings Under Chapter 11
In re:                                |
                                      |
DRUG EMPORIUM, INC., et al.,          |     Case Nos. 01-41066 through 01-41075
                                      |
                           Debtors.   |     All Cases Jointly Administered under
                                      |     Case No. 01-41066
                                      |
                                      |     Judge William T. Bodoh
                                      |
--------------------------------------


            FIRST AMENDED JOINT PLAN OF REORGANIZATION OF THE DEBTORS
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


Squire, Sanders & Dempsey L.L.P.            Squire, Sanders & Dempsey L.L.P.
Two Renaissance Square                      4900 Key Tower
40 North Central Avenue, Suite 2700         127 Public Square
Phoenix, Arizona  85004                     Cleveland, Ohio  44114
(602) 528-4000                              (216) 479-8500
(602) 253-8129 (Fax)                        (216) 479-8780 (Fax)

Attorneys:        Craig D. Hansen           Attorneys:     Richard S. Gurbst
                  Thomas J. Salerno                        G. Christopher Meyer
                  Daniel E. Garrison

                 Counsel to Drug Emporium and Its Subsidiaries,
                        Debtors and Debtors-in Possession

         Drug Emporium, Inc., and its subsidiaries, debtors and debtors-in-possession in the above-captioned, jointly-administered Chapter 11 cases ("Debtors"), propose the following plan of reorganization (the "Plan") for the resolution of the Debtors' outstanding claims and equity interests. All creditors and other parties-in-interest should refer to the Disclosure Statement (as defined below) for a discussion of the Debtors' history, business, properties, results of operations, events leading up to the contemplated restructuring, financial projections for future operations, and for a summary and analysis of the Plan and certain related matters.

         All holders of claims against, and equity interests in, the Debtors are encouraged to read the Plan, the Disclosure Statement and the related solicitation materials in their entirety before voting to accept or reject the Plan.

         Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in Section 13.1 of this Plan, the Debtors expressly reserve the right to alter, amend, or modify the Plan one or more times before its substantial consummation.

                                TABLE OF CONTENTS

ARTICLE 1.         DEFINITIONS AND RULES OF INTERPRETATION....................1

         1.1   Acquisition Agreement..........................................1
         1.2   Administrative Claim...........................................1
         1.3   Administrative Claim Bar Date..................................1
         1.4   Affiliate......................................................1
         1.5   Allowed........................................................1
         1.6   Assets.........................................................2
         1.7   Avoidance Actions..............................................2
         1.8   Ballot.........................................................2
         1.9   Bankruptcy Code................................................2
         1.10  Bankruptcy Court...............................................2
         1.11  Bankruptcy Rules...............................................2
         1.12  Bar Date.......................................................2
         1.13  Business Day...................................................2
         1.14  Cash...........................................................2
         1.15  Chapter 11 Cases...............................................2
         1.16  Claim..........................................................2
         1.17  Class..........................................................3
         1.18  Collateral.....................................................3
         1.19  Committee......................................................3
         1.20  Confirmation Date..............................................3
         1.21  Confirmation Hearing...........................................3
         1.22  Confirmation Order.............................................3
         1.23  Consolidated Chapter 11 Cases..................................3
         1.24  Consolidated Estate............................................3
         1.25  Contingent Claim...............................................3
         1.26  Convenience Claims.............................................3
         1.27  Creditor.......................................................3
         1.28  Cure...........................................................3
         1.29  D&O Policy.....................................................4
         1.30  Debt Instrument................................................4
         1.31  Debtors........................................................4
         1.32  DIP Facility...................................................4
         1.33  DIP Financing Order............................................4
         1.34  DIP Lender.....................................................4
         1.35  Disclosure Statement...........................................4
         1.36  Disputed.......................................................4
         1.37  Distribution...................................................4
         1.38  Distribution Date..............................................4
         1.39  Distribution Record Date.......................................5
         1.40  Distribution Reserve...........................................5
         1.41  Drug Emporium..................................................5
         1.42  Effective Date.................................................5
         1.43  Equity Interest................................................5
         1.44  Equity Related Claim...........................................5
         1.45  Estates........................................................5
         1.46  Exchange Act...................................................5
         1.47  Exit Financing Facility........................................5

         1.48  Final Distribution Date........................................5
         1.49  Final Order....................................................5
         1.50  GAAP...........................................................6
         1.51  General Unsecured Claim........................................6
         1.52  HSR Act........................................................6
         1.53  Indenture......................................................6
         1.54  Indenture Trustee..............................................6
         1.55  Initial Distribution Date......................................6
         1.56  Intercompany Claim.............................................6
         1.57  Intercreditor Agreement........................................6
         1.58  IRS............................................................6
         1.59  LIBOR..........................................................6
         1.60  Lien...........................................................7
         1.61  Liquidating Trust..............................................7
         1.62  Liquidating Trust Agreement....................................7
         1.63  Liquidating Trustee............................................7
         1.64  Litigation Claims..............................................7
         1.65  McKesson.......................................................7
         1.66  McKesson Claim.................................................7
         1.67  Net Distributable Cash.........................................7
         1.68  Net Litigation Recovery........................................7
         1.69  New Common Stock...............................................7
         1.70  Notes..........................................................7
         1.71  Note Claims....................................................8
         1.72  Note Securities Claims.........................................8
         1.73  Oversight Committee............................................8
         1.74  Person.........................................................8
         1.75  Petition Date..................................................8
         1.76  Plan...........................................................8
         1.77  Preserved Ordinary Course Administrative Claim.................8
         1.78  Priority Claim.................................................8
         1.79  Priority Tax Claim.............................................8
         1.80  Professionals..................................................8
         1.81  Professional Fee Bar Date......................................8
         1.82  Professional Fees..............................................8
         1.83  Pro Rata.......................................................9
         1.84  Purchase Proceeds..............................................9
         1.85  Reclamation Claims.............................................9
         1.86  Reclamation Order..............................................9
         1.87  Reorganized Drug Emporium......................................9
         1.88  Retiree Benefits...............................................9
         1.89  Schedules......................................................9
         1.90  SEC............................................................9
         1.91  Secured Claim..................................................9
         1.92  Secured Tax Claim..............................................9
         1.93  Securities Act.................................................9
         1.94  Snyder's.......................................................9
         1.95  Subsidiary....................................................10
         1.96  Trust Assets..................................................10
         1.97  Unsecured Deficiency Claims...................................10
         1.98  Voting Record Date............................................10

ARTICLE 2.         SUBSTANTIVE CONSOLIDATION OF THE DEBTORS' ESTATES.........10

         2.1   Request For Substantive Consolidation.........................10
         2.2   Effect Of Substantive Consolidation...........................10

ARTICLE 3.         TREATMENT OF UNCLASSIFIED CLAIMS..........................11

         3.1   Unclassified Claims...........................................11
         3.2   Administrative Claims.........................................11
         3.3   Preserved Ordinary Course Administrative Claims...............11
         3.4   Allowed Priority Tax Claims...................................11
         3.5   Allowed Reclamation Claims....................................11
         3.6   Claims for Professional Fees..................................12
         3.7   Claims of DIP Lender..........................................12

ARTICLE 4.         CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.............12

         4.1   Summary of Classification.....................................12
         4.2   Specific Classification.......................................13

ARTICLE 5.         TREATMENT OF CLAIMS AND EQUITY INTERESTS..................13

         5.1   Class 1 - Priority Claims.....................................13
         5.2   Class 2 - Secured Tax Claims..................................14
         5.3   Class 3 - McKesson Claim......................................14
         5.4   Class 4 - Miscellaneous Secured Claims........................14
         5.5   Class 5 - Convenience Claims..................................15
         5.6   Class 6 - General Unsecured Claims............................16
         5.7   Class 7 - Note Securities Claims..............................17
         5.8   Class 8 - Equity Interests and Equity Related Claims..........18

ARTICLE 6.         IMPLEMENTATION OF THE PLAN................................18

         6.1   Acquisition by Snyder's.......................................18
         6.2   Funding of the Plan...........................................18
         6.3   Liquidating Trust/Plan Administration.........................19

ARTICLE 7.         EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................24

         7.1   Executory Contracts...........................................24
         7.2   Unexpired Leases..............................................25
         7.3   Deemed Rejection..............................................25
         7.4   Approval of Assumption or Rejection...........................25
         7.5   Cure of Defaults..............................................25
         7.6   Post-Petition Date Contracts and Leases.......................25
         7.7   Bar Date......................................................25
         7.8   Indemnification Obligations...................................25

ARTICLE 8.         SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN.......26

         8.1   Uncertificated Beneficial Interests...........................26
         8.2   Section 1145 Exemption........................................26

ARTICLE 9.         CONDITIONS PRECEDENT......................................26

         9.1   Conditions To Confirmation....................................26
         9.2   Conditions To Effectiveness...................................27
         9.3   Waiver Of Conditions..........................................28

ARTICLE 10.        NON-ALLOWANCE OF PENALTIES AND FINES......................28

ARTICLE 11.        TITLE TO PROPERTY; DISCHARGE; INJUNCTION..................28

         11.1  Revesting of Assets...........................................28
         11.2  Discharge.....................................................28
         11.3  Injunction....................................................28
         11.4  Exculpation...................................................29
         11.5  Preservation Of Insurance.....................................29

ARTICLE 12.        RETENTION OF JURISDICTION.................................29

         12.1  Jurisdiction..................................................29

ARTICLE 13.        AMENDMENT AND WITHDRAWAL OF PLAN..........................32

         13.1  Amendment of the Plan.........................................32
         13.2  Revocation or Withdrawal of the Plan..........................32

ARTICLE 14.        ACCEPTANCE OR REJECTION OF THE PLAN.......................32

         14.1  Impaired Classes to Vote......................................32
         14.2  Acceptance by Class of Creditors and Holders of Interests.....32
         14.3  Cramdown......................................................32

ARTICLE 15.        MISCELLANEOUS.............................................32

         15.1  Filing of Objections to Claims................................32
         15.2  Settlement of Objections After Effective Date.................33
         15.3  Distribution Reserve..........................................33
         15.4  Distribution Record Date......................................33
         15.5  Holding of, and Failure to Claim, Undeliverable Distributions.33
         15.6  Time Bar to Cash Payments.....................................34
         15.7  Post-Effective Date Distributions.............................34
         15.8  Fractional Amounts............................................34
         15.9  Effectuating Documents; Further Transactions; Timing..........34
         15.10 Exemption From Transfer Taxes.................................34
         15.11 Binding Effect................................................35
         15.12 Governing Law.................................................35
         15.13 Modification of Payment Terms.................................35
         15.14 Setoffs.......................................................35
         15.15 Notices.......................................................35
         15.16 Delivery Of Notices...........................................37
         15.17 Severability..................................................37
         15.18 Withholding And Reporting Requirements........................37
         15.19 Quarterly Fees To The United States Trustee...................37
         15.20 Method Of Payment.............................................37

EXHIBIT A - Liquidating Trust Agreement

               ARTICLE 1. DEFINITIONS AND RULES OF INTERPRETATION

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined have the meanings ascribed to them in Article 1 of the Plan. Any term used in the Plan that is not defined herein but is defined in the Bankruptcy Code or the Bankruptcy Rules retains the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms include the plural as well as the singular, the masculine gender includes the feminine gender, and the feminine gender includes the masculine gender.

         As used in this Plan, the following terms have the meanings specified below:

         1.1 ACQUISITION AGREEMENT. The Acquisition and Reorganization Agreement, dated as of March 22, 2001, as may be amended or modified from time to time, including the amendment thereto dated as of July 2, 2001, between Drug Emporium, Inc., and Snyder's.

         1.2 ADMINISTRATIVE CLAIM. A Claim for any cost or expense of administration of the Chapter 11 Cases allowed under Sections 503(b), 507(b) or 546(c)(2) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) fees payable under 28 U.S.C. ss. 1930; (b) actual and necessary costs and expenses incurred in the ordinary course of the Debtors' business; (c) actual and necessary costs and expenses of preserving the Debtors' Estates or administering the Chapter 11 Cases; and, (d) all Professional Fees to the extent Allowed by Final Order under Sections 330, 331, or 503 of the Bankruptcy Code.

         1.3 ADMINISTRATIVE CLAIM BAR DATE. The date or dates established by the Bankruptcy Court for the filing of Administrative Claims, except Claims for Professional Fees and Preserved Ordinary Course Administrative Claims.

         1.4 AFFILIATE. With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage, or adoption not more remote than first cousins with such natural Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with regards to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

         1.5 ALLOWED. With respect to any Claim against, or Equity Interest in, the Debtors: (a) proof of which, requests for payment of which, or application for allowance of which, was filed or deemed filed on or before the Bar Date, Administrative Claim Bar Date, or the Professional Fee Bar Date, as applicable, for filing proofs of claim or equity interest or requests for payment for Claims of such type against the Debtors; (b) if no proof of claim or equity interest is filed, which has been or is ever listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; or (c) a Claim or Equity Interest that is allowed in any contract, instrument, indenture, or other agreement entered into in connection with the Plan and, in the case of (a), (b) or (c), a Claim as to which no objection to its allowance has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court. The term "Allowed," when used to modify a reference in the Plan to any Claim, Equity Interest, Class of Claims, or Class of Equity Interests, means a Claim or Equity Interest (or any Claim or Equity Interest in any such Class) that is so allowed, e.g., an "Allowed Secured Claim" is a Claim that has been allowed to the extent of the value, as determined by the Bankruptcy Court under Section 506(a) of the Bankruptcy Code, of any interest in property of the Estate securing such Claim. If a Claim becomes Allowed by virtue of an Order of the Bankruptcy Court, it shall be deemed Allowed upon the order becoming a Final Order.

         1.6 ASSETS. Collectively, each and every item of property and interests of the Debtors as of the Effective Date, whether tangible or intangible, real or personal, legal or equitable, liquidated or unliquidated, including, without limitation: (a) Cash; (b) any amounts owed to one or more of the Debtors, including accounts receivable and contract rights; (c) all of the Debtors' books and records; and (c) all contracts, agreements, licenses and leases of the Debtors.

         1.7 AVOIDANCE ACTIONS. All statutory causes of action preserved for the Estates under Sections 510, 542, 543, 544, 545, 547, 548, 549 and 550 of the
Bankruptcy Code.

         1.8 BALLOT. The form of ballot or ballots distributed with the Disclosure Statement to holders of Claims entitled to vote on the Plan on which an acceptance or rejection of the Plan is to be indicated.

         1.9 BANKRUPTCY CODE. Title 11 of the United States Code, 11 U.S.C.ss. 101-1330, as amended from time to time and as applicable to the Chapter 11 Cases.

         1.10 BANKRUPTCY COURT. The United States District Court for the Northern District of Ohio having jurisdiction over the Chapter 11 Cases and, to the extent of any reference under 28 U.S.C.ss. 157, the unit of such District Court under 28 U.S.C.ss. 151.

         1.11 BANKRUPTCY RULES. Collectively, the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C.ss. 2075 and any Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases.

         1.12 BAR DATE. The date or dates fixed by the Bankruptcy Court by which Persons asserting a Claim against the Debtors (except Administrative Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional
Fees) must file a proof of claim or be forever barred from asserting a Claim against the Debtors or their property, from voting on the Plan, and sharing in Distributions under the Plan.

         1.13 BUSINESS DAY. Any day other than a Saturday, Sunday, or legal holiday, as defined in Bankruptcy Rule 9006(a).

         1.14 CASH. Currency, checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks, money orders, negotiable instruments, and wire transfers of immediately available funds.

         1.15 CHAPTER 11 CASES. Collectively, the cases under Chapter 11 of the Bankruptcy Code in which Debtors are debtors and debtors-in-possession, pending before the Bankruptcy Court.

         1.16 CLAIM. A claim against a Person or its property as defined in
Section 101(5) of the Bankruptcy Code, including, without limitation: (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, mature, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured arising at any time before the Effective Date; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

         1.17 CLASS. A category of holders of Claims or Equity Interests which are substantially similar in nature to the Claims or Equity Interests of other holders placed in such category, as designated in ARTICLE 4 of this Plan.

         1.18 COLLATERAL. Any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, the Lien not being subject to avoidance under the Bankruptcy Code, disallowance under Section 506 of the Bankruptcy Code, or that otherwise is invalid under the Bankruptcy Code or applicable state law.

         1.19 COMMITTEE. The Official Committee of Unsecured Creditors, appointed by the United States Trustee in the Chapter 11 Cases in accordance with Section 1102(a)(1) of the Bankruptcy Code, as may be reconstituted from time to time.

         1.20 CONFIRMATION DATE. The date on which the Bankruptcy Court enters the Confirmation Order.

         1.21 CONFIRMATION HEARING. The hearing or hearings held by the Bankruptcy Court to consider confirmation of the Plan under Section 1129 of the Bankruptcy Code, as such hearing may be adjourned from time to time.

         1.22 CONFIRMATION ORDER. The order of the Bankruptcy Court confirming the Plan in accordance with the Bankruptcy Code.

         1.23 CONSOLIDATED CHAPTER 11 CASES. The single Chapter 11 Cases resulting from the substantive consolidation in accordance with Section 541 of the Bankruptcy Code and pursuant to ARTICLE 2 of the Plan.

         1.24 CONSOLIDATED ESTATE. Collectively, the Estates of the Debtors, as substantively consolidated in accordance with Section 541 of the Bankruptcy Code and pursuant to ARTICLE 2 of the Plan.

         1.25 CONTINGENT CLAIM. Any Claim for which a proof of claim has been filed with the Bankruptcy Court: (a) which was not filed in a sum certain, or which has not accrued and is dependent on a future event that has not occurred and may never occur, and (b) which has not been Allowed on or before the Effective Date, or such other date as the Bankruptcy Court may establish.

         1.26 CONVENIENCE CLAIMS. An Allowed General Unsecured Claim, other than a Note Claim, in an amount of $500 or less, or any General Unsecured Claim that is reduced to $500 by election of the holder thereof pursuant to Section 5.5.2 of the Plan; provided that, for purposes hereof, all such General Unsecured Claims held by an entity and any Affiliate of such entity shall be aggregated and treated as one such General Unsecured Claim. Holders are determined as of the Petition Date and the post-petition assignment of General Unsecured Claims does not consolidate General Unsecured Claims owed to separate holders on the Petition date.

         1.27 CREDITOR. Any holder of a Claim, whether or not such Claim is an Allowed Claim, encompassed within the statutory definition set forth in Section 101(10) of the Bankruptcy Code.

         1.28 CURE. The distribution on the Effective Date (or as otherwise provided herein) of Cash, or such other property as may be agreed on by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease of nonresidential real property, in accordance with Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed on by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable state law.

         1.29 D&O POLICY. Any directors and officers liability insurance policy or any applicable errors and omissions policy applicable to directors and officers of Drug Emporium, its Subsidiaries, or Reorganized Drug Emporium.

         1.30 DEBT INSTRUMENT. A debenture, bond, promissory note, note or other transferable instrument or document evidencing any payment obligation.

         1.31 DEBTORS. Collectively, the following: (a) Drug Emporium, Inc.; (b) DE of Northeastern Ohio, Inc.; (c) DE Holding Company; (d) Emporium Venture, Inc.; (e) RJR Drug Distributors, Inc.; (f) Houston Venture, Inc.; (g) Drug Emporium of Michigan, Inc.; (h) DE Michigan Management Company; (i) Drug Emporium Express; and (j) Drug Emporium of Maryland, Inc., as debtors and debtors-in-possession in the Chapter 11 Cases, in accordance with Section 1107 and 1108 of the Bankruptcy Code.

         1.32 DIP FACILITY. Any debtor-in-possession financing facility or facilities approved by the Bankruptcy Court pursuant to a DIP Financing Order.

         1.33 DIP FINANCING ORDER. The order or orders of the Bankruptcy Court, including any interim order or orders, approving and authorizing the terms of debtor-in-possession financing arrangements in the Chapter 11 Cases.

         1.34 DIP LENDER. Any person or persons providing a DIP Facility to Debtors in the Chapter 11 Cases pursuant to a DIP Financing Order.

         1.35 DISCLOSURE STATEMENT. The written disclosure statement relating to the Plan including, without limitation, all exhibits and schedules to such disclosure statement, in the form approved by the Bankruptcy Court under Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

         1.36 DISPUTED. With respect to Claims, any Claim: (a) that is listed in the Schedules as unliquidated, disputed, or contingent; or (b) as to which the Debtors or any other party-in-interest has interposed a timely objection or request for estimation, or has sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtors in accordance with applicable law, such objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by a Final Order; or (c) that is a Contingent Claim.

         1.37 DISTRIBUTION. A payment of Cash to the holder of an Allowed Claim pursuant to the Plan.

         1.38 DISTRIBUTION DATE. The date or dates on which the Liquidating Trust makes a Distribution to the holders of Allowed Claims in Classes 5 and/or
6. The Liquidating Trustee shall determine in good faith the date or dates on which the Liquidating Trust holds sufficient Net Distributable Cash to make a Distribution to the holders of Allowed Claims in Classes 5 and/or 6; provided, however, that the Liquidating Trust shall make a Distribution on the Final Distribution Date regardless of the amount of Net Distributable Cash available for distribution. In addition, for so long as the Liquidating Trust is in existence, there shall be at least one Distribution Date per annum.

         1.39 DISTRIBUTION RECORD DATE. The date or dates established by the Bankruptcy Court by which holders of Claims, including holders of Note Claims and Equity Interests, are determined for purposes of such holders' entitlement to receive Distributions under the Plan.

         1.40 DISTRIBUTION RESERVE. The reserve, if any, established and maintained by each of the Liquidating Trust into which the Liquidating Trust shall deposit, or shall cause to be deposited, the amount of Cash that would have been distributed from time to time to holders of Disputed Claims, such amount to be estimated by the Bankruptcy Court or agreed upon by the Liquidating Trust and the holders of Disputed Claims.

         1.41 DRUG EMPORIUM. Drug Emporium, Inc., a Delaware corporation formerly traded on the NASDAQ stock market, and traded as of the Petition Date on the OTC Bulletin Board, under the trading symbol "DEMPE," one of the debtors and debtors-in-possession in the Chapter 11 Cases pending before the Bankruptcy Court.

         1.42 EFFECTIVE DATE. The later of: (a) the first Business Day that is at least eleven days after the Confirmation Date and on which no stay of the Confirmation Order is in effect; and (b) the Business Day on which all of the conditions set forth in Section 9.2 of the Plan have been satisfied or waived.

         1.43 EQUITY INTEREST. Any interest in Drug Emporium or its Subsidiaries represented by any class or series of common or preferred stock issued by Drug Emporium or its Subsidiaries before the Effective Date, and any warrants, options, or rights to purchase, receive or otherwise acquire any such common or preferred stock.

         1.44 EQUITY RELATED CLAIM. Any Claim arising from the rescission of a purchase or sale of an Equity Interest, or for damages arising from the purchase or sale of an Equity Interest, or any Claim by any Person that asserts equitable or contractual rights of reimbursement, contribution, or indemnification arising from such Claim, including any Claim that has been or may be asserted against the Debtors and their officers and/or directors asserting violations of federal securities laws including, without limitation, actions under Sections 11 and 15 of the Securities Act and Sections 10(b) and 20 of the Exchange Act, and Rule 10b-5 promulgated under the Exchange Act by the SEC, and any applicable non-federal law.

         1.45 ESTATES. The estates for the Debtors created in the Chapter 11 Cases in accordance with Section 541 of the Bankruptcy Code.

         1.46 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the regulations promulgated under that act.

         1.47 EXIT FINANCING FACILITY. A post-Effective Date working capital revolving credit financing and, if applicable, term facility between Reorganized Drug Emporium and a lender selected by Reorganized Drug Emporium containing terms and conditions in form and substance reasonably acceptable to Reorganized Drug Emporium, including any extension or modification of the Debtors' pre-petition financing facility approved by the Bankruptcy Court.

         1.48 FINAL DISTRIBUTION DATE. The Distribution Date on which the Liquidating Trust distributes the remaining proceeds of the Trust Assets.

         1.49 FINAL ORDER. An order or judgment of the Bankruptcy Court: (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (b) as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing is pending; or (c) as to which any right to appeal, petition for certiorari, reargue, or rehear has been waived in writing in form and substance satisfactory to the Debtors or Reorganized Drug Emporium; or (d) if an appeal, writ of certiorari, or reargument or rehearing has been sought, as to which the highest court to which such order was appealed, or certiorari, reargument or rehearing has determined such appeal, writ of certiorari, reargument, or rehearing, or has denied such appeal, write of certiorari, reargument, or rehearing, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing has expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order does not prevent such order from being a Final Order.

         1.50 GAAP. The generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

         1.51 GENERAL UNSECURED CLAIM. Any Claim, including Note Claims and Unsecured Deficiency Claims, if any, against the Debtors as of the Petition Date not secured by a charge against or interest in property of the Estates, excluding: (a) Secured Claims, except that portion, if any, that is unsecured in accordance with Section 506 of the Bankruptcy Code; (b) Administrative Claims;
(c) Preserved Ordinary Course Administrative Claims; (d) Priority Tax Claims;
(e) Priority Claims; (f) Claims for Professional Fees; and (g) any Note Securities Claims.

         1.52 HSR ACT. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, codified at 15 U.S.C.ss. 18A, as amended.

         1.53 INDENTURE. The Indenture, dated as of October 5, 1989, pursuant to which Drug Emporium issued the Notes and under which The Huntington National Bank is the Indenture Trustee, as amended or modified from time to time.

         1.54 INDENTURE TRUSTEE. The Huntington National Bank or any successor trustee under the Indenture.

         1.55 INITIAL DISTRIBUTION DATE. The first Business Day after the Effective Date or as soon thereafter as is practical on which Distributions are made to holders of Allowed Claims under the Plan.

         1.56 INTERCOMPANY CLAIM. The Claim of any Debtor against any other Debtor.

         1.57 INTERCREDITOR AGREEMENT. The Intercreditor Agreement, dated October 28, 2000, by and between McKesson, Drug Emporium and Fleet.

         1.58 IRS. The Internal Revenue Service.

         1.59 LIBOR. The rate per annum quoted by Telerate, Inc. as the average for interbank offered rates for dollar deposits in the London interbank market for a period equal to one month. If for any reason a LIBOR quotation shall cease to be available from Telerate, Inc., "LIBOR" shall mean, for any Interest Period, the rate per annum quoted by a substituted quotation service selected by McKesson (which substitute service shall, in the ordinary course of its business, regularly publish LIBOR quotations) as the average for the interbank offered rates for dollar deposits in the London interbank market.

         1.60 LIEN. A lien as defined in Section 101(37) of the Bankruptcy Code, except a lien that has been avoided in accordance with Sections 544, 545, 546, 547, 548, or 549 of the Bankruptcy Code.

         1.61 LIQUIDATING TRUST. The trust established pursuant to the Plan and the Liquidating Trust Agreement.

         1.62 LIQUIDATING TRUST AGREEMENT. The Liquidating Trust Agreement that will, subject to the terms of the Plan, govern the Distributions to holders of Claims in Classes 5 and 6. The Liquidating Trust Agreement shall be substantially in the form of Exhibit A attached hereto.

         1.63 LIQUIDATING TRUSTEE. The Person elected by the Oversight Committee and appointed to serve after the Effective Date by the Bankruptcy Court pursuant to the Confirmation Order and any successor to such Person.

         1.64 LITIGATION CLAIMS. All rights, claims, torts, liens, liabilities, obligations, actions, causes of action, Avoidance Actions, avoiding powers, proceedings, debts, contracts, judgments, offsets, damages and demands whatsoever in law or in equity, whether known or unknown, contingent or otherwise, that the Debtors or the Estates may have against any Person including, but not limited to, McKesson.

         1.65 MCKESSON. McKesson HBOC, Inc., a Delaware corporation.

         1.66 MCKESSON CLAIM. Any Claim arising from or relating to that certain Supply Agreement, dated as of November 30, 1999, by and between McKesson and Drug Emporium, Inc., including any Secured Claim of McKesson arising from or relating to the Supply Agreement.

         1.67 NET DISTRIBUTABLE CASH. Net Distributable Cash shall equal all Cash of the Liquidating Trust as of each Distribution Date, minus the following:

                  (a) Any accrued and unpaid expenses of the Liquidating Trust, including any Professional Fees of any Professionals employed by the Liquidating Trust, and not otherwise satisfied in accordance with other provisions of the Plan;

                  (b) any Distribution Reserve; and

                  (c) any necessary reserves for pursuing Litigation Claims or for payment of any expected future expenses of the Liquidating Trust as determined in good faith by the Liquidating Trustee.

         1.68 NET LITIGATION RECOVERY. All recoveries on account of Litigation Claims, minus all Professional Fees and other expenses accrued and paid in conjunction with the prosecution of such Litigation Claims.

         1.69 NEW COMMON STOCK. The common stock, $0.01 par value per share, to be authorized under the Reorganized Drug Emporium Certificate to be filed with the Delaware Secretary of State as of the Effective Date, as further described in Section 6.1.2 of the Plan.

         1.70 NOTES. The 7 3/4% Convertible Subordinated Debentures due October 1, 2014, in the original principal amount of $52 million, issued by Drug Emporium, Inc. pursuant to the Indenture.

         1.71 NOTE CLAIMS. Any Claim on account of unpaid obligations under the Notes including accrued and unpaid interest up to, but not including, the Petition Date, except those Claims that are Note Securities Claims.

         1.72 NOTE SECURITIES CLAIMS. All Claims, if any, whether asserted before or after the Petition Date based on alleged violations of applicable federal or state securities laws: (a) arising from the rescission of a purchase or sale, or offer to purchase or sell, any Notes; and (b) for damages arising from the purchase or sale of Notes.

         1.73 OVERSIGHT COMMITTEE. A committee of not less than three (3) members of the Committee to be nominated by the Committee prior to the Effective Date. The other members of the Committee shall have been deemed to have resigned as of the Effective Date. The Oversight Committee shall advise the Debtors of its membership as of the Effective Date. The Oversight Committee shall have the right to retain the services of attorneys and accountants which are necessary to assist the Oversight Committee in the performance of its duties. The Oversight Committee shall be governed by the Liquidating Trust Agreement.

         1.74 PERSON. Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or organization, governmental agency or associated political subdivision.

         1.75 PETITION DATE. The date on which the Debtors filed their voluntary petitions commencing the Chapter 11 Cases.

         1.76 PLAN. This Plan of Reorganization, either in its present form or as it may be amended, supplemented or modified from time to time, including all its annexed exhibits and schedules.

         1.77 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM. Administrative Claims that are based on liabilities incurred by the Debtors in the purchase, lease, or use of goods and services in the ordinary course of their businesses including, without limitation, Administrative Claims on account of services provided to the Debtors after the Petition Date by their employees.

         1.78 PRIORITY CLAIM. Any Claim (or portions of such Claim) entitled to priority under Section 507(a) of the Bankruptcy Code other than Priority Tax Claims, Administrative Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional Fees.

         1.79 PRIORITY TAX CLAIM. Any Claim of a governmental unit entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

         1.80 PROFESSIONALS. Those Persons (a) employed in accordance with an order of the Bankruptcy Court under Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services under Sections 327, 328, 329, 330, and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court under Section 503(b) of the Bankruptcy Code.

         1.81 PROFESSIONAL FEE BAR DATE. The date by which all applications for compensation or expense reimbursement, including Professional Fees, must be filed with the Bankruptcy Court in accordance with Section 3.6 of the Plan.

         1.82 PROFESSIONAL FEES. The Administrative Claims for compensation and reimbursement of expenses submitted in accordance with Sections 330, 331, or 503(b) of the Bankruptcy Code of Professionals not otherwise satisfied in accordance with other provisions of the Plan.

         1.83 PRO RATA. A proportionate share, such that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

         1.84 PURCHASE PROCEEDS. Purchase Proceeds shall equal the Purchase Price, as defined in Section 2.2(a) of the Acquisition Agreement.

         1.85 RECLAMATION CLAIMS. Any Claim against the Debtors by any Person arising out of the sale of goods to the Debtors in the ordinary course of such Person's business, including claims asserted under the Perishable Agricultural Commodities Act, 7 U.S.C. ss. 449a et seq., provided that such Person has otherwise satisfied the requirements of Section 546(c) of the Bankruptcy Code, the Uniform Commercial Code and other non-bankruptcy statutory requirements as applicable, and any prior order of the Bankruptcy Court regarding such Claims.

         1.86 RECLAMATION ORDER. The Bankruptcy Court's "Order under 11 U.S.C.ss.ss.105(a), 503(b), 546(c)(2) and 546(g)*, and under the Perishable Agricultural Commodities Act, 7 U.S.C.ss. 499(a) et seq., (a) Establishing Procedure for Treatment of Valid Reclamation and PACA Claims and (b) Prohibiting Third Parties from Interfering with Delivery of the Debtors' Goods," dated March 26, 2001.

         1.87 REORGANIZED DRUG EMPORIUM. Drug Emporium, or any successor to Drug Emporium by merger, consolidation, acquisition or otherwise, on and after the Effective Date.

         1.88 RETIREE BENEFITS. Payments to any Person for the purpose of providing or reimbursing payments for retired employees of the Debtors and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or in the event of death of a retiree under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established by the Debtors before the Petition Date, as such plan, fund, or program was then in effect or as later amended.

         1.89 SCHEDULES. The schedules of assets and liabilities, the list of holders of interests, and the statements of financial affairs filed by the Debtors under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists, and statements may have been or may be supplemented or amended from time to time.

         1.90 SEC. The United States Securities and Exchange Commission.

         1.91 SECURED CLAIM. Any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with
Section 506(a) of the Bankruptcy Code, or, if such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.

         1.92 SECURED TAX CLAIM. Any Claim of any state or local governmental unit or associated political subdivision that is secured by a Lien on property of the Estates by operation of applicable law including, without limitation, every Claim for unpaid real, personal property, or ad valorem taxes.

         1.93 SECURITIES ACT. The Securities Act of 1933, as amended, and its applicable regulations.

         1.94 SNYDER'S. Snyder's Drug Stores, Inc., a Minnesota corporation.

         1.95 SUBSIDIARY. Any of: (a) DE of Northeastern Ohio, Inc.; (b) DE Holding Company, Inc.; (c) Emporium Venture, Inc.; (d) RJR Drug Distributors, Inc.; (e) Houston Venture, Inc.; (f) Drug Emporium of Michigan, Inc.; (g) DE Michigan Management Company; (h) Drug Emporium Express; and, (i) Drug Emporium of Maryland, Inc.

         1.96 TRUST ASSETS. All Purchase Proceeds, the Litigation Claims and all proceeds of the foregoing (including, without limitation, "proceeds" as defined in the Uniform Commercial Code).

         1.97 UNSECURED DEFICIENCY CLAIMS. Any Claim by a Person holding a Secured Claim to the extent the value of such Creditor's Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, is less than the Allowed amount of such Creditor's Claims as of the Petition Date, after taking into account any elections made pursuant to Section 1111(b) of the Bankruptcy Code.

         1.98 VOTING RECORD DATE. The date established by the Bankruptcy Court by which holders of Allowed Claims and Equity Interests are determined for purposes of such holders' right to submit Ballots.

         ARTICLE 2. SUBSTANTIVE CONSOLIDATION OF THE DEBTORS' ESTATES

         2.1 REQUEST FOR SUBSTANTIVE CONSOLIDATION. The Plan will be considered in connection with a motion by the Debtors to substantively consolidate the Chapter 11 Cases (the "Substantive Consolidation Motion"). The Court's approval of the Substantive Consolidation Motion is a condition precedent to the confirmation of the Plan. In addition, the Confirmation Order must contain findings supporting, and conclusions providing for, substantive consolidation of the Debtors' Estates for purposes of Distributions on the terms set forth in this ARTICLE 2 of the Plan.

         2.2 EFFECT OF SUBSTANTIVE CONSOLIDATION. As a result of the substantive consolidation of the Assets and liabilities of the Debtors: (a) the Chapter 11 Cases shall be consolidated into the case of Drug Emporium as a single consolidated case; (b) all property of the Estate of each of the Debtors shall be deemed to be property of the Consolidated Estate; (c) all Allowed Claims against each Estate of the Debtors shall be deemed to be Allowed Claims against the Consolidated Estate, any proof of claim filed against one or more of the Debtors shall be deemed to be a single Claim filed against the Consolidated Estate, and all duplicate proofs of Claim for the same Claim filed against more than one Debtor shall be deemed expunged; (d) unless otherwise provided in the Plan, all Equity Interests in any Debtors shall be deemed extinguished for purposes of Distributions under this Plan, and no Distributions under this Plan shall be made on account of any such Equity Interests; (e) all Intercompany Claims by and against any of the Debtors shall be eliminated, and no Distributions under this Plan shall be made on account of Claims based upon such Intercompany Claims; (f) except as specifically provided herein, all guarantees by one Debtor in favor of any other Debtor shall be extinguished and eliminated, and no Distributions under this Plan shall be made on account of Claims based upon such guarantees; and (g) for purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, debts due to any Debtor may be set off against the debts of any other Debtor.

              2.2.1 NO IMPACT ON SECURED CLAIMS. Substantive consolidation shall have no effect upon valid, enforceable and unavoidable Liens. Substantive consolidation shall not have the effect of creating a Claim in a Class different from the Class in which a Claim would have been placed under the Plan in the absence of substantive consolidation. The substantive consolidation contemplated herein shall not affect any applicable date(s) for purposes of pursuing any Avoidance Actions.

                  ARTICLE 3. TREATMENT OF UNCLASSIFIED CLAIMS

         3.1 UNCLASSIFIED CLAIMS. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Preserved Ordinary Course Administrative Claims, Priority Tax Claims, and Reclamation Claims against the Debtor are not classified for purposes of voting on, or receiving Distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this ARTICLE 3 and in accordance with the requirements set forth in Section 1129(a)(9)(A) of the Bankruptcy Code.

         3.2 ADMINISTRATIVE CLAIMS.

              3.2.1 GENERALLY. Each Allowed Administrative Claim, other than Preserved Ordinary Course Administrative Claims, Reclamation Claims, and claims for Professional Fees is to be paid in full in Cash by Reorganized Drug Emporium (or otherwise satisfied in accordance with its terms) upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Drug Emporium may agree.

              3.2.2 REQUESTS FOR PAYMENT. All requests for payment of Administrative Claims (except for Professional Fees, Preserved Ordinary Course Administrative Claims, and Claims of a DIP Lender) must be filed by the Administrative Claim Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtors, Reorganized Drug Emporium or the Liquidating Trust. All final applications for allowance and disbursement of Professional Fees must be filed in accordance with Section 3.6. All such applications must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order, and all other orders governing payment of Professional Fees.

         3.3 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. Each Allowed Preserved Ordinary Course Administrative Claim is to be paid by Reorganized Drug Emporium in accordance with either: (a) the terms and conditions under which such Claim arose; or (b) in the ordinary course of Reorganized Drug Emporium's business. Such payments are to be made by Reorganized Drug Emporium without further action by the holder of such Claim.

         3.4 ALLOWED PRIORITY TAX CLAIMS. Any Allowed Priority Tax Claim is to be paid in full in Cash on the Effective Date; provided, however, that Reorganized Drug Emporium may elect to pay such Claims through deferred Cash payments over a period not exceeding six years after the date of assessment of such Claim, of a value as of the Effective Date, equal to the Allowed amount of such Claim. In that event, such payments are to be made in equal annual installments of principal, plus interest accruing from the Effective Date at the rate on the unpaid portion of the Allowed Priority Tax Claim set forth in Internal Revenue Code Sections 6621 and 6622. The first such payment is to be made payable upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Drug Emporium may agree; provided, however, that Reorganized Drug Emporium retains the right to prepay any such Allowed Priority Tax Claim, or any remaining balance of such Claim, in full or in part, at any time on or after the Effective Date without premium or penalty.

         3.5 ALLOWED RECLAMATION CLAIMS. A Reclamation Claim shall become an Allowed Reclamation Claim solely pursuant to the terms of the Reclamation Order. In addition, any Person asserting a Reclamation Claim need only demonstrate that the Debtors received goods subject to reclamation and that demand was timely made in accordance with the provisions of the Bankruptcy Code. All Allowed Reclamation Claims shall be paid in full in Cash upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Drug Emporium may agree.

         3.6 CLAIMS FOR PROFESSIONAL FEES. Each Person seeking an award by the Bankruptcy Court of Professional Fees: (a) must file its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within thirty days after the Confirmation Date; and (b) if the Bankruptcy Court grants such an award, each such Person must be paid in full in Cash by Reorganized Drug Emporium in such amounts as are allowed by the Bankruptcy Court as soon thereafter as practicable.

              3.6.1 POST-CONFIRMATION PROFESSIONAL FEES. All Professional Fees for services rendered in connection with the Chapter 11 Cases and the Plan after the Effective Date, other than Professional Fees incurred by the Liquidating Trust, including those relating to the prosecution of Litigation Claims preserved under the Plan, all of which are to be paid by the Liquidating Trust from the Trust Assets, are to be paid by Reorganized Drug Emporium upon receipt of an invoice for such services, or on such other terms to which Reorganized Drug Emporium may agree, without the need for further Bankruptcy Court authorization or entry of a Final Order. Reorganized Drug Emporium shall have ten days after the receipt of any such invoice to object to any item contained in such invoice. If Reorganized Drug Emporium and any Professional cannot agree on the amount of post-Effective Date fees and expenses to be paid to such Professional, such amount is to be determined by the Bankruptcy Court.

              3.6.2 INDENTURE TRUSTEE LIEN. The Indenture Trustee's liens on the Distributions to the holders of the Notes shall be released and extinguished upon completion of all Distributions to the holders of the Notes under the Plan and payment in full of the Allowed fees and expenses of the Indenture Trustee and its agents and counsel. If the Liquidating Trust and the Indenture Trustee cannot agree upon the amount of fees and expenses to be paid, such fees and expenses shall be determined by the Bankruptcy Court.

         3.7 CLAIMS OF DIP LENDER. Simultaneously with the closing of the Exit Financing Facility, all the Debtors' outstanding obligations to any DIP Lender pursuant to a DIP Financing Order shall be fully and finally satisfied in accordance with their terms using proceeds derived from, among other things, the Exit Financing Facility and/or Cash held by Reorganized Drug Emporium. Notwithstanding any of the foregoing, amounts due and owing to McKesson under that certain FINAL ORDER: (1) APPROVING SUPPLY DOCUMENTS AND GRANTING LIENS AND PROVIDING ADMINISTRATIVE EXPENSE PRIORITY PURSUANT TO 11 U.S.C. SS.SS. 363 AND 364 AND OTHER RELIEF; AND (2) MODIFYING AUTOMATIC STAY and the post-petition supply agreement (the "Post-Petition Supply Agreement") related thereto shall be paid by the Reorganized Drug Emporium pursuant to the terms of the Supply Transition Agreement dated as of August 24, 2001 between McKesson and Snyder's.

            ARTICLE 4. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         4.1 SUMMARY OF CLASSIFICATION. In accordance with Section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors and holders of Equity Interests (except those Claims receiving treatment as set forth in ARTICLE 3) are placed in the Classes described below for all purposes, including voting on, confirmation of, and distribution under, the Plan:

Class 1  Priority Claims               Unimpaired, deemed to accept

Class 2  Secured Tax Claims            Unimpaired, deemed to accept

Class 3  McKesson Claim                Impaired, entitled to vote

Class 4  Miscellaneous Secured Claims  Impaired or unimpaired depending on
                                       Debtor's election, may be entitled to
                                       vote

Class 5  Convenience Claims            Unimpaired, deemed to accept

Class 6  General Unsecured Claims      Impaired, entitled to vote

Class 7  Note Securities Claims        Impaired, deemed to reject

Class 8  Equity Interests              Impaired, deemed to reject


         4.2 SPECIFIC CLASSIFICATION.

              4.2.1 CLASS 1 - PRIORITY CLAIMS. Class 1 consists of all Claims entitled to priority under Section 507(a) of the Bankruptcy Code.

              4.2.2 CLASS 2 - SECURED TAX CLAIMS. Class 2 consists of all Secured Tax Claims. Each holder of a Secured Tax Claim is considered to be in its own separate subclass within Class 2, and each such subclass is deemed to be a separate Class for purposes of the Plan.

              4.2.3 CLASS 3 - MCKESSON CLAIM. Class 3 consists of the McKesson Claim as defined in Section 1.66 of the Plan.

              4.2.4 CLASS 4 - MISCELLANEOUS SECURED CLAIMS. Class 4 consists of all Secured Claims, other than the Secured Tax Claims in Class 2. Each holder of a Miscellaneous Secured Claim is considered to be in its own separate subclass within Class 4, and each such subclass is deemed to be a separate Class for purposes of the Plan.

              4.2.5 CLASS 5 - CONVENIENCE CLAIMS. Class 5 consists of all Convenience Claims.

              4.2.6 CLASS 6 - GENERAL UNSECURED CLAIMS. Class 6 consists of all General Unsecured Claims, including Note Claims.

              4.2.7 CLASS 7 - NOTE SECURITIES CLAIMS. Class 7 consists of all Note Securities Claims.

              4.2.8 CLASS 8 - EQUITY INTERESTS AND EQUITY RELATED CLAIMS. Class 8 consists of Equity Interests, including interests based on Old Common Stock, and Equity Related Claims.

              ARTICLE 5. TREATMENT OF CLAIMS AND EQUITY INTERESTS

         5.1 CLASS 1 - PRIORITY CLAIMS.

              5.1.1 IMPAIRMENT AND VOTING. Class 1 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 1 are deemed to accept the Plan and are not entitled to vote on the Plan.

              5.1.2 DISTRIBUTIONS. Each holder of an Allowed Priority Claim shall receive Cash from Reorganized Drug Emporium in an amount equal to such Allowed Priority Claim upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Drug Emporium may agree.

         5.2 CLASS 2 - SECURED TAX CLAIMS.

              5.2.1 IMPAIRMENT AND VOTING. Class 2 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 2 are deemed to accept the Plan and are not entitled to vote on the Plan.

              5.2.2 DISTRIBUTIONS. Each Allowed Secured Tax Claim shall be paid in full in Cash by Reorganized Drug Emporium upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Drug Emporium may agree.

         5.3 CLASS 3 - MCKESSON CLAIM.

              5.3.1 IMPAIRMENT AND VOTING. Class 3 is impaired by the Plan; consequently, McKesson is entitled to vote on the Plan.

              5.3.2 TREATMENT OF MCKESSON CLAIM. In full and final satisfaction of the McKesson Claim, McKesson shall be paid by Reorganized Drug Emporium, in connection with a new credit facility among McKesson, Reorganized Drug Emporium, Snyder's and certain of its affiliates, as follows: (a) the principal balance of the new loan, including McKesson's Allowed Secured Claim in the amount of $34,000,000, shall be repaid in 36 equal consecutive monthly installments commencing on April 30, 2002; and (b) McKesson shall receive interest at a rate of LIBOR plus 5% on account of its Allowed Secured Claim. Interest payments shall be paid monthly and shall commence on the last day of the month following the Effective Date of the Plan. The new credit facility will contain such other terms and conditions as shall be agreed upon among McKesson, Reorganized Drug Emporium and Snyder's.

              5.3.3 LIEN; SUBORDINATION. McKesson shall be granted a Lien in the amount of its Claim against the Assets of Reorganized Drug Emporium as of the Effective Date. Pursuant to Section 510(a) of the Bankruptcy Code, McKesson's Lien hereunder shall remain subject to the Intercreditor Agreement, or to any other or additional intercreditor agreement then in effect.

              5.3.4 MCKESSON SETTLEMENT AGREEMENT. The Debtors, the Committee and McKesson have entered into a Settlement Agreement (the "McKesson Settlement Agreement") dated as of August 24, 2001, which is currently awaiting Bankruptcy Court approval. Notwithstanding anything set forth in the Plan or the Confirmation Order or any other agreement executed in connection with the Plan to the contrary, unless otherwise expressly agreed to in writing by McKesson in its sole and absolute discretion, on the Settlement Date (as that term is defined in the McKesson Settlement Agreement), the terms of the McKesson Settlement Agreement (including any releases and ratifications of releases) shall become binding upon the Debtors, Reorganized Drug Emporium, the Liquidating Trust, the Liquidating Trustee, the Oversight Committee, the Committee and any other successor in interest to the Debtors and their Estates and shall supercede any provision of the Plan, the Confirmation Order or any other agreement executed in connection with the Plan that would in any manner limit the rights and privileges of McKesson under the McKesson Settlement Agreement, unless otherwise expressly agreed to in writing by McKesson in its sole and absolute discretion.

         5.4 CLASS 4 - MISCELLANEOUS SECURED CLAIMS.

              5.4.1 IMPAIRMENT AND VOTING. Depending upon the option selected by the Debtors, subject to the prior approval of Snyder's which shall not be unreasonably withheld, pursuant to Section 5.4.3 below, the holders of Allowed Secured Claims in Class 4 may be impaired pursuant to the Plan. If a particular Allowed Secured Claim in Class 4 is impaired under the Plan, the holder of such Claim is entitled to vote on the Plan. For purposes of voting and receiving Distributions under the Plan, each holder of an Allowed Secured Claim in Class 4 is considered to be in its own separate subclass within Class 4, and each such subclass is deemed to be a separate Class for purposes of the Plan.

              5.4.2 RETENTION OF LIENS. The holders of Allowed Secured Claims shall retain their Liens on their Collateral, except as otherwise provided in
Section 5.4.3.

              5.4.3 OPTIONS; TREATMENT. On or before ten (10) Business Days following approval by the Bankruptcy Court of the Disclosure Statement, with respect to each holder of an Allowed Secured Claim in Class 4, the Debtors shall, subject to the prior approval of Snyder's which shall not be unreasonably withheld, elect one of the following alternative treatments for each such Allowed Secured Claim in a particular subclass.

                   5.4.3.1 ABANDONMENT. Pursuant to the Plan, and prior to the Effective Date, the Debtors may abandon or surrender to the holder of such Allowed Secured Claim in Class 4 the Collateral securing such Allowed Secured Claim. Within 30 days following the Effective Date, Reorganized Drug Emporium may abandon or surrender to the holder of such Allowed Secured Claim in Class 4, the Collateral securing such Allowed Secured Claim. Any Unsecured Deficiency Claim asserted by a holder of an Allowed Secured Claim in Class 4 shall be filed with the Bankruptcy Court within 30 days following the date of the surrender or abandonment of such Creditor's Collateral. Any such Allowed Unsecured Deficiency Claim shall be treated in accordance with Section 5.6 of the Plan.

                   5.4.3.2 CASH. Pursuant to the Plan, on or before the Effective Date, the holder of an Allowed Secured Claim in Class 4 may receive from Reorganized Drug Emporium, on account of such Allowed Secured Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Claim and Reorganized Drug Emporium shall agree, in full satisfaction and release of such Claim.

                   5.4.3.3 CURE; REINSTATEMENT. Any default, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, owed to a holder of an Allowed Secured Claim in Class 4 may be Cured or reinstated on or before the Effective Date.

                   5.4.3.4 NOTICE. The Debtors shall promptly provide notice of the option elected by the Debtors with respect to each holder of an Allowed Secured Claim in Class 4.

         5.5 CLASS 5 - CONVENIENCE CLAIMS.

              5.5.1 IMPAIRMENT AND VOTING. Class 5 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 5 are deemed to accept the Plan and are not entitled to vote on the Plan.

              5.5.2 ELECTION; DEEMED ACCEPTANCE. Any holder of an Allowed General Unsecured Claim, other than an Allowed Note Claim, may choose to voluntarily reduce the amount of its Claim to $500 in order to be treated in Class 5 by: (i) electing such treatment on the Ballot provided to such holder or
(ii) providing a written request to the Liquidating Trustee to reduce the amount of such holder's Claim to $500 in order to be treated in Class 5; provided, however, in the case of (ii), (A) that the Liquidating Trustee may deny any such request in its sole discretion and (B) that no such request shall be honored after the first Distribution Date. Any holder of an Allowed General Unsecured Claim, other than an Allowed Note Claim, that voluntarily reduces the amount of its Claim in order to be treated in Class 5 shall be deemed to accept the Plan. Holders of Allowed Note Claims may not elect to be treated as part of Class 5.

              5.5.3 DISTRIBUTIONS. Each holder of an Allowed Claim in Class 5 shall be paid in Cash by the Liquidating Trust the lesser of: (a) the amount of such Allowed Claim; or (b) the sum of $500. All such Allowed Convenience Claims shall be paid upon the latest of: (a) the Initial Distribution Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Liquidating Trust may agree.

         5.6 CLASS 6 - GENERAL UNSECURED CLAIMS.

              5.6.1 IMPAIRMENT AND VOTING. Class 6 is impaired by the Plan, and all holders of Allowed General Unsecured Claims are entitled to vote on the Plan.

              5.6.2 DISTRIBUTIONS. Each holder of an Allowed Claim in Class 6 shall be paid a Pro Rata portion of Net Distributable Cash remaining after the payment in full of all Allowed Convenience Claims by the Liquidating Trust upon the latest of: (a) the Initial Distribution Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Liquidating Trust may agree.

              5.6.3 SPECIAL PROVISIONS REGARDING THE NOTES.

                   5.6.3.1 ALLOWANCE OF NOTE CLAIMS. On the Confirmation Date, all Note Claims are deemed Allowed in the aggregate principal amount of the Note Claims outstanding as of the Petition Date, plus accrued and unpaid interest at the non-default rate in accordance with the Indenture up to but not including the Petition Date.

                   5.6.3.2 DISTRIBUTIONS BY THE INDENTURE TRUSTEE. Subject to the Debtors, the Indenture Trustee and the Liquidating Trust reaching mutually acceptable terms, the Indenture Trustee shall make Distributions to holders of Allowed Note Claims in Class 6 on behalf of the Liquidating Trust. The Liquidating Trust shall pay up to $25,000 of the fees and expenses of the Indenture Trustee; provided, however, that the Liquidating Trustee shall have the right to dispute such fees and expenses as provided below. Any fees and expenses of the Indenture Trustee in excess of $25,000 shall be deducted from the Distributions to be made to holders of Allowed Note Claims in Class 6, and any such deduction shall be applied on a Pro Rata basis to the Distributions to be made to holders of Allowed Note Claims in Class 6.

The Indenture Trustee shall submit to the Liquidating Trustee an invoice for the fees and expenses related to the Distributions made by the Indenture Trustee. The Liquidating Trustee shall have twenty days after the receipt of any such invoice to object to any expense item or fee contained therein. If the Liquidating Trustee and the Indenture Trustee cannot agree on the amount of fees and expenses, such dispute shall be determined by the Bankruptcy Court.

                   5.6.3.3 SURRENDER OF SECURITIES OR DEBT INSTRUMENTS. On or before the Distribution Date, or as soon thereafter as practicable, each holder of a Debt Instrument evidencing an Allowed Note Claim shall surrender or cause to be surrendered such Debt Instrument to the Indenture Trustee. No distribution of property under the Plan shall be made to or on behalf of any such holder unless and until such Debt Instrument is received by the Indenture Trustee, or the unavailability of such Debt Instrument is reasonably established to the Indenture Trustee's satisfaction. If any holder of an Allowed Note Claim seeks to establish the unavailability of the Debt Instrument evidencing such Claim, the Indenture Trustee shall, within the first Business Day 30 days after receipt of the holder's evidence of unavailability and statement of indemnity to Reorganized Drug Emporium, the Liquidating Trust and the Indenture Trustee: (a) provide the holder, in writing, with a detailed description regarding the unacceptability of such evidence and statement of indemnity, if any; or (b) pay the Note Claim as set forth in subparagraph 5.6.2. Any such holder who fails to surrender or cause to be surrendered such Debt Instrument or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Indenture Trustee, the Liquidating Trust and Reorganized Drug Emporium before the six-month anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims in respect of such Debt Instrument and shall not participate in any Distribution under the Plan, and all Distributions held by the Indenture Trustee on behalf of such holder, including interest accrued on such Distributions, shall revert to the Liquidating Trust and be distributed by the Liquidating Trust on a Pro Rata basis to the other holders of Allowed Claims in Class 6 notwithstanding any federal or state escheat laws to the contrary.

                   5.6.3.4 CANCELLATION OF NOTES. As of the Effective Date, all Notes, and all agreements, instruments, and other documents evidencing the Notes and the rights of the holders of Notes, shall be automatically canceled, extinguished, and deemed void (all without further action by any Person), and all obligations of any Person, including the Debtors, under such instruments and agreements shall be deemed fully and finally satisfied, released, and discharged.

                   5.6.3.5 DELIVERY OF DISTRIBUTIONS TO HOLDERS OF NOTES. Distributions shall be made by the Indenture Trustee on behalf of the Liquidating Trust to holders of Notes in accordance with the Plan at the addresses contained in the official records of the Indenture Trustee. If any holder's Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the Liquidating Trust and the Indenture Trustee are notified of such holder's then current address. Undeliverable Distributions shall be returned to the Indenture Trustee who will hold such Distributions in trust on behalf of the Liquidating Trust, until such Distributions are claimed. All claims for undeliverable Distributions shall be made on or before the earlier of (i) the six-month anniversary of the Distribution Date related to such undeliverable Distributions and (ii) sixty days prior to the Final Distribution Date. After such date, all unclaimed property, including interest accrued on such unclaimed Distributions, shall (i) be promptly transferred from the Indenture Trustee to the Liquidating Trust,
(ii) revert to the Liquidating Trust and (iii) be distributed by the Liquidating Trust on a Pro Rata basis to the other holders of Allowed Claims in Class 6, and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

                   5.6.3.6 CANCELLATION OF INDENTURE. On the Effective Date, except to the extent provided otherwise in the Plan, the Indenture shall be deemed to be canceled, and the obligations of the

Debtors thereunder shall be discharged; provided, however, that the Indenture or other agreement that governs the rights of the holders of Notes and that is administered by the Indenture Trustee or an agent, shall continue in effect solely for the purposes of (a) allowing such Indenture Trustee, as an agent of the Liquidating Trust, to make Distributions to holders of Notes under the Plan and (b) permitting such Indenture Trustee to maintain any rights or liens it may have for fees, costs, and expenses under such Indenture or other agreement.

                   5.6.3.7 ABANDONMENT OF AVOIDANCE ACTIONS. On the Effective Date, in consideration for the treatment and disposition of all Allowed General Unsecured Claims pursuant to the Plan, all Avoidance Actions against any holder of an Allowed General Unsecured Claim, except for McKesson, shall be deemed abandoned and waived.

         5.7 CLASS 7 - NOTE SECURITIES CLAIMS.

              5.7.1 SUBORDINATION. Pursuant to the Plan and Section 510 of the Bankruptcy Code, all Note Securities Claims shall be subordinated, for distribution and all other purposes, to the Claims of all other Creditors in Classes 1 through 6 under the Plan.

              5.7.2 IMPAIRMENT AND VOTING. Holders of Allowed Note Securities Claims shall not receive or retain any property under the Plan. Class 7 is impaired by the Plan and is deemed to reject the Plan.

         5.8 CLASS 8 - EQUITY INTERESTS AND EQUITY RELATED CLAIMS.

              5.8.1 IMPAIRMENT AND VOTING. Holders of Allowed Equity Interests and Equity Related Claims shall not receive or retain any rights, property or Distributions under the Plan. Class 8 is impaired by the Plan and is deemed to reject the Plan.

                     ARTICLE 6. IMPLEMENTATION OF THE PLAN

         6.1 ACQUISITION BY SNYDER'S.

              6.1.1 CANCELLATION OF EQUITY INTERESTS. As of the Effective Date, all Equity Interests shall be cancelled and terminated. The holders of Equity Interests shall not receive any equity or other interest in Reorganized Drug Emporium. The holders of Equity Interests shall not receive any consideration in exchange for cancellation of Equity Interests.

              6.1.2 ISSUANCE OF NEW COMMON STOCK. In exchange for Snyder's payment of the Purchase Price, as defined in Section 2.2 of the Acquisition Agreement, Reorganized Drug Emporium shall, on the Effective Date, issue to Snyder's the New Common Stock.

              6.1.3 PRIVATE COMPANY STATUS. Following the Effective Date, Reorganized Drug Emporium shall terminate its registration under the Exchange Act, and Reorganized Drug Emporium shall no longer file reports with the SEC or otherwise be subject to the reporting requirements under the Exchange Act.

              6.1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. As of the Effective Date and without any further action by the stockholders or directors of Drug Emporium or Reorganized Drug Emporium, Drug Emporium's Certificate of Incorporation and By-Laws shall be amended and restated, the terms of which shall provide for, among other things, the authorization of all acts necessary to implement this Plan including, without limitation, the issuance of the New Common Stock. After the

Effective Date, Reorganized Drug Emporium may amend and restate its Certificate of Incorporation and By-Laws as permitted by applicable law.

              6.1.5 DEBTORS' DIRECTORS AND OFFICERS. Unless retained by Reorganized Drug Emporium, the existing officers and directors of the Debtors immediately prior to the Effective Date shall be deemed terminated without cause as of the Effective Date.

         6.2 FUNDING OF THE PLAN. Funds to be used to make Cash payments under the Plan shall derive from five primary sources: (a) operation of the Debtors' business prior to the Effective Date; (b) the proceeds of any sale of assets of the Debtors outside the ordinary course of business; (c) Net Litigation Recovery; (d) Purchase Proceeds; (e) the Exit Financing Facility; and (f) operation of Reorganized Drug Emporium's business on and after the Effective Date.

              6.2.1 PAYMENT OF PURCHASE PROCEEDS. Purchase Proceeds shall be due and payable by Snyder's when and as provided in the Acquisition Agreement.

              6.2.2 EXIT FINANCING FACILITY. On or before the Effective Date, the Exit Financing Facility shall have been obtained, which shall have been approved by separate, prior Final Order of the Bankruptcy Court. The Exit Financing Facility, among other things, shall (a) be effective on the Effective Date; (b) be a senior secured facility; (c) be of sufficient amount to satisfy the Debtors' outstanding obligations to any DIP Lender pursuant to a DIP Financing Order, as provided in Section 3.7, as well as to provide sufficient liquidity for Reorganized Drug Emporium to operate in the ordinary course of its business; and (d) contain terms and conditions in form and substance acceptable to Snyder's.

         6.3 LIQUIDATING TRUST/PLAN ADMINISTRATION.

              6.3.1 OVERSIGHT COMMITTEE. On the Effective Date, the Oversight Committee shall be constituted. In the case of the death, resignation or removal of a member of the Oversight Committee, the remaining members of the Oversight Committee shall have the power to fill any such vacancy. In the event of a vacancy in all of the positions of the Oversight Committee due to the death or simultaneous resignation of all of the members of the Oversight Committee, then the Liquidating Trustee shall nominate three Persons to fill such vacancies and such successor members shall be appointed, with such appointment to be effective upon a majority vote in favor of such appointment by the holders of the uncertificated beneficial interests in the Liquidating Trust.

              6.3.2 DUTIES OF THE OVERSIGHT COMMITTEE. The Oversight Committee shall review the activities and performance of and advise the Liquidating Trustee, and will have authority to replace the Liquidating Trustee. Any vacancy on the Oversight Committee shall be filled as soon as practical, subject to the provisions of the Liquidating Trust Agreement.

              6.3.3 TERMINATION OF COMMITTEE. The Committee shall continue to serve until the Effective Date of the Plan.

              6.3.4 PRESERVATION OF LITIGATION CLAIMS. In accordance with
Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan, all Litigation Claims are retained and reserved for the benefit of holders of Claims in Class 6.

              6.3.5 CREATION OF THE LIQUIDATING TRUST; TRANSFER OF ASSETS. On the Effective Date, the Liquidating Trust shall be established. Professional Fees for services rendered after the Effective Date by Professionals retained by the Liquidating Trustee or the Oversight Committee shall be paid by the Liquidating Trust out of assets available to pay Claims in Classes 5 and 6. In addition, all reimbursable expenses incurred by members of the Oversight Committee and fees and expenses of the Liquidating Trustee shall be paid by the Liquidating Trust. Prior to payment, all requests for post-Effective Date fees and expenses must be presented to: (i) the Liquidating Trustee, (ii) each member of the Oversight Committee, and (iii) their retained attorneys. The Liquidating Trustee and the Oversight Committee shall have twenty days after the receipt of any such request to object to any expense item or fee contained therein. If the Oversight Committee and the Liquidating Trustee cannot agree on the amount of post-Effective Date fees and expenses, such dispute shall be determined by the Bankruptcy Court. Pursuant to Section 1123(a)(5)(B) of the Bankruptcy Code, on the Effective Date or as soon thereafter as practicable, the Purchase Proceeds shall be irrevocably transferred and assigned to the Liquidating Trust, to be held in trust for the benefit of all holders of Allowed Claims in Classes 5 and 6 pursuant to the terms of the Plan and the Liquidating Trust Agreement. Except as otherwise provided in the Plan or in the Liquidating Trust Agreement, title to the Purchase Proceeds shall transfer to the Liquidating Trust free and clear of all Claims, Equity Interests and Liens. For federal income tax purposes, the holders of Allowed Claims in Classes 5 and 6 shall be treated as the grantors, deemed owners and beneficiaries of the Liquidating Trust. Accordingly, for federal income tax purposes, the transfer of the Purchase Proceeds to the Liquidating Trust shall be a deemed transfer by the Debtors of the Purchase Proceeds to the holders of Allowed Claims in Classes 5 and 6, followed by a contribution of the Purchase Proceeds to the Liquidating Trust by the holders of the Allowed Claims in Classes 5 and 6.

              6.3.6 TRANSFER OF LITIGATION CLAIMS. On the Effective Date or as soon thereafter as practicable, all Litigation Claims shall be transferred and assigned to the Liquidating Trust. In accordance with Section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall become vested with, in its capacity as the representative of the Debtors' Estates under Section 1123(b)(3)(B) of the Bankruptcy Code, and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any Litigation Claim. For federal income tax purposes, the transfer of the Litigation Claims to the Liquidating Trust shall be a deemed transfer by the Debtors of the Litigation Claims to the holders of Allowed Claims in Class 6, followed by a contribution of the Litigation Claims to the Liquidating Trust by the holders of the Allowed Claims in Class 6. The Liquidating Trustee shall determine the fair market value of the Litigation Claims on the Effective Date, and such valuation shall be used by the Debtors, Reorganized Drug Emporium, the Liquidating Trust, the Liquidating Trustee and the holders of Allowed Claims in Class 6 for all federal income tax purposes.

              6.3.7 LIQUIDATING TRUSTEE. The Liquidating Trust shall have one Liquidating Trustee. The Liquidating Trustee selected by the Oversight Committee shall be subject to approval by the Bankruptcy Court as part of the Confirmation Hearing. Pursuant to the Liquidating Trust Agreement, the Oversight Committee shall have the power to fill any vacancy created by the death, resignation or removal of the Liquidating Trustee, and the Oversight Committee shall have the authority to remove the Liquidating Trustee for any reason.

              6.3.8 STATUS OF THE LIQUIDATING TRUSTEE. The Liquidating Trustee will directly and indirectly be the representative of the Debtors' Estates as that term is used in Section 1123(b)(3)(B) of the Bankruptcy Code and will have the rights and powers provided for in the Bankruptcy Code, including Section 1107 thereof, in addition to any rights and powers granted in the Plan and the Liquidating Trust Agreement. The Liquidating Trustee will be the successor-in-interest to the Debtors with respect to any action which was or could have been commenced by the Debtors prior to the Effective Date and shall be deemed substituted for the same as the party in such litigation. Notwithstanding the foregoing, Reorganized Drug Emporium shall retain the right to object to all Claims, including the right to assert any defenses, offsets and counterclaims to such Claims, other than Claims in Classes 5 and 6. The Liquidating Trustee may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any Litigation Claim. All actions, claims, rights or interests constituting Trust Assets, are preserved and retained and may be enforced by the Liquidating Trustee as the representative of the Debtors' Estates pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code. The Liquidating Trustee will be a party-in-interest as to all matters over which the Bankruptcy Court has jurisdiction or retains jurisdiction under the Plan.

              6.3.9 AUTHORITY. Subject to any limitations contained in, or as otherwise provided by the Plan or the Liquidating Trust Agreement, the Liquidating Trustee shall have the following powers, authorities and duties, by way of illustration and not of limitation:

                            (i) to manage, sell, transfer, assign or deal in any
              other manner with any of the Trust Assets in such manner not otherwise provided for herein as the Liquidating Trustee may deem advisable consistent with the terms of the Plan;

                            (ii) to release, convey or assign any right, title
              or interest in or to the Trust Assets or any portion thereof; and to do all things necessary or appropriate to perform any obligations required to be performed by the Liquidating Trust under the terms of any agreement relating to the Trust Assets;

                            (iii) to collect, receive, hold, manage, invest and
              distribute any and all money and other property which are Trust Assets and to give full discharge and acquittance therefor; provided, however, that the Liquidating Trustee may only invest Cash of the Liquidating Trust in Eligible Investments (as defined in the Liquidating Trust Agreement);

                            (iv) subject to the terms of the Plan, to retain and
              set aside funds out of the Trust Assets as the Liquidating Trustee shall deem necessary or appropriate to pay, or provide for the payment of: (i) the unpaid liabilities, debts or obligations of the Liquidating Trust, (ii) contingencies, (iii) the expenses of administering the Trust Assets and (iv) the expenses of the members of the Oversight Committee;

                            (v) to do and perform any acts or things necessary
              or appropriate for the conservation and protection of the Trust Assets, and in connection therewith to employ brokers or other agents and to confer upon them such authority as the Liquidating Trustee may deem necessary or appropriate, and to pay reasonable compensation therefor;

                            (vi) in accordance with Section 1123(b)(3)(B) of the
              Bankruptcy Code, the Plan and the Liquidating Trust Agreement, to engage in, intervene in, prosecute, join, defend, compound, settle, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Plan, the Liquidating Trust, the Trust Assets or the Liquidating Trust's affairs, to enter into agreements relating to the foregoing, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof, all in the name of the Liquidating Trust if necessary or appropriate, and institute or continue actions which were or otherwise could have been brought by the Debtors, and prosecute or defend all litigation or appeals on behalf of the Debtors and, when appropriate, settle such actions and claims; provided, however, that the Liquidating Trustee shall obtain Bankruptcy Court approval prior to any settlement of any Litigation Claim for an amount greater than $1,000,000;

                            (vii) in accordance with Section 1123(b)(3) of the
              Bankruptcy Code, to own and retain, and prosecute, enforce, compromise, settle, release, or otherwise dispose of, any and all claims, defenses, counterclaims, setoffs, and recoupments belonging to the Debtors or the Debtors' Estates; provided, however, that the Liquidating Trustee shall obtain Bankruptcy Court approval prior to any settlement of any Litigation Claim for an amount greater than $1,000,000;

                            (viii) to assign its rights under the Plan;

                            (ix) to file any and all documents and take any and
              all such other action as the Liquidating Trustee, in its sole judgment, may deem necessary in order that the Liquidating Trustee may lawfully carry out the purposes of the Liquidating Trust in any jurisdiction;

                            (x) to review any Claims in Classes 5 and 6 in the
              Chapter 11 Cases and file or litigate objections to the allowance of any such Claims and seek to estimate them and to prosecute, enforce, compromise, settle or release such Claims;

                            (xi) to pay and discharge any costs, expenses,
              professional fees or obligations deemed necessary to preserve or enhance the liquidation value of the Trust Assets, discharge duties under the Plan or perform the purpose of the Plan and the Liquidating Trust Agreement; payment of such fees and expenses will not require Bankruptcy Court approval;

                            (xii) to open and maintain bank accounts and deposit
              funds, draw checks and make disbursements in accordance with the Plan and the Liquidating Trust Agreement;

                            (xiii) to select and engage such Persons, and select
              and engage such professional advisors, including, without limitation, any Professional previously retained by the Debtors or the Committee, in accordance with the terms of the Plan and the Liquidating Trust Agreement, as the Liquidating Trustee deems necessary and desirable to assist it in fulfilling its obligations under the Liquidating Trust Agreement and the Plan and pay the reasonable fees of such Persons and reimburse such Persons for their reasonable out-of-pocket costs and expenses upon approval of the same by the Oversight Committee subject to Section 6.3.5 of the Plan. To the extent that the Liquidating Trustee is licensed and capable of doing so, the Liquidating Trustee may serve as its own attorney, accountant, and/or tax specialist in conjunction with any of the rights, powers, and duties of the Liquidating Trustee under the Plan;

                            (xiv) to enforce, waive, assign or release rights,
              privileges or immunities of any kind;

                            (xv) to in general, without in any manner limiting
              any of the foregoing, deal with the Trust Assets or any part or parts thereof in all other ways as would be lawful for any person owning the same to deal therewith, whether similar to or different from the ways herein specified, but in all events subject to and consistent with the terms of the Plan;

                            (xvi) to obtain and pay for insurance coverage
              relative to the proper performance of its duties under the Plan and the Liquidating Trust Agreement, and to provide indemnification for itself and others provided for in the Plan and the Liquidating Trust Agreement;

                            (xvii) to establish and maintain any accounts, and
              establish such additional reserves, funds, and accounts out of the Trust Assets as may be necessary for carrying out the provisions of the Liquidating Trust Agreement which are consistent with the terms of the Plan; provided, however, that the Liquidating Trustee may only retain cash or cash equivalents in amounts reasonably necessary to meet Claims (including Disputed Claims) held by holders of Claims in Classes 5 and 6, contingent liabilities and/or to maintain the value of the Trust Assets during liquidation;

                            (xviii) as soon as is practicable, ask the
              Bankruptcy Court to enter the final decree which fully and finally closes the Chapter 11 Cases;

                            (xix) to seek any relief from or resolution of any
              disputes by the Bankruptcy Court;

                            (xx) to appear and participate in any proceeding
              before the Bankruptcy Court with respect to any matter regarding or relating to the Plan, the Liquidating Trust or the Oversight Committee;

                            (xxi) to issue and authenticate any securities
              issued by the Liquidating Trust;

                            (xxii) to confer with the members of the Oversight
              Committee regarding any potential action to be taken, or not taken, by the Liquidating Trustee; and

                            (xxiii) without limitation, to do any and all things
              necessary to accomplish the purposes of the Plan and the Liquidating Trust Agreement.

         In addition, the Liquidating Trustee shall have the right to seek Bankruptcy Court approval of any action to be undertaken by the Liquidating Trust.

              6.3.10 COMPENSATION AND REIMBURSEMENT OF EXPENSES. The Liquidating Trustee shall be compensated for its services in accordance with the terms approved as part of the Confirmation Hearing, and the Liquidating Trustee and the members of the Oversight Committee shall be reimbursed for their expenses incurred in connection with the performance of their duties under the Plan and the Liquidating Trust Agreement in accordance with the terms of the Liquidating Trust Agreement.

              6.3.11 AMENDMENTS TO LIQUIDATING TRUST AGREEMENT. The Liquidating Trust Agreement may be amended from time to time, without modifying the Plan, with the approval of a majority of the members of the Oversight Committee, except that the Liquidating Trust Agreement shall not be amended to materially alter the priority of Claims or distribution scheme under the Plan.

              6.3.12 DISTRIBUTIONS; PURCHASE PROCEEDS; DE MINIMIS DISTRIBUTIONS. Reorganized Drug Emporium shall be responsible for all Distributions under the Plan to all Classes then entitled to such Distributions, other than holders of Allowed Claims in Classes 5 and 6, and the Liquidating Trust shall be responsible for all Distributions under the Plan to holders of Allowed Claims in Classes 5 and 6. The Liquidating Trust shall make interim distributions of Net Distributable Cash from time to time, to all Classes then entitled to such a Distribution on at least an annual basis. Net Distributable Cash shall be distributed (i) first, to the holders of Allowed Claims in Class 5 until such Claims are satisfied in full and (ii) second, all remaining Net Distributable Cash on such Distribution Date and all Net Distributable Cash available on each subsequent Distribution Date shall be distributed on a Pro Rata basis to the holders of Allowed Claims in Class 6. Any Net Distributable Cash remaining after satisfaction in full of the Allowed Claims in Class 6 and payment of all of the expenses of the Liquidating Trust shall be distributed to the holders of Allowed Claims in Class 6 on a Pro Rata basis. The Liquidating Trustee shall not be required to make any Distribution to any holder of an Allowed Claim in Class 5 or 6, except on the Final Distribution Date and at least once per annum. If a holder of an Allowed Claim in Class 6 does not receive a Distribution due to the provisions of this paragraph on any Distribution Date, then such Claim (so long as it is an Allowed Claim) will remain eligible for Distributions on any subsequent Distribution Date, subject to the provisions of this paragraph. In all events, the holders of Allowed Claims in Class 6 which have not received a Distribution on any previous Distribution Dates because of this provision, will receive such Distribution on the Final Distribution Date.

              6.3.13 SPECIAL DISTRIBUTION PROCEDURES FOR LITIGATION CLAIMS. The Liquidating Trust shall make Distributions of the Net Litigation Recovery in accordance with the Plan and the Liquidating Trust Agreement; provided that such Distributions may occur on or before the next Distribution Date after receipt of such net recoveries, in the sole discretion of the Liquidating Trustee and subject to Section 6.3.12 of the Plan.

              6.3.14 TERMINATION OF LIQUIDATING TRUST. Upon the distribution of all of the Trust Assets, including any recoveries from Litigation Claims, and the preparation and filing of any tax returns, the Liquidating Trust shall be terminated, and the Liquidating Trustee and Oversight Committee shall have no further responsibilities or duties; provided, however, that the Trust shall terminate no later than the fifth anniversary of the Effective Date, unless otherwise ordered by the Bankruptcy Court in accordance with the provisions of the Liquidating Trust Agreement.

              6.3.15 DISPUTE RESOLUTION. In the event of a dispute between the Liquidating Trustee and the Oversight Committee involving an allegation that either party has failed to act in a manner consistent with the Plan or the Liquidating Trust Agreement, or is in breach of any applicable fiduciary duty, the parties shall meet and confer and attempt to reach a consensual resolution of the dispute. Should a consensual resolution not be reached, either party may seek appropriate relief from the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction to resolve such disputes.

              6.3.16 LIMITATIONS ON LIQUIDATING TRUSTEE'S AND OVERSIGHT COMMITTEE'S LIABILITY. Subject to applicable law, neither the Liquidating Trustee nor any member of the Oversight Committee shall be liable for any act or omission, except to the extent that such act or omission is determined by a court of competent jurisdiction to be the result of such Person's own gross negligence, willful fraud or other willful misconduct. The foregoing limitation on liability will apply equally to the agents, employees or Professionals of the Liquidating Trustee or the Oversight Committee acting on behalf of the Liquidating Trustee or the Oversight Committee in the fulfillment of their duties under the Plan and the Liquidating Trust Agreement. Neither the Liquidating Trustee, any of the holders of beneficial interests in the Liquidating Trust nor the members of the Oversight Committee shall be personally liable with respect to any liabilities or obligations of the Liquidating Trust or any liabilities or obligations relating to the Trust Assets, including, without limitation, those arising under the Liquidating Trust Agreement or with respect to the Liquidating Trust or the Trust Assets, and all persons dealing with the Liquidating Trust must look solely to the Trust Assets for the enforcement of any claims against the Liquidating Trust or the Trust Assets.

              6.3.17 ALLOCATIONS FOR TAX PURPOSES. The Liquidating Trustee shall be responsible for allocating the Liquidating Trust's tax-related items each year to the holders of Allowed Claims in Class 6. For each tax-related item, the amount allocated to each holder of an Allowed Claim in Class 6 shall equal the product of (A) the total tax-related item, multiplied by (B) a fraction, the numerator of which is the value of the holder's Allowed Claim in Class 6 on the Effective Date, and the denominator of which is the sum of the value of all Allowed Claims in Class 6 on the Effective Date. Each holder of an Allowed

Claim in Class 6 will be responsible for the tax due on its pro rata share of the Liquidating Trust's tax-related items.

              ARTICLE 7. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         7.1 EXECUTORY CONTRACTS. All executory contracts set forth on the schedule of assumed executory contracts filed with the Bankruptcy Court prior to the Effective Date, pursuant to Section 10.2 of the Acquisition Agreement, shall be deemed assumed by Reorganized Drug Emporium, as of the Effective Date, except for any executory contract: (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date or (ii) as to which a motion for approval of the rejection of such executory contract, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date.

         7.2 UNEXPIRED LEASES. All unexpired leases set forth on the schedule of assumed unexpired leases filed with the Bankruptcy Court prior to the Effective Date, pursuant to Section 10.2 of the Acquisition Agreement, shall be deemed assumed by Reorganized Drug Emporium, as of the Effective Date, except for any unexpired lease: (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; or (ii) as to which a motion for approval of the rejection of such unexpired lease, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date.

         7.3 DEEMED REJECTION. All executory contracts and unexpired leases not specified on the schedule of assumed executory contracts and unexpired leases filed with the Bankruptcy Court prior to the Effective Date, pursuant to Section
10.2 of the Acquisition Agreement, shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease: (a) that has been assumed pursuant to a Final Order entered on or before the Effective Date, or
(b) that is the subject of a pending motion to assume or an order relating to assumption that has not yet become a Final Order as of the Effective Date.

         7.4 APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order shall constitute: (i) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to the Plan or otherwise during the Chapter 11 Cases; and (ii) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan or otherwise during the Chapter 11 Cases. Notwithstanding anything contained herein to the contrary, and subject to the provisions of the Acquisition Agreement, the Debtors shall have the right to add or delete any executory contract or unexpired lease that is initially an assumed executory contract or an assumed unexpired lease on the schedules filed with the Bankruptcy Court on or before the Effective Date.

         7.5 CURE OF DEFAULTS. On the Effective Date or as soon thereafter as is practicable, Reorganized Drug Emporium, shall Cure any defaults under any executory contract or unexpired lease assumed pursuant to this Plan in accordance with Section 365(b)(1) of the Bankruptcy Code.

         7.6 POST-PETITION DATE CONTRACTS AND LEASES. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtors shall be performed by the Debtors or Reorganized Drug Emporium, as applicable, in the ordinary course of their business.

         7.7 BAR DATE. All proofs of Claim with respect to Claims arising from the rejection of any executory contract or unexpired lease shall be filed with the Bankruptcy Court no later than 30 days after the Effective Date. Any such Claim not so filed by that date shall be forever barred.

         7.8 INDEMNIFICATION OBLIGATIONS. Any obligations of Drug Emporium to indemnify any Person serving as a fiduciary of any employee benefit plan or employee benefit program of Drug Emporium, under charter, by-laws, contract, or applicable state law shall be deemed to be, and shall be treated as, an executory contract and assumed by Reorganized Drug Emporium on the Confirmation Date. Any obligation of Drug Emporium to indemnify, reimburse, or limit the liability of any Person, including but not limited to any officer or director of Drug Emporium or its Subsidiaries, or any agent, professional, financial advisor, or underwriter of any securities issued by Drug Emporium, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, by-laws, contract or applicable state law, shall be deemed to be, and shall be treated as, an executory contract and shall be deemed to (i) be rejected, canceled, and discharged pursuant to the Plan as of the Confirmation Date; and (ii) any and all Claims resulting from such obligations are disallowed under Section 502(e) of the Bankruptcy Code. Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs or prejudices the rights of any Person covered by any applicable D&O Policy with respect to such policy or policies. Moreover, subject to the provisions of the Acquisition Agreement, Reorganized Drug Emporium shall maintain in force for a period of 2 years following the Effective Date appropriate D&O Policies covering pre-Effective Date directors and officers of the Debtors and containing substantially the same provisions and limits of coverage as the policies that were in force on the Petition Date.

         ARTICLE 8. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

         8.1 UNCERTIFICATED BENEFICIAL INTERESTS. On the Effective Date, holders of Allowed Claims in Classes 5 and 6 shall own uncertificated beneficial interests in the Liquidating Trust, which will entitle such holders of Allowed Claims to the Distributions specified by the provisions of the Plan. Such uncertificated beneficial interests shall not be transferable other than by operation of law.

         8.2 SECTION 1145 EXEMPTION. In accordance with Section 1145 of the Bankruptcy Code, the issuance of the uncertificated beneficial interests in the Liquidating Trust in accordance with the Plan is exempt from the registration requirements of Section 5 of the Securities Act, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealer in such securities and is deemed to be a public offer of such securities.

                        ARTICLE 9. CONDITIONS PRECEDENT

         9.1 CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan:

                  (a) The Acquisition Agreement has not been terminated;

                  (b) The Bankruptcy Court shall have entered Final Order approving the Disclosure Statement with respect to this Plan;

                  (c) The Confirmation Order has been entered in form and substance reasonably acceptable to the Debtors and Snyder's; and

                  (d) The Confirmation Order:

                           (i) contains only provisions that are nonseverable
                  and mutually dependent;

                           (ii) provides that all executory contracts or
                  unexpired leases assumed by Reorganized Drug Emporium during the Chapter 11 Cases or under this Plan shall remain in full force and effect for the benefit of Reorganized Drug Emporium notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and (f) of the Bankruptcy
                  Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

                           (iii) except as expressly provided in this Plan,
                  discharges the Debtors as of the Confirmation Date from all Claims and any "debt" (as that term in defined in Section 101(12) of the Bankruptcy Code) that arose on or before the Confirmation Date, and the Debtors' liability in respect of such Claims and debts shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or under this Plan, or obligation of the Debtors incurred before the Confirmation Date, or from the Debtors' conduct before the Confirmation Date, or that otherwise arose before the Confirmation Date including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                           (iv) does not provide for the liquidation of all or
                  substantially all of the Debtors' property and Confirmation must not likely be followed by the liquidation of Reorganized Drug Emporium or the need for further financial reorganizations; and,

                           (v) in accordance with Section 1123(b)(3)(B) of the
                  Bankruptcy Code, approves the Liquidating Trust Agreement and specifically appoints the Liquidating Trustee in accordance with the Plan.

         9.2 CONDITIONS TO EFFECTIVENESS. The following are conditions precedent to the occurrence of the Effective Date:

                  (a) The Confirmation Date has occurred;

                  (b) The Confirmation Order is a Final Order, except that the Debtors reserve the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal;

                  (c) No request for revocation of the Confirmation Order under
         Section 1144 of the Bankruptcy Code has been made, or, if made, remains pending;

                  (d) The Bankruptcy Court in the Confirmation Order has approved the retention of jurisdiction provisions in ARTICLE 12 of the Plan;

                  (e) All documents necessary to implement the transactions contemplated by this Plan are made in form and substance reasonably acceptable to the Debtors, Snyder's and the Committee;

                  (f) The Liquidating Trust and Reorganized Drug Emporium retain sufficient Cash on the Effective Date to make required Distributions to holders of Allowed Claims on the Effective Date;

                  (g) Reorganized Drug Emporium receives all regulatory approvals including, if applicable, HSR Act approval, which have become final and nonappealable or any period of objection by regulatory authorities has expired, as applicable, and all other material approvals, permits, authorization, consents, licenses, and agreements from other third parties necessary or appropriate to permit the transactions contemplated by the Plan and any related agreements and to permit Reorganized Drug Emporium to carry on its business after the Effective Date in a manner consistent in all material respects with the manner in which it was carried on before the Effective Date (collectively, the "Approvals"). The Approvals must not contain any condition or restriction that materially impairs Reorganized Drug Emporium's ability to carry on its business in a manner consistent in all respects with the manner as proposed to be carried on by Reorganized Drug Emporium under the Plan;

                  (h) Reorganized Drug Emporium has secured and obtained Bankruptcy Court approval for an Exit Financing Facility consistent with Section 6.2.2; and

                  (i) The Bankruptcy Court has approved the appointment of the Liquidating Trustee and the members of the Oversight Committee.

         9.3 WAIVER OF CONDITIONS. Subject to the Acquisition Agreement, the conditions to Confirmation and the Effective Date may be waived in whole or in part by the Debtors at any time without notice, an order of the Bankruptcy Court, or any further action other than proceeding to Confirmation and consummation of the Plan.

                ARTICLE 10. NON-ALLOWANCE OF PENALTIES AND FINES

         Except as expressly provided for in the Plan, no Distribution shall be made under this Plan on account of, and no Allowed Claim (whether Secured, Unsecured, Priority or Administrative) shall include, any fine, penalty, or exemplary or punitive damages relating to or arising from any default or breach by the Debtors, and any Claim on account of such fine, penalty, or exemplary or punitive damages shall be deemed to be disallowed, whether or not an objection is filed to such Claim.

              ARTICLE 11. TITLE TO PROPERTY; DISCHARGE; INJUNCTION

         11.1 REVESTING OF ASSETS. Subject to the provisions of this Plan, the property of the Estates of the Debtors shall vest in Reorganized Drug Emporium, and the Trust Assets shall vest in the Liquidating Trust, on the Effective Date. As of the Effective Date, all such property shall be free and clear of all Liens, Claims, and Equity Interests, except as otherwise provided in this Plan. From and after the Effective Date, Reorganized Drug Emporium may operate its business, and may use, acquire, and dispose of its property free of any restrictions of the Bankruptcy Code, including the employment of, and payment to, Professionals, except as otherwise provided in the Plan or the Confirmation Order.

         11.2 DISCHARGE. Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims including any interest accrued on General Unsecured Claims from the Petition Date and termination of all Equity Interests. Except as provided in the Plan or the Confirmation Order, Confirmation: (a) discharges the Debtors and Reorganized Drug Emporium from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of claim based on such debt is filed or deemed filed under
Section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is Allowed under Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminates all Equity Interests and other rights of Equity Interests in the Debtor except as expressly provided in the Plan.

         11.3 INJUNCTION. Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest, Equity Related Claim, or other right of an equity security holder that is terminated under the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts, liabilities, or terminated Equity Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Liquidating Trust or Reorganized Drug Emporium (including any officer or director acting as a representative of the Debtors or Reorganized Drug Emporium) to the extent that such action or proceeding arises from any act or omission of such party in connection with, relating to, or arising out of the Chapter 11 Cases, the negotiation and execution of the prepetition Acquisition Agreement, the negotiation and pursuit of Confirmation of the Plan or the consummation of the Plan except for such party's acts or omissions constituting gross negligence or willful misconduct as finally determined by a court of competent jurisdiction;
(b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against the Debtors, the Liquidating Trust, Reorganized Drug Emporium, or their respective property; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Liquidating Trust, Reorganized Drug Emporium, or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to the Debtors, the Liquidating Trust, Reorganized Drug Emporium, or their respective property; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or the Bankruptcy Code.

         11.4 EXCULPATION. None of Reorganized Drug Emporium, the Liquidating Trust, the Liquidating Trustee, the Oversight Committee, the Committee, Snyder's or any of their respective members, officers, directors or employees have or may incur any liability to any holder of a Claim or Equity Interest, including the holder of any Equity Related Claim, or any other party in interest, or any of their respective members or former members, agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the negotiation and execution of the prepetition Acquisition Agreement, the negotiation and pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan (the "Chapter 11 Activities") except for their acts or omissions constituting willful misconduct or gross negligence, as finally determined by a court of competent jurisdiction, and in all respects are entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities in connection with the Chapter 11 Activities. No holder of a Claim, Equity Interest or Equity Related Claim or any other party in interest, including their respective agents, employees, representatives, financial advisors, attorneys or affiliates, have any right of action against the Debtors, the Liquidating Trust, the Liquidating Trustee, the Oversight Committee, the Committee, Snyder's or Reorganized Drug Emporium or any of their respective officers, directors or employees for any act or omission in connection with the Chapter 11 Activities, except for their acts or omissions constituting willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. As of the Effective Date, the Debtors shall be deemed to have released its current and prior directors and officers from any claims or causes of action the Debtors may have against such parties, unless such claims or causes of action arise out of acts or omissions by such parties constituting willful misconduct or gross negligence. Nothing set forth in this
Section 11.4 shall preclude or otherwise impair the rights of (a) the SEC to administer and enforce the United States Federal securities laws or (b) the holder of a Claim, Equity Interest or Equity Related Claim from asserting any right of action under applicable law against the Liquidating Trust, the Liquidating Trustee, the Oversight Committee, Snyder's or any of their respective members, officers, directors or employees or the officers, directors or employees of the Debtors for any act or omission unrelated to the Chapter 11 Activities.

         11.5 PRESERVATION OF INSURANCE. The Debtor's discharge and release from Claims as provided in the Plan, except as necessary to be consistent with this Plan, do not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtor or any other Person.

                     ARTICLE 12. RETENTION OF JURISDICTION

         12.1 JURISDICTION. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court retains such jurisdiction over the Consolidated Chapter 11 Cases after the Effective Date as is legally permissible including, without limitation, jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

                  (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized under the Bankruptcy Code or the Plan;

                  (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtors are parties and to hear, determine and, if necessary, liquidate, any Claims arising from, or cure amounts related to, such assumption or rejection;

                  (d) Ensure that Distributions to holders of Allowed Claims are accomplished in accordance with the Plan;

                  (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications or motions involving the Debtors that may be pending on the Effective Date;

                  (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement, except as otherwise provided in the Plan;

                  (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;

                  (h) Modify the Plan before or after the Effective Date under
         Section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                  (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided in the Plan;

                  (j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

                  (k) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Liquidating Trust Agreement or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, the Confirmation Order or the Liquidating Trust Agreement except as otherwise provided in the Plan;

                  (l) Enter an order closing the Chapter 11 Cases which provides for retention of jurisdiction for the Bankruptcy Court for purposes of
         Section 11.4;

                  (m) Adjudicate the Litigation Claims (including those to be initiated and prosecuted by the Liquidating Trust as the Consolidated Estate's representative under Section 1123(b)(3)(B) of the Bankruptcy
         Code), and any other cause of action or claims of the Debtors;

                  (n) Resolve any disputes between the Liquidating Trustee and the Oversight Committee or the Liquidating Trustee and the Indenture Trustee; and

                  (o) Approve settlements of any Litigation Claims.

                  ARTICLE 13. AMENDMENT AND WITHDRAWAL OF PLAN

         13.1 AMENDMENT OF THE PLAN. Subject to the provisions of the Acquisition Agreement, at any time before the Confirmation Date, the Debtors may alter, amend, or modify the Plan under Section 1127(a) of the Bankruptcy Code provided that such alteration, amendment, or modification does not materially and adversely affect the treatment and rights of the holders of General Unsecured Claims (including holders of the Notes) under this Plan. After the Confirmation Date and before substantial consummation of the Plan as defined in
Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially and adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or applicable order of the Bankruptcy Court.

         13.2 REVOCATION OR WITHDRAWAL OF THE PLAN. Subject to the provisions of the Acquisition Agreement, the Debtors reserve the right to revoke or withdraw this Plan at any time before the Confirmation Date. If the Plan is withdrawn or revoked, then the Plan shall be deemed null and void and nothing contained in the Plan shall be deemed a waiver of any Claims by or against the Debtors or any other Person in any further proceedings involving the Debtors or an admission of any sort, and this Plan and any transaction contemplated by this Plan shall not be admitted into evidence in any proceeding.

                ARTICLE 14. ACCEPTANCE OR REJECTION OF THE PLAN

         14.1 IMPAIRED CLASSES TO VOTE. Each holder of a Claim or Equity Interest in an impaired Class shall be entitled to vote separately to accept or reject this Plan unless such holder is deemed to accept or reject this Plan.

         14.2 ACCEPTANCE BY CLASS OF CREDITORS AND HOLDERS OF INTERESTS. An impaired Class of holders of Claims shall have accepted this Plan if this Plan is accepted by at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have voted to accept or reject this Plan. An impaired Class of holders of Equity Interests shall have accepted this Plan if this Plan is accepted by at least two-thirds in amount of the Allowed Equity Interests of such Class that have voted to accept or reject this Plan. A Class of holders of Claims shall be deemed to accept this Plan in the event that no holder of a Claim within that Class submits a Ballot by the Ballot Date.

         14.3 CRAMDOWN. If any impaired Class of Claims entitled to vote shall not accept this Plan by the requisite statutory majorities provided in Section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to request that the Bankruptcy Court confirm this Plan under Section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims that are deemed to reject this Plan, the Debtor shall request the Bankruptcy Court to confirm this Plan under Section 1129(b) of the Bankruptcy Code.


                           ARTICLE 15. MISCELLANEOUS

         15.1 FILING OF OBJECTIONS TO CLAIMS. After the Effective Date, objections to Administrative Claims and all other Claims may be made and objections to Administrative Claims and Claims made before the Effective Date may be pursued by the Liquidating Trust, Reorganized Drug Emporium or any other Person properly entitled to do so after notice to Reorganized Drug Emporium and approval by the Bankruptcy Court; provided, however, that the Liquidating Trust may only object to a Claim in Class 5 or 6 and Reorganized Drug Emporium may not object to any Claim in Class 5 or 6. Any objections to

Administrative Claims and Claims made after the Effective Date shall be filed and served on the holders of such Administrative Claims and Claims not later than 90 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

         15.2 SETTLEMENT OF OBJECTIONS AFTER EFFECTIVE DATE. From and after the Effective Date, the Liquidating Trustee in consultation with the Oversight Committee may litigate to Final Order, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims in Classes 5 and 6 and may settle or compromise any Disputed Claim in Class 5 or 6 without notice and a hearing and without approval of the Bankruptcy Court. From and after the Effective Date, Reorganized Drug Emporium may litigate to Final Order, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims, except for Disputed Claims in Classes 5 and 6, and may settle or compromise any Disputed Claim, except for any Disputed Claim in Class 5 or 6, without notice and a hearing and without approval of the Bankruptcy Court.

         15.3 DISTRIBUTION RESERVE. In order to facilitate Pro Rata Distributions to holders of Allowed Claims in Classes 5 and 6, and if there are Disputed Claims in Class 5 or 6, the Liquidating Trust shall set aside in a separate, designated, interest-bearing reserve account the payments or Distributions applicable to such Disputed Claims as if such Disputed Claims were Allowed Claims, pending the allowance or disallowance of such Disputed Claims. Such funds held in reserve may be used first to satisfy the reasonable costs, expenses, and fees incurred by: (a) the Liquidating Trust in administering Distributions, (b) the Liquidating Trust in prosecuting Litigation Claims, (c) the Liquidating Trust in objecting to, litigating, and settling Disputed Claims and (d) the Oversight Committee and its Professionals. If the Liquidating Trust wishes to deposit or hold a lesser amount than required under this section and is unable to reach an agreement with the holder of the Disputed Claim on the amount to be deposited or held, the Bankruptcy Court shall fix the amount after notice and hearing. Upon Final Order with respect to a Disputed Claim in Class 5 or 6, the holder of such Disputed Claim, to the extent that Claim has been determined to be an Allowed Claim, shall receive from the Liquidating Trust that payment or Distribution to which it would have been entitled if the portion of the Claim so Allowed had been Allowed as of the Effective Date. Such payment or Distribution shall be made as soon as practical after the order Allowing the Claim has become a Final Order. The balance of the amount held by the Liquidating Trust, after such payment applicable to a previously Disputed Claim in Class 5 or 6 that has been disallowed in whole or in part, shall be distributed Pro Rata amongst the holders of Allowed Claims in Class 6 or continued to be held by the Liquidating Trust with regard to Disputed Claims in Classes 5 and 6 that are not yet resolved.

         15.4 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the claims register (for Claims), the transfer ledgers of the Indenture Trustee (for Notes) and the stock transfer ledgers of Drug Emporium (for Equity Interests) shall be closed, and no further changes in the record holders of any Claims, Notes or Equity Interests shall be permitted. Reorganized Drug Emporium, the Liquidating Trust and the Indenture Trustee shall have no obligation to recognize any transfer of any Claim, Note or Equity Interest occurring after the Distribution Record Date. Reorganized Drug Emporium, the Liquidating Trust and the Indenture Trustee shall be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register, the transfer ledgers of the Indenture Trustee or stock transfer ledgers of Drug Emporium as of the close of business on the Distribution Record Date.

         15.5 HOLDING OF, AND FAILURE TO CLAIM, UNDELIVERABLE DISTRIBUTIONS. Except with respect to the holders of Note Claims which are addressed in Section 5.6.3.5, all Distributions under the Plan are to be made by Reorganized Drug Emporium or the Liquidating Trust to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Record Date, unless Reorganized Drug Emporium has been notified in writing of a change of address, including without limitation, by the filing of a proof of claim or notice of transfer of claim filed by such holder that provides an address for such holder different from the address reflected on the Schedules. Except with respect to holders of Note Claims which are addressed in
Section 5.6.3.5, if any holder's Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until Reorganized Drug Emporium or the Liquidating Trust, as applicable, is notified of such holder's then current address, at which time all required Distributions shall be made to such holder. Undeliverable Distributions shall be held by Reorganized Drug Emporium or the Liquidating Trust, as applicable, until such Distributions are claimed. All claims for undeliverable Distributions shall be made on or before the earlier of (i) the six-month anniversary of the Distribution Date related to such undeliverable Distributions and (ii) sixty days prior to the Final Distribution Date. After such date, (i) all unclaimed Distributions held by Reorganized Drug Emporium shall revert to Reorganized Drug Emporium, and the Claim of any holder or successor to such holder with respect to such Distribution shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary; and (ii) all unclaimed Distributions held by the Liquidating Trust shall be shall be distributed by the Liquidating Trust on a Pro Rata basis to the other holders of Allowed Claims in Class 6, and the Claim of any holder or successor to such holder with respect to such Distribution shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

         15.6 TIME BAR TO CASH PAYMENTS. Checks issued on account of Allowed Claims, whether issued by Reorganized Drug Emporium, the Liquidating Trust or the Indenture Trustee, shall be null and void if not negotiated within sixty
(60) days from and after the date of issuance thereof. All funds held by the Indenture Trustee in respect of voided checks and any interest accrued thereon shall be promptly transferred from the Indenture Trustee to the Liquidating Trust. Requests for reissuance of any check shall be made directly to Reorganized Drug Emporium or the Liquidating Trust, as appropriate, by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such avoided check shall be made on or before the later of (a) the first anniversary of the Effective Date or (b) ninety (90) days after the date of issuance of such check; if such check represents a Distribution under this Plan on account of such Claim. After such date, all Claims in respect of voided checks shall be discharged and forever barred and shall (i) in the case of Claims in Class 5 and 6, be distributed by the Liquidating Trust on a Pro Rata basis to the holders of Allowed Claims in Class 6 and (ii) in the case of all other Claims, revert to Reorganized Drug Emporium.

         15.7 POST-EFFECTIVE DATE DISTRIBUTIONS. Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date.

         15.8 FRACTIONAL AMOUNTS. Notwithstanding anything contained herein to the contrary, payments of fractions of dollars will be made, but payments of fractions of cents will not be made. Whenever any payment of a fraction of a cent under this Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest cent (up or down), with half a cent being rounded down.

         15.9 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING. The Debtors, Reorganized Drug Emporium and the Liquidating Trust shall be authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, the Liquidating Trust Agreement, the Acquisition Agreement, and any securities issued in accordance with the Plan. All transactions required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously.

         15.10 EXEMPTION FROM TRANSFER TAXES. In accordance with Section 1146(c) of the Bankruptcy Code: (a) the issuance, distribution, transfer, or exchange of the New Common Stock, the uncertificated beneficial interests or other Estate property, including the transfer of the Trust Assets from the Debtors to the Liquidating Trust; (b) the creation, modification, consolidation, or recording of any deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or connection with, this Plan or the Confirmation Order; (c) the making, assignment, modification, or recording of any lease or sublease; or (d) the making, delivery, or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, the Confirmation Order, or any transaction contemplated above, or any transactions arising out of, contemplated by, or in any way related to, the foregoing shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment and the appropriate state or local government officials or agents shall be directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

         15.11 BINDING EFFECT. The Plan shall be binding on, and shall inure to the benefit of, the Debtors, Reorganized Drug Emporium, the Liquidating Trust, the Oversight Committee and the holders of all Claims and Equity Interests, including the holders of Equity Related Claims, and their respective successors and assigns.

         15.12 GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties and obligations of the Debtors, Reorganized Drug Emporium, the Liquidating Trust, the Oversight Committee and any other Person arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Ohio, without giving effect to Ohio's choice of law provisions.

         15.13 MODIFICATION OF PAYMENT TERMS. Reorganized Drug Emporium and the Liquidating Trust may modify the treatment of any Allowed Claim or Equity Interest in any manner adverse only to the holder of such Claim or Equity Interest at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim or Equity Interest treatment is being adversely affected.

         15.14 SETOFFS. The Debtors, Reorganized Drug Emporium, or the Liquidating Trust may, but are not required to, set off or recoup against any Claim or Equity Interest and the payments or other Distributions to be made under the Plan in respect of such Claim, claims of any nature whatsoever that arose before the Petition Date that the Debtors may have against the holder of such Claim or Equity Interest to the extent such Claims may be set off or recouped under applicable law, but neither the failure to do so nor the Allowance of any Claim or Equity Interest under the Plan shall constitute a waiver or release by the Debtors, Reorganized Drug Emporium or the Liquidating Trust of any such claim that it may have against such holder.

         15.15 NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either: (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery; (c) reputable overnight courier service, freight prepaid; or (d) by fax; addressed as follows:

               If to the Debtors:   DRUG EMPORIUM, INC.
                                    155 Hidden Ravines Drive
                                    Powell, Ohio 43065
                                    Attn: David L. Kriegel, Chairman and Chief
                                          Executive Officer
                                    Fax: (740) 548-6651

                         Copy to:   SQUIRE, SANDERS & DEMPSEY, L.L.P.
                                    40 N. Central Avenue, Suite 2700
                                    Phoenix, Arizona 85004
                                    Attn:    Craig D. Hansen, Esq.
                                             Daniel E. Garrison, Esq.
                                    Fax: (602) 253-8129

    If to Snyder's or Reorganized   SNYDER'S DRUG STORES, INC.
                   Drug Emporium:   14525 Highway 7
                                    Minnetonka, MN 55345
                                    Attn: Gordon Barker, Chairman and Chief
                                          Executive Officer
                                    Fax: (952) 936-2555

                         Copy to:   DORSEY & WHITNEY LLP
                                    Pillsbury Centre South
                                    220 South 6th Street
                                    Minneapolis, MN 55402
                                    Attn: John Thomas, Esq.
                                    Fax:  (612) 340-2868

       If to the Committee or the   OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.
             Oversight Committee:   230 Park Avenue
                                    New York, NY 10169-0075
                                    Attn: Scott L. Hazan, Esq.
                                          Brett H. Miller, Esq.
                                    Fax: (212) 682-6104

                     If to Fleet:   FLEET RETAIL FINANCE, INC.
                                    40 Broad Street
                                    Boston, MA 02109
                                    Attn: Robert J. DeAngelis
                                    Fax: (617) 434-4339


                                    RIEMER & BRAUNSTEIN, LLP
                                    Three Center Plaza
                                    Boston, Massachusetts 02108
                                    Attn: David S. Berman, Esq.
                                    Fax: (617) 880-3456

     If to the Liquidating Trust:   DRUG EMPORIUM LIQUIDATION TRUST
                                    155 Hidden Ravines Drive
                                    Powell, Ohio 43065
                                    Attn: Liquidating Trustee
                                    Fax: (740) 548-4508

 If to the United States Trustee:   OFFICE OF THE UNITED STATES TRUSTEE
                                    United States Department of Justice
                                    BP Tower
                                    200 Public Square
                                    20th Floor, Suite 3300
                                    Cleveland, Ohio 44114
                                    Attn: Andrew R. Vara, Esq.
                                    Fax:  (216) 522-4988

         15.16 DELIVERY OF NOTICES. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted in accordance with this Plan, such communication shall be deemed delivered by the next noon at point of arrival occurring on a Business Day following transmission; if sent by overnight courier in accordance with this Plan, such communication shall be deemed delivered within twenty-four hours of deposit with such courier or noon of the first Business Day following such deposit, whichever first occurs; and if sent by U.S. Mail in accordance with this Plan, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service; or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Plan may change its address for the purposes of this Plan by giving notice of such change in accordance with this section.

         15.17 SEVERABILITY. If any provision of this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, if this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, or if this Plan cannot be Confirmed under Section 1129 of the Bankruptcy Code, the Bankruptcy Court, at the Debtors' request, shall retain the power to alter and interpret such term to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregone, is valid and enforceable in accordance with its terms.

         15.18 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments and securities issued in connection with the Plan, Reorganized Drug Emporium and the Liquidating Trust, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Distributions under the Plan remain subject to any such withholding and reporting requirements. Reorganized Drug Emporium and the Liquidating Trust, as the case may be, shall be authorized to take all actions necessary to comply with such withholding and recording requirements. Notwithstanding any other provision of this Plan, each holder of an Allowed Claim that has received a Distribution of Cash, shall have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation on account of such Distribution. For tax purposes; Distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

         15.19 QUARTERLY FEES TO THE UNITED STATES TRUSTEE. Reorganized Drug Emporium shall pay all quarterly fees payable to the Office of the United States Trustee for the Debtor after Confirmation, consistent with applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and 28 U.S.C. ss. 1930(a)(6).

         15.20 METHOD OF PAYMENT. Payments of Cash required to be made under the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank at the election of the Person making such payment. Whenever any payment or Distribution to be made under the Plan is due on a day other than a Business Day, such payment or Distribution may instead be made, without interest, on the immediately following Business Day.

Dated:   Youngstown, Ohio          Respectfully submitted,
         July 25, 2001
                                   DRUG EMPORIUM, INC.
                                   FOR ITSELF, AND AS SOLE OR CONTROLLING
                                   SHAREHOLDER OF EACH OF THE SUBSIDIARIES

                                   By:    /s/ David L. Kriegel
                                      --------------------------------------
                                      Name: David L. Kriegel
                                      Title:   President

                                   SQUIRE, SANDERS & DEMPSEY L.L.P.

                                   By:   /s/ Craig D. Hansen
                                      --------------------------------------
                                         Craig D. Hansen
                                         Thomas J. Salerno
                                         Daniel E. Garrison

                                    EXHIBIT A

                           LIQUIDATING TRUST AGREEMENT


                                 [SEE EXHIBIT 2]

                                    EXHIBIT 2

                           LIQUIDATING TRUST AGREEMENT

                                 [see attached]

                           LIQUIDATING TRUST AGREEMENT


                                  BY AND AMONG



                                   THE DEBTORS


                                       AND


                              --------------------,
                             AS LIQUIDATING TRUSTEE

















                                      DATED

                               __________ __, 2001

                                TABLE OF CONTENTS


                                                                                                             Page No.
                                                                                                             --------
ARTICLE I DEFINITIONS.............................................................................................2

   SECTION 1.01       DEFINITIONS.................................................................................2
   SECTION 1.02       RULES OF CONSTRUCTION.......................................................................4

ARTICLE II ORGANIZATION...........................................................................................5

   SECTION 2.01       NAME........................................................................................5
   SECTION 2.02       OFFICE......................................................................................5
   SECTION 2.03       DECLARATION OF TRUST........................................................................5
   SECTION 2.04       APPOINTMENT OF LIQUIDATING TRUSTEE..........................................................5
   SECTION 2.05       ACCEPTANCE OF TRUST.........................................................................6
   SECTION 2.06       TAX TREATMENT OF TRUST......................................................................6
   SECTION 2.07       CONVEYANCE OF TRUST ASSETS..................................................................6
   SECTION 2.08       NATURE AND PURPOSE OF THE TRUST.............................................................6
   SECTION 2.09       INCORPORATION OF PLAN.......................................................................7
   SECTION 2.10       STATUS OF LIQUIDATING TRUSTEE...............................................................7

ARTICLE III BENEFICIARIES.........................................................................................7

   SECTION 3.01       RIGHTS OF BENEFICIARIES.....................................................................7
   SECTION 3.02       LIMIT ON TRANSFER OF INTERESTS OF BENEFICIARIES.............................................8
   SECTION 3.03       NO LEGAL TITLE IN BENEFICIARIES.............................................................8
   SECTION 3.04       MEETINGS OF BENEFICIARIES...................................................................8

ARTICLE IV THE LIQUIDATING TRUSTEE...............................................................................11

   SECTION 4.01       APPOINTMENT AND TENURE OF LIQUIDATING TRUSTEE..............................................11
   SECTION 4.02       TENURE, REMOVAL, AND REPLACEMENT OF THE LIQUIDATING TRUSTEE................................12
   SECTION 4.03       ACCEPTANCE OF APPOINTMENT BY SUCCESSOR LIQUIDATING TRUSTEE.................................12
   SECTION 4.04       REGULAR MEETINGS OF THE LIQUIDATING TRUSTEE AND THE OVERSIGHT COMMITTEE....................13
   SECTION 4.05       SPECIAL MEETINGS OF THE LIQUIDATING TRUSTEE AND THE OVERSIGHT COMMITTEE....................13
   SECTION 4.06       NOTICE OF, AND WAIVER OF NOTICE FOR, LIQUIDATING TRUSTEE AND OVERSIGHT COMMITTEE...........13
   SECTION 4.07       LIQUIDATING TRUSTEE, MANNER OF ACTING......................................................13
   SECTION 4.08       AUTHORITY..................................................................................13
   SECTION 4.09       DISPUTE RESOLUTION.........................................................................16
   SECTION 4.10       AUTHORITY WITH RESPECT TO LITIGATION CLAIMS................................................16
   SECTION 4.11       COMPENSATION AND REIMBURSEMENT OF LIQUIDATING TRUSTEE AND PROFESSIONALS....................16
   SECTION 4.12       NO IMPLIED OBLIGATIONS.....................................................................17
   SECTION 4.13       UNKNOWN PROPERTY AND LIABILITIES...........................................................17

ARTICLE V ADMINISTRATION OF THE TRUST............................................................................17

   SECTION 5.01       DISTRIBUTIONS..............................................................................17
   SECTION 5.02       ACCOUNTS; ELIGIBLE INVESTMENTS.............................................................17
   SECTION 5.03       DEPOSITS INTO ACCOUNTS.....................................................................18

   SECTION 5.04       DISTRIBUTIONS TO HOLDERS OF CLAIMS IN CLASSES 5 AND 6......................................18
   SECTION 5.05       DISTRIBUTIONS FROM THE DISTRIBUTION RESERVE................................................19
   SECTION 5.06       DELIVERY OF DISTRIBUTIONS..................................................................19
   SECTION 5.07       OPERATING EXPENSES.........................................................................19
   SECTION 5.08       FINAL DISTRIBUTION.........................................................................20
   SECTION 5.09       RESERVED...................................................................................20
   SECTION 5.10       REPORTS....................................................................................20
   SECTION 5.11       TAX AND OTHER REPORTS TO BENEFICIARIES.....................................................20
   SECTION 5.12       TAX RETURNS/TAX MATTERS....................................................................20
   SECTION 5.13       ALLOCATIONS................................................................................21
   SECTION 5.14       LIMITATIONS ON LIQUIDATING TRUSTEE.........................................................21
   SECTION 5.15       FURTHER AUTHORIZATION......................................................................22

ARTICLE VI OVERSIGHT COMMITTEE...................................................................................22

   SECTION 6.01       OVERSIGHT COMMITTEE........................................................................22
   SECTION 6.02       MANNER OF ACTING...........................................................................22
   SECTION 6.03       OVERSIGHT COMMITTEE'S ACTION WITHOUT A MEETING.............................................23
   SECTION 6.04       TENURE, REMOVAL, AND REPLACEMENT OF THE MEMBERS OF THE OVERSIGHT COMMITTEE.................23
   SECTION 6.05       COMPENSATION...............................................................................24

ARTICLE VII DURATION OF TRUST....................................................................................24

   SECTION 7.01       DURATION OF TRUST..........................................................................24
   SECTION 7.02       CONTINUANCE OF TRUST FOR WINDING UP........................................................24

ARTICLE VIII INDEMNIFICATION; LIMITATIONS ON LIABILITY...........................................................24

   SECTION 8.01       GENERAL INDEMNIFICATION....................................................................24
   SECTION 8.02       NO RECOURSE................................................................................25
   SECTION 8.03       NO LIABILITY FOR ACTS OF PREDECESSOR.......................................................25
   SECTION 8.04       LIMITATION ON LIQUIDATING TRUSTEE'S AND OVERSIGHT COMMITTEE'S LIABILITY....................25
   SECTION 8.05       EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS.................................................25

ARTICLE IX MISCELLANEOUS PROVISIONS..............................................................................26

   SECTION 9.01       NOTICES....................................................................................26
   SECTION 9.02       EFFECTIVENESS..............................................................................26
   SECTION 9.03       COUNTERPARTS...............................................................................27
   SECTION 9.04       GOVERNING LAW..............................................................................27
   SECTION 9.05       SEVERABILITY OF PROVISIONS.................................................................27
   SECTION 9.06       ENTIRE AGREEMENT...........................................................................27
   SECTION 9.07       EFFECT OF DEATH, INCAPACITY OR BANKRUPTCY OF BENEFICIARY...................................27
   SECTION 9.08       EFFECT OF TRUST ON THIRD PARTIES...........................................................27
   SECTION 9.09       WAIVER.....................................................................................27
   SECTION 9.10       RELATIONSHIP CREATED.......................................................................28
   SECTION 9.11       TAX IDENTIFICATION NUMBERS.................................................................28
   SECTION 9.12       AMENDMENT OF TRUST AGREEMENT...............................................................28

EXHIBITS
EXHIBIT A         PLAN
EXHIBIT B         CONFIRMATION ORDER

                           LIQUIDATING TRUST AGREEMENT
                           ---------------------------


         This Liquidating Trust Agreement and Declaration of Trust (the "Trust Agreement") is entered into as of __________ __, 2001, by and among the Debtors, as transferors (the "Debtors") and ________________, as trustee (the "Liquidating Trustee").


                                    RECITALS
                                    --------

         A. On March 26, 2001, Drug Emporium, Inc. ("Drug Emporium") and its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "Bankruptcy Court"). That same day, the Debtors filed with the Bankruptcy Court their initial "Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code." The Chapter 11 cases are being jointly administered under Case No. 01-41066 (the "Chapter 11 Cases").

         B. On July 3, 2001, the Debtors filed in the Chapter 11 Cases their "First Amended Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code" (as amended, modified or otherwise supplemented, the "Plan"). The Bankruptcy Court entered its Order confirming the Plan (the "Confirmation Order") on __________ __, 2001. Copies of the Plan and the Confirmation Order are attached hereto as Exhibit "A" and "B" respectively, and are by this reference incorporated herein.

         C. Pursuant to the Plan, the Debtors have been substantively consolidated with and into Drug Emporium pursuant to the Confirmation Order.

         D. The Plan provides for the creation of a liquidating trust which will
(i) receive from the Debtors all of their respective Trust Assets transferred pursuant to the Plan, (ii) hold the Trust Assets of the Debtors (except as may otherwise be provided under the Plan) in trust for the benefit of all Beneficiaries and (iii) oversee and direct the liquidation of the Trust Assets held by it for the benefit of the Beneficiaries pursuant to the terms of the Plan and this Trust Agreement. This Trust Agreement is executed to establish the Trust and to facilitate implementation of the Plan.

         E. The primary purpose of the Trust is to (i) oversee and direct the liquidation of the Trust Assets for the benefit of the Beneficiaries in accordance with Treasury Regulation Section 301.7701-4(d) and (ii) distribute the Trust Assets or any proceeds thereof to the Beneficiaries. The Trust will not be operated with the objective of continuing or engaging in the conduct of a trade or business, except to the extent reasonably necessary to preserve or enhance the liquidation value of the Trust Assets, and consistent with the liquidating purpose of the Trust.

         F. This Trust is intended to qualify as a "grantor trust" for federal income tax purposes and the Liquidating Trustee shall operate and maintain the Trust in compliance with the guidelines for liquidating trusts as set forth in Internal Revenue Service Revenue Procedure 94-45, 1994-2 C.B. 684, and Treasury Regulation Section 1.671-4(a) and all subsequent guidelines regarding liquidating trusts issued by the Internal Revenue Service.

                                   ARTICLE I
                                   DEFINITIONS

Section 1.01      DEFINITIONS.

         For purposes of this Trust Agreement, unless the context otherwise requires, the following terms will have the definitions indicated below, all of which definitions are substantive terms of this Trust Agreement. Capitalized terms used in this Trust Agreement that are not otherwise defined herein have the meanings ascribed to them in the Plan or in the Bankruptcy Code, as appropriate. Defined terms include, as appropriate, all genders and the plural as well as the singular.

         "Accounts" means the Collection Account and the Distribution Reserve.

         "Beneficiaries" means the holders of Claims in Classes 5 and 6 that are Allowed Claims and their permitted transferees as the same shall appear in the records of the Liquidating Trustee, from time to time; provided, however, that upon the payment in full in accordance with the Plan of the holder of such Allowed Claim, such holder shall cease to be a Beneficiary of the Trust.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which national banking associations or state banking institutions in New York, New York or the city in which the Corporate Trust Office of the Liquidating Trustee is located are authorized or obligated by law or executive order or governmental decree to be closed.

         "Collection Account" has the meaning ascribed thereto in Section 5.02(a)(i).

         "Corporate Trust Office" means 155 Hidden Ravines Drive, Powell, Ohio 43065 or such other address designated by the Liquidating Trustee.

         "Debtors" means Drug Emporium, Inc. and its Subsidiaries, as debtors and debtors-in-possession in the Chapter 11 Cases, in accordance with Section 1107 and 1108 of the Bankruptcy Code.

         "Distribution Date" means the date or dates on which the Trust makes a distribution to the holders of Allowed Claims in Classes 5 and/or 6. The Liquidating Trustee shall determine in good faith the date or dates on which the Trust holds sufficient Net Distributable Cash to make a distribution to the holders of Allowed Claims in Classes 5 and/or 6; provided, however, that the Trust shall make a distribution on the Final Distribution Date regardless of the amount of Net Distributable Cash available for distribution. In addition, for so long as the Trust is in existence, there shall be at least one Distribution Date per annum.

         "Distribution Reserve" has the meaning ascribed thereto in Section 5.02(a)(ii).

         "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of its states or the District of Columbia, the deposits in which are insured by the Federal Deposit Insurance Corporation and that maintains a short-term unsecured debt rating of at least "A-1" by S&P or "P-1" by Moody's. Notwithstanding the foregoing, an institution that has corporate trust powers and that maintains the Collection Account or any other account maintained for the benefit of the Beneficiaries as a fully segregated trust account with the trust department of the institution shall not be required to meet the foregoing rating requirements and need only maintain a long-term unsecured debt rating of at least "Baa3" by Moody's or at least "BBB-" by S&P.

         "Eligible Investments" means book-entry securities entered on the books of the applicable registrar and held in the name of the Liquidating Trustee or its nominee and negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Liquidating Trustee or its nominee) that evidence:

                  (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency thereof;

                  (b) certificates of deposit (having original maturities of no more than 270 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any one of its states (or domestic branches of foreign banks), subject to supervision and examination by federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from either S&P or Moody's;

                  (c) commercial paper (having original maturities of no more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from either S&P or Moody's;

                  (d) notes (having original maturities of no more than 270 days) issued by any depository institution or trust company described in clause (b) above;

                  (e) bank time deposit and demand deposit accounts (having original maturities of no more than 270 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any one of its states (or domestic branches of foreign banks), subject to supervision and examination by federal or state banking or depository institution authorities, and having, at the time of the Issuer's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from either S&P or Moody's; or

                  (f) shares of entities (rated at least "AAAm" by S&P or at least "Aaa" by Moody's), commonly known as "money market" mutual funds or investment funds, the assets of which consist solely of the types of investments described in clauses (a) through (e) above.

         Notwithstanding the foregoing, securities that meet the following criteria are not Eligible Investments: (a) any security to which S&P has attached the symbol "r" in its rating and (b) any security that contains a noncredit risk that the symbol "r" was intended to highlight, whether or not the security is rated.

         "Exchange Act" means the United State Securities Exchange Act of 1934, as amended.

         "Final Decree" means the final decree which fully and finally closes the Chapter 11 Cases.

         "Final Distribution Date" means the Distribution Date on which the Liquidating Trustee distributes the remaining proceeds of the Trust Assets.

         "Fiscal Year" means the year beginning on the month and day of the Effective Date and ending on the month and day immediately prior thereto which, unless otherwise provided by the Liquidating Trustee, will be the Trust's tax and accounting reporting period.

         "Moody's" means Moody's Investors Service, Inc.

         "Person" means an individual, corporation, business trust, partnership, joint venture, association, joint stock company, limited liability company, trust, entity or unincorporated association.

         "Record Date" means the fifteenth Business Day preceding each Distribution Date.

         "Register" has the meaning ascribed thereto in Section 3.02(a).

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies.

         "Transfer Agent and Registrar" has the meaning ascribed thereto in
Section 3.02(a).

         "Transfer Date" means the Business Day immediately preceding the Distribution Date.

         "Trust" means the trust created pursuant to this Trust Agreement in accordance with the Plan.

         "Trust Assets" means all Purchase Proceeds, the Litigation Claims and all proceeds of the foregoing (including, without limitation, "proceeds" as defined in the Uniform Commercial Code).

         Section 1.02 RULES OF CONSTRUCTION.

         Except as otherwise expressly provided in this Trust Agreement or unless the context otherwise clearly requires:

              (a) References to designated articles, sections, and other subdivisions of this Trust Agreement, such as "Section 6.12 (a)", refer to the designated article, section, or other subdivision of this Trust Agreement as a whole and to all subdivisions of the designated article, section, or other subdivision. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular article, section or other subdivision of this Trust Agreement.

              (b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Trust Agreement.

              (c) Any party may execute any of the requirements under this Trust Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Trust Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Trust Agreement are implicitly available from time to time.

              (d) The term "including" and all its variations mean "including but not limited to." Except when used in conjunction with the word "either," the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both").

              (e) All accounting terms used in an accounting context and not otherwise defined shall be construed in accordance with generally accepted accounting principles.

              (f) In the computation of a period of time from a specified date to a later specified date or an open-ended period, the word "from" means "from and including" and the words "to" or "until" mean "to but excluding." Likewise, in setting deadlines or other periods, "by" means "on or before," and "after" means "from and after."

All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                                   ARTICLE II
                                  ORGANIZATION

         Section 2.01 NAME.

         This Trust shall be known as the "Drug Emporium Liquidation Trust", in which name the Liquidating Trustee may issue securities and otherwise conduct the affairs of the Trust.

         Section 2.02 OFFICE.

         The office of the Trust shall be in care of the Liquidating Trustee at its Corporate Trust Office or at any other address that the Liquidating Trustee may designate by written notice to the Beneficiaries.

         Section 2.03 DECLARATION OF TRUST.

         For good and valuable consideration, the receipt of which is hereby acknowledged by the undersigned, and pursuant to the terms of the Plan, the Debtors execute this Trust Agreement and, subject to the provisions of Section
2.06 below, irrevocably transfer, absolutely assign, convey, set over, and deliver to the Liquidating Trustee, and its successors and assigns, all of their right, title and interest in and to the Trust Assets transferred pursuant to the Plan in trust to and for the benefit of the Beneficiaries for the uses and purposes stated herein and in the Plan, except as may otherwise be specifically provided by the Plan. Effective as of the date hereof, the Liquidating Trustee shall have all the rights, powers and duties set forth herein and pursuant to applicable law for accomplishing the purposes of the Trust. The Liquidating Trustee is hereby authorized to file with the Secretary of State of the State of Ohio, or any other governmental authority, any documents necessary to establish the Trust.


         Section 2.04 APPOINTMENT OF LIQUIDATING TRUSTEE.

         The Liquidating Trustee is hereby appointed as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.05 ACCEPTANCE OF TRUST.

         The Liquidating Trustee accepts the Trust Assets and agrees to hold and administer the Trust Assets for the benefit of the Beneficiaries subject to the terms and conditions of this Trust Agreement and the Plan.

Section 2.06      TAX TREATMENT OF TRUST.

              (a) For United States federal income tax purposes, the transfer of the Trust Assets to the Trust pursuant to and in accordance with the Plan shall be reported as a disposition of the Trust Assets directly to and for the benefit of the Beneficiaries immediately followed by a contribution of the Trust Assets by the Beneficiaries to the Trust for the benefit of the Beneficiaries. The Beneficiaries will be treated as the grantors and owners of the Trust.

              (b) It is intended that the Trust qualify as a "grantor trust" for federal income tax purposes, and the Liquidating Trustee shall operate and maintain the trust in compliance with the guidelines for liquidating trusts as set forth in Internal Revenue Service Revenue Procedure 94-45, 1994-2 C.B. 684, and Treasury Regulation Section 1.671-4(a) and all subsequent guidelines regarding liquidating trusts issued by the Internal Revenue Service.

         Section 2.07 CONVEYANCE OF TRUST ASSETS.

              Except as otherwise provided by the Plan or this Trust Agreement, upon the Effective Date of the Plan, title to the Trust Assets shall pass to the Trust free and clear of all Claims and Equity Interests in accordance with
Section 1141 of the Bankruptcy Code.

         Section 2.08 NATURE AND PURPOSE OF THE TRUST.

              (a) PURPOSE. The Trust is a liquidating trust pursuant to which the Liquidating Trustee is to (i) hold the Trust Assets and dispose of the same in accordance with this Trust Agreement and the Plan in accordance with Treasury Regulation Section 301.7701-4(d) and (ii) oversee and direct the liquidation of the Trust Assets. Accordingly, the primary purpose of the Trust is to liquidate the Trust Assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to preserve or enhance the liquidation value of the Trust Assets, and consistent with, the liquidating purpose of the Trust.

              (b) MANNER OF ACTING. The Liquidating Trustee shall oversee the liquidation of the Trust Assets in a cost-effective manner in a reasonable time. The Liquidating Trustee shall make continuing efforts to make timely distributions and not unduly prolong the duration of the Trust. The liquidation of the Trust Assets may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise subject to the terms of the Plan. Notwithstanding anything to the contrary contained herein, the Trust shall not be permitted to receive or retain cash or cash equivalents in excess of a reasonable amount to: (i) meet all distributions, Claims and contingent liabilities; (ii) establish such reserves as provided herein and in the Plan; or
(iii) preserve or enhance the liquidation value of the Trust Assets during the term of the Trust.

              (c) RELATIONSHIP. This Trust Agreement is intended to create a trust and a trust relationship and to be governed and construed in all respects as a trust. The Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Liquidating Trustee or Beneficiaries, or any

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

of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Beneficiaries to the Liquidating Trustee shall be solely that of beneficiaries of a trust and shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Trust Agreement.

         Section 2.09 INCORPORATION OF PLAN.

         The Plan is hereby incorporated into this Trust Agreement and made a part hereof by this reference; provided, however, that in the event of any conflict between the terms of the Plan and this Trust Agreement, the terms of the Plan will control and govern.

         Section 2.10 STATUS OF LIQUIDATING TRUSTEE.

         The Liquidating Trustee will directly and indirectly be the representative of the Debtors' Estates as that term is used in Section 1123(b)(3)(B) of the Bankruptcy Code and will have the rights and powers provided for in the Bankruptcy Code, including Section 1107 thereof, in addition to any rights and powers granted in this Trust Agreement and in the Plan. The Liquidating Trustee will be the successor-in-interest to the Debtors with respect to any action which was or could have been commenced by the Debtors prior to the Effective Date and shall be deemed substituted for the same as the party in such litigation. Notwithstanding the foregoing, Reorganized Drug Emporium shall retain the right to object to all Claims, including the right to assert any defenses, offsets and counterclaims to such Claims, other than Claims in Classes 5 and 6. The Liquidating Trustee may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any Litigation Claim. All actions, claims, rights or interests constituting Trust Assets, are preserved and retained and may be enforced by the Liquidating Trustee as the representative of the Debtors' Estates pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code. The Liquidating Trustee will be a party-in-interest as to all matters over which the Bankruptcy Court has jurisdiction or retains jurisdiction under the Plan.

                                   ARTICLE III
                                  BENEFICIARIES

         Section 3.01 RIGHTS OF BENEFICIARIES.

         Each Beneficiary will be entitled to participate in the rights due to a Beneficiary hereunder. Each Beneficiary shall take and hold its uncertificated beneficial interest subject to all of the terms and provisions of this Trust Agreement and the Plan. The interest of a Beneficiary of the Trust is in all respects personal property, and upon the death, insolvency or incapacity of an individual Beneficiary, such Beneficiary's interest shall pass to the legal representative of such Beneficiary and such death, insolvency or incapacity shall not terminate or affect the validity of this Trust Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as herein expressly provided. No surviving spouse, heir or devisee of any deceased Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or any other right, statutory or otherwise, in the Trust Assets, but the whole title to all the Trust Assets shall be vested in the Liquidating Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Trust Agreement.

         Section 3.02 LIMIT ON TRANSFER OF INTERESTS OF BENEFICIARIES.

              (a) The interest of a Beneficiary in the Trust shall not be transferable except by operation of law. The Liquidating Trustee shall cause to be kept a register (the "Register"), which may be the claims docket filed with the Bankruptcy Court, in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (the "Transfer Agent and Registrar") shall provide for the registration of the beneficial interests of the Beneficiaries. The Transfer Agent and Registrar shall initially, and possibly permanently, be the Trust, and the Register shall initially, and possibly permanently, be kept at the Corporate Trust Office. Unless the context requires otherwise, any reference in this Trust Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and registrar appointed by the Liquidating Trustee.

              (b) The Transfer Agent and Registrar shall be permitted to resign upon 30 days' written notice to the Liquidating Trustee; provided, however, that such resignation shall not be effective and the Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Liquidating Trustee has appointed a successor Transfer Agent and Registrar.

              (c) Prior to any intended transfer, assignment, hypothecation, pledge, exchange or conveyance of a beneficial interest in the Trust, the transferring Beneficiary or such Beneficiary's legal representative shall submit to the Transfer Agent and Registrar evidence that the intended transfer is being effected pursuant to operation of law. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Beneficiary only upon, final acceptance and registration of the Transfer by the Transfer Agent and Registrar in the Register. Prior to the registration of any transfer by a Beneficiary, the Liquidating Trustee shall treat the person in whose name the beneficial interest is registered as the owner for all purposes, and the Liquidating Trustee shall not be affected by notice to the contrary. When a request to register the transfer of a beneficial interest is presented to the Transfer Agent and Registrar, the Transfer Agent and Registrar shall register the transfer or make the exchange as requested if its requirements for the transaction are met. A service charge in an amount determined by the Liquidating Trustee shall be payable by a Beneficiary to the Trust for any registration of transfer of a beneficial interest, and the Liquidating Trustee shall require payment by a Beneficiary to the Trust of a sum sufficient to cover any tax or governmental charge that may be imposed on any transfer of a beneficial interest. Failure of any Beneficiary or such Beneficiary's legal representative to comply with these provisions shall void any transfer of the related beneficial interest, and the proposed transferee shall have no rights under this Trust Agreement. Upon the transfer of a transferring Beneficiary's beneficial interest in the Trust as evidenced by the Register, such transferring Beneficiary shall have no further right, title or interest in the Trust Assets or the Trust.

         Section 3.03 NO LEGAL TITLE IN BENEFICIARIES.

         No Beneficiary shall have legal title to any part of the Trust Assets. No transfer by operation of law or otherwise, of the right, title and interest of any Beneficiary in and to the Trust Assets or hereunder shall operate to terminate this Trust or entitle any successor or transferee of such Beneficiary to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

         Section 3.04 MEETINGS OF BENEFICIARIES.

         In the event that a vote of the Beneficiaries is required pursuant to
Section 6.04(e) or any other provision of the Trust Agreement or the Plan the following provisions shall apply:

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

              (a) MEETING. Meetings of the Beneficiaries may be held whenever and wherever called for by the Liquidating Trustee.

              (b) NOTICES. Not less than ten (10) nor more than fifty (50) days (inclusive of the date of meeting) before the date of any meeting of the Beneficiaries and at the discretion of the person or persons calling the meeting, the Liquidating Trustee will cause a written notice setting forth the time, place and general purposes of the meeting to be deposited in the mail with postage prepaid, addressed to each Beneficiary listed in the Register at the last address as it then, or on the applicable record date, appears in the Register. Any Beneficiary may waive call or notice of any annual or special meeting (and any adjournment thereof) at any time before, during or after it is held. Attendance of a Beneficiary at any such meeting in person or by proxy will automatically evidence the waiver of call and notice of such meeting (and any adjournment thereof) unless the Beneficiary or the Beneficiary's proxy is attending the meeting for the express purpose of objecting to the transaction of business thereat because it has not been properly called or noticed. No call or notice of a meeting of the Beneficiaries will be necessary if each of them waives the same in writing or by attendance as aforesaid.

              (c) BENEFICIARIES OF RECORD. For the purpose of determining Beneficiaries entitled to notice of or to vote at any meeting of Beneficiaries (and at any adjournment thereof), or Beneficiaries entitled to express written consent to corporate action without a meeting, or in order to make a determination of Beneficiaries for any other lawful action, the Liquidating Trustee may fix in advance a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) nor less than ten (10) days prior to such other action.

         If no record date is fixed for determining Beneficiaries entitled to notice of or to vote at a meeting of Beneficiaries, the record date shall be at four o'clock (4:00) in the afternoon on the day before the day on which notice is given or, if notice is waived, at the commencement of the meeting. If no record date is fixed for determining Beneficiaries entitled to express written consent to corporate action without meeting, the record date shall be the time of the day on which the first written consent is served upon the Liquidating Trustee.

         A determination of Beneficiaries of record entitled to notice of or to vote at a meeting of Beneficiaries shall apply to any adjournment of the meeting; provided however, that the Liquidating Trustee may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments of any such meeting do not exceed thirty (30) days in the aggregate.

              (d) VOTING RECORD. The Liquidating Trustee shall make a complete record of the Beneficiaries entitled to vote at a meeting of the Beneficiaries (and at any adjournment thereof), arranged in alphabetical order, with the address and Pro Rata share of Allowed Claims in Classes 5 and 6 (of all Beneficiaries) of each Beneficiary. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Beneficiary during the whole time of the meeting for the purposes thereof.

              (e) PROXIES. Any Beneficiary entitled to vote thereat may vote by proxy at any meeting of the Beneficiaries (and at any adjournment thereof) which is specified in such proxy, provided that such Beneficiary's proxy is executed in writing by such Beneficiary or such Beneficiary's duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The burden of proving the validity of any proxy undated, irrevocable or otherwise contested at any such meeting of the Beneficiaries will rest with the person seeking to exercise the same. A telegram, cablegram or facsimile appearing to have been

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

transmitted by a Beneficiary or by such Beneficiary's duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

              (f) VOTING. Except as may otherwise be required by applicable law, each Beneficiary represented at any meeting of the Beneficiaries in person or by a proxy given as provided in Section 3.04(e) above, will be entitled to a number of votes equal to such Beneficiary's Pro Rata share of Allowed Claims in Classes 5 and 6 of all Beneficiaries. Any question submitted to the Beneficiaries will be resolved by a majority of the votes cast thereon provided that such votes constitute a majority of the quorum of the particular meeting, whether or not such quorum is then present. Unless demanded by a Beneficiary present in person or by proxy at any meeting of the Beneficiaries and entitled to vote thereat, or unless so directed by the Liquidating Trustee, the vote thereat on any question need not be by ballot. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

              (g) VOTING OF INTERESTS BY CERTAIN BENEFICIARIES. A beneficial interest held by a corporation may be voted by such corporation's officer, agent or proxy as its Bylaws may prescribe or, in the absence of such a bylaw provision, by any other person designated by resolution of its board of directors and such officer, agent or other person so designated may vote such corporation's beneficial interest in person or by proxy appointed by him.

         A beneficial interest held by an administrator, executor, guardian or conservator may be voted by such representative, either in person or by proxy, without a transfer of such beneficial interest into such representative's name. A beneficial interest standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by such representative, either in person or by proxy.

         A beneficial interest outstanding in the name of a receiver, trustee in bankruptcy or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. A beneficial interest held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into such receiver's or trustee's name, if authority to do so be contained in an appropriate order of the court by which such receiver or trustee was appointed.

         A Beneficiary whose beneficial interest is pledged shall be entitled to vote until the beneficial interest has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the beneficial interest so transferred.

         If a beneficial interest stands in the name of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two
(2) or more persons have the same fiduciary relationship respecting the same beneficial interest, unless the Liquidating Trustee is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

         (1) If only one votes, such person's act binds; (2) If more than one votes, the act of the majority so voting binds all; and (3) If more than one votes, but the vote is evenly split on any particular matter, each faction may vote the beneficial interest in question proportionally.

         A beneficial interest registered in the name of a married woman but not also registered in the name of her husband with such a designation of the mutual relationship noted in the Register, may be voted and all rights incident thereto may be exercised in the same manner as if she were unmarried.

         Beneficial interests belonging to the Trust or to another corporation, if a majority of the beneficial interests entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Trust, shall neither be entitled to vote nor counted for quorum purposes. Nothing, in this section shall be construed as limiting the right of the Trust to vote its own beneficial interests held by it in a fiduciary capacity.

              (h) QUORUM. At any meeting of the Beneficiaries, the presence in person or by proxy of the holders of a majority in number of all outstanding beneficial interests in the Trust will constitute a quorum of the Beneficiaries for all purposes. In the absence of a quorum, any meeting may be adjourned from time to time (but not exceeding thirty (30) days in the aggregate) by the Liquidating Trustee until a quorum is formed without notice by announcement at the meeting, or with notice pursuant to Section 3.04(b) above, if a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The Beneficiaries present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal or temporary absence of enough Beneficiaries to leave less than a quorum.

              (i) ORGANIZATION AND CONDUCT OF MEETINGS. Each meeting of the Beneficiaries will be called to order and thereafter chaired by the Liquidating Trustee. The Liquidating Trustee or its representative will act as secretary of each meeting of the Beneficiaries. After calling a meeting to order, the Liquidating Trustee may require the registration of all Beneficiaries intending to vote in person, and the filing of all proxies with the Liquidating Trustee. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations, of proxies will be accepted. Absent a showing of bad faith on its part, the Liquidating Trustee will, among other things, have absolute authority to fix the period of time allowed for the registration of Beneficiaries and the filing of proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal or question and answer portions thereof).

              (j) INFORMALITIES AND IRREGULARITIES. All informalities or irregularities in any call or notice of a meeting of the Beneficiaries, or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

              (k) ACTION BY BENEFICIARIES WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Beneficiaries of the Trust may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Beneficiaries entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of the Beneficiaries of the Trust.

                                   ARTICLE IV
                             THE LIQUIDATING TRUSTEE

         Section 4.01 APPOINTMENT AND TENURE OF LIQUIDATING TRUSTEE.

         The Liquidating Trustee will initially be appointed by the Oversight Committee. The appointment of the Liquidating Trustee shall be subject to approval by the Bankruptcy Court as part of the Confirmation Hearing. The Liquidating Trustee shall serve as trustee until its successor shall have been appointed in accordance with Section 4.02 or until resignation, death or removal.

         Section 4.02 TENURE, REMOVAL, AND REPLACEMENT OF THE LIQUIDATING
                      TRUSTEE.

         Subject to the provisions of Section 4.01 above, the authority of the Liquidating Trustee will be effective as of the Effective Date and will remain and continue in full force and effect until the Trust is terminated in accordance with Section 7.01. The service of the Liquidating Trustee will be subject to the following:

              (a) The Liquidating Trustee will serve until death, resignation pursuant to subsection (b) below, or removal pursuant to subsection (c) below;

              (b) The Liquidating Trustee may resign at any time by providing a written notice of resignation to the Oversight Committee. Such resignation will be effective when a successor is appointed as provided herein;

              (c) The Liquidating Trustee may be removed by resolution of the Oversight Committee for any reason;

              (d) In the event of a vacancy in the position of the Liquidating Trustee (whether by removal, death or resignation), the vacancy will be filled by the appointment of a successor Liquidating Trustee by resolution of the Oversight Committee. Furthermore, the appointment of the successor Liquidating Trustee will be evidenced by the filing with the Bankruptcy Court of a notice of appointment, which notice will include the name, address, and telephone number of the successor Liquidating Trustee;

              (e) Immediately upon appointment of any successor Liquidating Trustee, all rights, powers, duties, authority, and privileges of the predecessor Liquidating Trustee hereunder will be vested in and undertaken by the successor Liquidating Trustee without any further act; and the successor Liquidating Trustee will not be liable personally for any act or omission of the predecessor Liquidating Trustee; and

              (f) Upon the resignation of the Liquidating Trustee and the appointment of a successor, the resigning Liquidating Trustee will, if applicable, convey, transfer, and set over to the successor by appropriate instrument or instruments all of the funds, if any, then unconveyed or otherwise undisposed of and all other assets then in its possession and held hereunder.

         Section 4.03 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR LIQUIDATING
                      TRUSTEE.

         Any successor Liquidating Trustee appointed hereunder shall execute an instrument accepting such appointment and assuming all of the obligations of the retiring Liquidating Trustee hereunder and thereupon the successor Liquidating Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named herein; but the retiring Liquidating Trustee nevertheless shall, if applicable, when requested in writing by the successor Liquidating Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Liquidating Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Liquidating Trustee, and shall duly assign, transfer, and deliver to such successor Liquidating Trustee all property and money held hereunder.

         Section 4.04 REGULAR MEETINGS OF THE LIQUIDATING TRUSTEE AND THE
                      OVERSIGHT COMMITTEE.

         Meetings of the Liquidating Trustee and the Oversight Committee are to be held with such frequency and at such place as the Liquidating Trustee and the Oversight Committee may determine in their sole discretion, but in no event shall such meetings be held less frequently than annually.

         Section 4.05 SPECIAL MEETINGS OF THE LIQUIDATING TRUSTEE AND THE
                      OVERSIGHT COMMITTEE.

         Special meetings of the Liquidating Trustee and the Oversight Committee may be held whenever and wherever called for either by the Liquidating Trustee or the Oversight Committee.

         Section 4.06 NOTICE OF, AND WAIVER OF NOTICE FOR, LIQUIDATING TRUSTEE
                      AND OVERSIGHT COMMITTEE.

         Notice of the time and place (but not necessarily the purpose or all of the purposes) of any regular or special meeting will be given to the Liquidating Trustee and the members of the Oversight Committee in person or by telephone, or via mail or facsimile transmission. Notice to the Liquidating Trustee and the members of the Oversight Committee of any such special meeting will be deemed given sufficiently in advance when (i) if given by mail, the same is deposited in the United States mail at least ten (10) days before the meeting date, with postage thereon prepaid, (ii) if given by facsimile transmission, the same is transmitted at least 24 hours prior to the convening of the meeting, (iii) if given by e-mail, the same is transmitted at least 24 hours prior to the convening of the meeting, or (iv) if personally delivered (including by overnight courier) or given by telephone, the same is handed, or the substance thereof is communicated over the telephone to the Liquidating Trustee and the members of the Oversight Committee or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. The Liquidating Trustee and any member of the Oversight Committee may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held, as provided by law. Except as provided in the next sentence below, the waiver must be in writing, signed by the Liquidating Trustee or the members of the Oversight Committee entitled to the notice, and filed with the minutes or records of the Trust. The attendance of the Liquidating Trustee or a member of the Oversight Committee at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 4.07 LIQUIDATING TRUSTEE, MANNER OF ACTING.

         The Liquidating Trustee may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. The Liquidating Trustee participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 4.08 AUTHORITY.

         Subject to any limitations contained in, or as otherwise provided by this Trust Agreement or in the Plan, the Liquidating Trustee, subject to approval by the Oversight Committee, shall have the following powers, authorities and duties, by way of illustration and not of limitation:

              (a) to manage, sell, transfer, assign or deal in any other manner with any of the Trust Assets in such manner not otherwise provided for herein as the Liquidating Trustee may deem advisable consistent with the terms of the Plan;

              (b) to release, convey or assign assign any right, title or interest in or to the Trust Assets or any portion thereof and to do all things necessary or appropriate to perform any obligations required to be performed by the Trust under the terms of any agreement relating to the Trust Assets;

              (c) to collect, receive, hold, manage, invest and distribute any and all money and other property which are Trust Assets and to give full discharge and acquittance therefor; provided, however, that the Liquidating Trustee may only invest Cash of the Trust in Eligible Investments;

              (d) subject to the terms of the Plan, to retain and set aside funds out of the Trust Assets as the Liquidating Trustee shall deem necessary or appropriate to pay, or provide for the payment of: (i) the unpaid liabilities, debts or obligations of the Trust, (ii) contingencies, (iii) the expenses of administering the Trust Assets and (iv) the expenses of the members of the Oversight Committee;

              (e) to do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Assets, and in connection therewith to employ brokers or other agents and to confer upon them such authority as the Liquidating Trustee may deem necessary or appropriate, and to pay reasonable compensation therefor;

              (f) in accordance with Section 1123(b)(3)(B) of the Bankruptcy Code, the Plan and this Trust Agreement, to engage in, intervene in, prosecute, join, defend, compound, settle, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Plan, the Trust, the Trust Assets or the Trust's affairs, to enter into agreements relating to the foregoing, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof, all in the name of the Trust if necessary or appropriate, and institute or continue actions which were or otherwise could have been brought by the Debtors, and prosecute or defend all litigation or appeals on behalf of the Debtors and, when appropriate, settle such actions and claims; provided, however, that the Liquidating Trustee shall obtain Bankruptcy Court approval prior to any settlement of any Litigation Claim for an amount greater than $1,000,000;

              (g) in accordance with Section 1123(b)(3) of the Bankruptcy Code, to own and retain, and prosecute, enforce, compromise, settle, release, or otherwise dispose of, any and all claims, defenses, counterclaims, setoffs, and recoupments belonging to the Debtors or the Debtors' Estates; provided, however, that the Liquidating Trustee shall obtain Bankruptcy Court approval prior to any settlement of any Litigation Claim for an amount greater than $1,000,000;

              (h) to assign its rights under the Plan;

              (i) to file any and all documents and take any and all such other action as the Liquidating Trustee, in its sole judgment, may deem necessary in order that the Liquidating Trustee may lawfully carry out the purposes of the Trust in any jurisdiction;

              (j) to review any Claims in Classes 5 and 6 in the Chapter 11 Cases and file or litigate objections to the allowance of any such Claims and seek to estimate them and to prosecute, enforce, compromise, settle or release such Claims;

              (k) to pay and discharge any costs, expenses, professional fees or obligations deemed necessary to preserve or enhance the liquidation value of the Trust Assets, discharge duties under the Plan or perform the purpose of the Plan and this Trust Agreement; payment of such fees and expenses will not require Bankruptcy Court approval;

              (l) to open and maintain bank accounts and deposit funds, draw checks and make disbursements in accordance with the Plan and this Trust Agreement;

              (m) to select and engage such Persons, and select and engage such professional advisors, including, without limitation, any Professional previously retained by the Debtors or the Committee, in accordance with the terms of the Plan and this Trust Agreement, as the Liquidating Trustee deems necessary and desirable to assist it in fulfilling its obligations under this Trust Agreement and the Plan and pay the reasonable fees of such Persons and reimburse such Persons for their reasonable out-of-pocket costs and expenses upon approval of the same by the Oversight Committee subject to Section 6.3.5 of the Plan. To the extent that the Liquidating Trustee is licensed and capable of doing so, the Liquidating Trustee may serve as its own attorney, accountant, and/or tax specialist in conjunction with any of the rights, powers, and duties of the Liquidating Trustee under the Plan;

              (n) to enforce, waive, assign or release rights, privileges or immunities of any kind;

              (o) to in general, without in any manner limiting any of the foregoing, deal with the Trust Assets or any part or parts thereof in all other ways as would be lawful for any person owning the same to deal therewith, whether similar to or different from the ways herein specified, but in all events subject to and consistent with the terms of the Plan;

              (p) to obtain and pay for insurance coverage relative to the proper performance of its duties under the Plan and this Trust Agreement, and to provide indemnification for itself and others provided for in the Plan and this Trust Agreement;

              (q) to establish and maintain the Accounts, and establish such additional reserves, funds, and accounts out of the Trust Assets as may be necessary for carrying out the provisions of this Trust Agreement which are consistent with the terms of the Plan; provided, however, that the Liquidating Trustee may retain such cash or cash equivalents in amounts reasonably necessary to meet Claims (including Disputed Claims) held by holders of Claims in Classes 5 and 6, contingent liabilities and/or to maintain the value of the Trust Assets during liquidation;

              (r) to control and/or exercise authority over the Trust Assets, the acquisition, management and disposition thereof, and the management and control of the affairs of the Trust to the same extent as if the Liquidating Trustee were the sole owner of the Trust Assets in its own right;

              (s) to abandon in any commercially reasonable manner, including abandonment or donation to charitable organization of the Liquidating Trustee's choice, any Trust Assets that the Liquidating Trustee, in consultation with the Oversight Committee, determines to be of no benefit to the Beneficiaries, too impracticable to distribute, or of less value than the cost of distributing such Trust Assets to the Beneficiaries;

              (t) as soon as is practicable, ask the Bankruptcy Court to enter the Final Decree;

              (u) to seek any relief from or resolution of any disputes by the Bankruptcy Court;

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

              (v) to appear and participate in any proceeding before the Bankruptcy Court with respect to any matter regarding or relating to the Plan, the Trust or the Oversight Committee;

              (w) to issue and authenticate any securities issued by the Trust;

              (x) to confer with the members of the Oversight Committee regarding any potential action to be taken, or not taken, by the Liquidating Trustee; and

              (y) without limitation, to do any and all things necessary to accomplish the purposes of the Plan and this Trust Agreement.

         In addition, the Liquidating Trustee shall have the right to seek Bankruptcy Court approval of any action to be undertaken by the Trust.

         Section 4.09 DISPUTE RESOLUTION.

         In the event of a dispute between the Liquidating Trustee and the Oversight Committee involving an allegation that either party has failed to act in a manner consistent with the Plan or this Trust Agreement, or is in breach of any applicable fiduciary duty, the parties shall meet and confer and attempt to reach a consensual resolution of the dispute. Should a consensual resolution not be reached, either party may seek appropriate relief from the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction to resolve such disputes. In the event of a dispute between the Liquidating Trustee and the Oversight Committee, the Liquidating Trustee and the Oversight Committee shall have the authority to retain separate counsel to represent such party in any proceeding before the Bankruptcy Court with the reasonable fees and expenses of such counsel to be advanced by the Trust. A member of the Oversight Committee (or the dissenting members of the Oversight Committee which represent less than a majority of the Oversight Committee) who dispute(s) any action taken by the Oversight Committee or the Liquidating Trustee shall not have the right to challenge any decision of the Oversight Committee at the Trust's expense, retain counsel on behalf of the Oversight Committee or have the fees and expenses of counsel retained by such member(s) to represent such member(s) advanced or reimbursed by the Trust.

         Section 4.10 AUTHORITY WITH RESPECT TO LITIGATION CLAIMS.

         The Liquidating Trustee shall be required to obtain Bankruptcy Court approval with respect to the settlement of any Litigation Claim for an amount greater than $1,000,000.

         Section 4.11 COMPENSATION AND REIMBURSEMENT OF LIQUIDATING TRUSTEE AND PROFESSIONALS.

         (a) The Liquidating Trustee shall be compensated for its services in accordance with the terms set forth on Exhibit C attached hereto, which shall be approved as part of the Confirmation Hearing. In addition, all reasonable out of pocket expenses incurred by the Liquidating Trustee in connection with the performance of the duties set forth herein shall be reimbursable as an expense of the Trust.

         (b) Any professionals or any Person retained by the Liquidating Trustee pursuant to the Plan will be entitled to reasonable compensation for services rendered at a rate reflecting actual time billed by such professional or Person on an hourly basis, at the standard billing rates in effect at the time of service or such other rate or basis of compensation that is reasonable. All reasonable out-of-pocket expenses incurred by any professional or other Person retained by the Liquidating Trustee pursuant to the

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

Plan will be reimbursable as an expense of the Trust. The fees and expenses of any professional or Person will be reimbursed in accordance with Section 5.07.

         Section 4.12 NO IMPLIED OBLIGATIONS.

         No other further covenants or obligations shall be implied into this Trust Agreement. The Liquidating Trustee shall not be responsible in any manner whatsoever for the correctness of any recital, statement, representation, or warranty herein, or in any documents or instrument evidencing or otherwise constituting a part of the Trust Assets.

         Section 4.13 UNKNOWN PROPERTY AND LIABILITIES.

         The Liquidating Trustee shall be responsible for only that property delivered to it, and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property or for any liabilities.

                                   ARTICLE V
                           ADMINISTRATION OF THE TRUST

         Section 5.01 DISTRIBUTIONS.

         The Liquidating Trustee shall determine in good faith the date or dates on which the Trust holds sufficient Net Distributable Cash to make a distribution to the holders of Allowed Claims in Classes 5 and/or 6; provided, however, that the Liquidating Trustee shall not be required to make any Distribution to any holder of an Allowed Claim in Class 5 or 6, except on the Final Distribution Date and at least once per annum. Notwithstanding the foregoing, the Liquidating Trustee shall, in accordance with the Plan and on each Distribution Date, distribute to the Beneficiaries the net income of the Trust and the net proceeds from the disposition of the Trust Assets in excess of such amounts reasonably necessary to preserve or enhance the liquidation value of the Trust Assets during the term of the Trust, to pay reasonable estimated administrative expenses and to meet all Claims or other contingent liabilities. The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement. Distributions shall be made to the Beneficiaries who hold such interests on the Record Date immediately preceding the Distribution Date.

         Section 5.02 ACCOUNTS; ELIGIBLE INVESTMENTS.

              (a) Creation of Accounts.

                   (i) The Liquidating Trustee, on behalf of the Beneficiaries, shall establish and maintain in the name of the Liquidating Trustee at an Eligible Institution a segregated trust account accessible only by the Liquidating Trustee (the "Collection Account") which shall be identified as the "Collection Account for the Drug Emporium Liquidation Trust" and shall bear a designation clearly indicating that the funds deposited therein are held on behalf of the Beneficiaries.

                   (ii) The Liquidating Trustee, on behalf of the Beneficiaries, shall establish and maintain in the name of the Liquidating Trustee at an Eligible Institution a segregated trust account accessible only by the Liquidating Trustee (the "Distribution Reserve") which shall be identified as the

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

"Distribution Reserve for the Drug Emporium Liquidation Trust" and shall bear a designation clearly indicating that the funds deposited therein are held on behalf of the Beneficiaries.

              (b) Eligible Investments.

                   (i) Funds on deposit in the Accounts shall be invested by the Liquidating Trustee in Eligible Investments selected by the Liquidating Trustee that will mature so that they will be available by 12:00 noon (New York City time) on the Transfer Date immediately preceding each Distribution Date; provided, however, that funds on deposit in the Distribution Reserve shall be invested by the Liquidating Trustee in Eligible Investments selected by the Liquidating Trustee that will be available upon one Business Day's notice. All Eligible Investments shall be held by the Liquidating Trustee on behalf of the Beneficiaries. Eligible Investments may include investments for which corporations related to the Liquidating Trustee or an Affiliate of such Persons provides services.

                   (ii) All interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accounts shall be held in the respective accounts to which such interest and investment earnings relate.

              (c) Maintenance of Accounts.

         The Liquidating Trustee shall possess all right, title and interest in and to all funds on deposit in, and all Eligible Investments, if any, credited to, and in all proceeds of, the Accounts. The Accounts shall be under the sole dominion and control of the Liquidating Trustee on behalf of the Beneficiaries. If, at any time, any Account is held by an institution other than an Eligible Institution, the Liquidating Trustee shall within five Business Days establish a new Account meeting the conditions for that account in this Section and shall transfer any cash and any investments to such new account. The Liquidating Trustee shall be the sole Person with authorization to withdraw any amount from any Account.

         Section 5.03 DEPOSITS INTO ACCOUNTS.

         The Liquidating Trustee shall make the following deposits into the following Accounts:

              (a) the Purchase Proceeds and the Net Litigation Recovery shall be deposited into the Collection Account;

              (b) any distributions to holders of Claims which are Disputed Claims under the Plan shall be deposited into the Distribution Reserve; and

              (c) any distributions which are undeliverable shall be deposited into the Distribution Reserve in accordance with Section 5.06.

         Section 5.04 DISTRIBUTIONS TO HOLDERS OF CLAIMS IN CLASSES 5 AND 6.

         On each Distribution Date, the Liquidating Trustee shall withdraw the Net Distributable Cash from the Collection Account and make the following distributions: (i) first, to the holders of Allowed Claims in Class 5 until such Claims are satisfied in full and (ii) second, on a Pro Rata basis to the holders of Allowed Claims in Class 6. Any Net Distributable Cash remaining after satisfaction in full of the Allowed Claims in Class 6 and payment of all of the expenses of the Trust shall be distributed to the holders of Allowed Claims in Class 6 on a Pro Rata basis.

         Section 5.05 DISTRIBUTIONS FROM THE DISTRIBUTION RESERVE.

              (a) Upon Final Order with respect to a Disputed Claim or the settlement of the same between the holder of the Disputed Claim and the Trust, as soon as practical thereafter, the Liquidating Trustee shall withdraw from the Distribution Reserve and distribute to the holder of such Disputed Claim, to the extent that Claim has been determined to be an Allowed Claim, that payment or distribution to which it would have been entitled if the portion of the Claim so Allowed had been Allowed as of the Effective Date plus such holder's Pro Rata share of the interest accrued on the Distribution Reserve.

              (b) The balance of the amount held by the Trust, after such payment applicable to a previously Disputed Claim that has been disallowed in whole or in part, shall be distributed Pro Rata amongst the holders of Allowed Claims in Class 6 or continued to be held by the Trust with regard to Disputed Claims not yet resolved.

         Section 5.06 DELIVERY OF DISTRIBUTIONS.

         Distributions will be made by the Liquidating Trustee as follows:

              (a) At the addresses set forth in the proofs of Claim filed by holders of Claims (or the last known addresses of such holders if no proof of Claim is filed or if the Liquidating Trustee has been notified of a change of address);

              (b) At the addresses set forth in written notices of address change delivered to the Liquidating Trustee after the date of any related proof of Claim;

              (c) At the addresses reflected in the Schedules if no proof of Claim has been filed and the Liquidating Trustee has not received a written notice of change of address;

              (d) With respect to the holders of the Notes, to the Indenture Trustee who will make the distributions to the holders of the Notes at the addresses contained in the official records of the Indenture Trustee; or

              (e) At the addresses reflected in the Register as of the applicable Record Date.

If any distribution to a Beneficiary is returned as undeliverable, no further distributions to such Beneficiary will be made unless and until the Liquidating Trustee is notified of the Beneficiary's then current address, at which time all missed distributions will be made to the holder without interest. Undeliverable distributions shall be returned to the Liquidating Trustee until such distributions are claimed, and will be deposited by the Liquidating Trustee into the Distribution Reserve. All claims for undeliverable distributions shall be made on or before the earlier of (i) the six-month anniversary of the Distribution Date on which such distribution was made and (ii) sixty days prior to the Final Distribution Date. After such date, all such unclaimed property will revert to the Trust for further distribution in accordance with the Plan. The claim of any Beneficiary with respect to such unclaimed property will be discharged and forever barred, notwithstanding any federal or state escheat law to the contrary.

         Section 5.07 OPERATING EXPENSES.

         The Liquidating Trustee will utilize the reserves (which need not be in separate accounts) as follows:

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

              (a) In accordance with the Plan and subject to any agreements, if any, with the Oversight Committee regarding budgets for the operation of the Trust, the Liquidating Trustee will draw on amounts available in the Collection Account to pay all costs and expenses related to the care and maintenance of the Trust Assets, including, without limitation, any expenses of the Trust (including the fees and expenses of the Liquidating Trustee, the Oversight Committee and their professionals in pursuing, without limitation, the Litigation Claims or otherwise).

              (b) The Liquidating Trustee will draw on the Collection Account to pay all costs and expenses related to the prosecution of any objections to Disputed Claims, including, but not limited to, the fees and expenses of the Liquidating Trustee and the fees and expenses of professionals retained by the Liquidating Trustee to assist in the prosecution of such objections.

         Section 5.08 FINAL DISTRIBUTION.

         If the Liquidating Trustee shall determine that the remaining assets of the Trust may be conveniently distributed, or if the existence of the Trust shall terminate, the Liquidating Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the Trust Assets to the Beneficiaries.

         Section 5.09 RESERVED.

         Section 5.10 REPORTS.

         The Liquidating Trustee shall file with the Securities and Exchange Commission all reports, IF ANY, mandated pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and forward a copy of such filings to the Oversight Committee. Upon the written request of any Beneficiary, the Liquidating Trustee shall forward to a requesting Beneficiary copies of the requested reports made available to the Securities and Exchange Commission.

         Section 5.11 TAX AND OTHER REPORTS TO BENEFICIARIES.

         As soon as practicable after the end of each calendar year, and as soon as practicable upon termination of the Trust, the Liquidating Trustee shall submit to each Beneficiary appearing on its records as of the end of such Calendar year or such date of termination a separate statement for each Beneficiary setting forth the Beneficiary's share of items of income, gain, loss, deduction or credit and will instruct all such Beneficiaries to report such items on their United States federal and applicable state income tax returns.

         Section 5.12 TAX RETURNS/TAX MATTERS.

              (a) The Liquidating Trustee shall file all tax returns and other filings with governmental authorities on behalf of the Trust and the Trust Assets it holds for time periods ending on or before termination of this Trust. Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Liquidating Trustee) the Liquidating Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a). The Liquidating Trustee's filings shall also include requests for determination of tax under Section 505(b) of the Bankruptcy Code (to the extent applicable)


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

and responses to any tax audits. The Liquidating Trustee shall make available such information to the Beneficiaries as will enable them to properly file their separate tax returns and withhold and pay over any amounts required by tax law.

              (b) The Liquidating Trustee is authorized to act as agent for the Trust in withholding or paying over any amounts required by law (including tax law) to be withheld or paid by the Trust in connection with the transfer and assignment of the Trust Assets to the Trust pursuant to the Plan. The Liquidating Trustee is further entitled to deduct any United States federal or applicable state withholding taxes from any payments made with respect to Allowed Claims, as appropriate, and shall otherwise comply with Section 346 of the Bankruptcy Code.

              (c) All net income of the Trust and net proceeds from the disposition of the Trust Assets shall be subject to United States federal and applicable state income taxation in the year such net income or net proceeds are realized, whether or not such amounts are immediately distributed to the Beneficiaries or retained by the Liquidating Trustee in such reserves necessary to meet the Disputed Claims and maintain or enhance the liquidation value of the Trust Assets.

              (d) The Liquidating Trustee shall determine the fair market value of the Litigation Claims on the Effective Date, and such determined fair market value shall be used by the Debtors, Reorganized Drug Emporium, the Trust, the Liquidating Trustee and the holders of the Allowed Claims in Class 6 for all federal income tax purposes.

         Section 5.13 ALLOCATIONS.

         The Liquidating Trustee shall be responsible for allocating the Trust's tax-related items each year to the holders of Allowed Claims in Class 6. For each tax-related item, the amount allocated to each holder of an Allowed Claim in Class 6 shall equal the product of (A) the total tax related item, multiplied by (B) a fraction, the numerator of which is the value of the holder's Allowed Claim in Class 6 on the Effective Date, and the denominator of which is the sum of the value of all Allowed Claims in Class 6 on the Effective Date. Each holder of an Allowed Claim in Class 6 will be responsible for the tax due on its Pro Rata share of the Trust's tax-related items.

         Section 5.14 LIMITATIONS ON LIQUIDATING TRUSTEE.

              (a) The Liquidating Trustee shall not at any time, on behalf of the Trust or Beneficiaries, (i) enter into or engage in any trade or business, and no part of the Trust Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trust in furtherance of any trade or business, except to the extent reasonably necessary to preserve and enhance the liquidation value of the Trust Assets, or (ii) except as provided below, reinvest any assets.

              (b) All moneys and other assets received by the Liquidating Trustee shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other Trust Assets, unless and to the extent required by law or as otherwise specified in this Trust Agreement.

              (c) The Liquidating Trustee shall be restricted to the holding, collection, conservation, protection and administration of the Trust Assets in accordance with the provisions of this Trust Agreement and the Plan, and the payment and distribution of amounts as set forth herein for the purposes set forth in this Trust Agreement. The scope of any permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case

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

may be, that a liquidating trust, within the meaning of Treasury Regulation
Section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the Internal Revenue Service guidelines, whether set forth in Internal Revenue Service rulings, other Internal Revenue Service pronouncements or otherwise. Any determination by the Liquidating Trustee as to what actions are in the best interests of the Trust shall be determinative.

         Section 5.15 FURTHER AUTHORIZATION.

         The Liquidating Trustee and the Oversight Committee shall be entitled to seek such orders, judgments, injunctions and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of the Plan and this Trust Agreement.

                                   ARTICLE VI
                               OVERSIGHT COMMITTEE

         Section 6.01 OVERSIGHT COMMITTEE.

         The Oversight Committee, which shall be comprised of not less than three members, will initially be selected by the Committee and such appointments shall be effective as of the Effective Date. The Oversight Committee shall have the authority and responsibility to oversee, review, and guide the activities and performance of the Liquidating Trustee and shall have the authority to remove the Liquidating Trustee for any reason. The Liquidating Trustee shall consult with and provide information to the Oversight Committee in accordance with and pursuant to the terms of the Plan.

         The Oversight Committee shall have the authority to select and engage such Persons, and select and engage such professional advisors, including, without limitation, any Professional previously retained by the Debtors or the Committee, in accordance with the terms of the Plan and this Trust Agreement, as the Oversight Committee deems necessary and desirable to assist the Oversight Committee in fulfilling its obligations under this Trust Agreement and the Plan, and the Trust shall pay the reasonable fees of such Persons and reimburse such Persons for their reasonable out-of-pocket costs and expenses.

         Section 6.02 MANNER OF ACTING.

         A majority of the total number of members of the Oversight Committee then in office shall constitute a quorum for the transaction of business at any meeting of the Oversight Committee. The affirmative vote of a majority of the members of the Oversight Committee present at a meeting at which a quorum is present shall be the act of the Oversight Committee unless this Trust Agreement or the Plan requires a greater percentage and except as otherwise required by law. Any or all of the members of the Oversight Committee may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. Any member of the Oversight Committee participating in a meeting by this means is deemed to be present in person at the meeting.

         Any member of the Oversight Committee who is present at a meeting of the Oversight Committee when action is taken is deemed to have assented to the action taken unless: (i) such member of the Oversight Committee objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (ii) his/her dissent or abstention from the action taken

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

is entered in the minutes of the meeting; or (iii) he/she delivers written notice of his/her dissent or abstention to the Oversight Committee before its adjournment. The right of dissent or abstention is not available to any member of the Oversight Committee who votes in favor of the action taken.

         The Oversight Committee may from time to time, by resolution adopted by a majority of the Oversight Committee, appoint standing or temporary committees from its membership and vest such committees with such powers as the Oversight Committee may include in its resolution to serve until otherwise directed by the Oversight Committee. A majority of those named to any such committee will constitute a quorum.

         Section 6.03 OVERSIGHT COMMITTEE'S ACTION WITHOUT A MEETING.

         Any action required or permitted to be taken by the Oversight Committee at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Oversight Committee as evidenced by one (1) or more written consents describing the action taken, signed by the Oversight Committee and filed with the minutes or proceedings of the Oversight Committee.

         Section 6.04 TENURE, REMOVAL, AND REPLACEMENT OF THE MEMBERS OF THE
                      OVERSIGHT COMMITTEE.

         The authority of the members of the Oversight Committee will be effective as of the Effective Date and will remain and continue in full force and effect until the Trust is terminated in accordance with Section 7.01. The service of the members of the Oversight Committee will be subject to the following:

              (a) The members of the Oversight Committee will serve until death or resignation pursuant to subsection (b) below, or removal pursuant to subsection (c) below.

              (b) A member of the Oversight Committee may resign at any time by providing a written notice of resignation to the remaining members of the Oversight Committee. Such resignation will be effective when a successor is appointed as provided herein.

              (c) Any member of the Oversight Committee may be removed by resolution of a majority of the members of the Oversight Committee.

              (d) In the event of a vacancy in any of the positions of the Oversight Committee (whether by removal, death or resignation), the remaining members of the Oversight Committee may nominate a Person to fill such vacancy, and such nomination shall be approved by a majority vote of the remaining members of the Oversight Committee. Furthermore, the appointment of a successor member of the Oversight Committee will be evidenced by the filing with the Bankruptcy Court of a notice of appointment, which notice will include the name, address, and telephone number of the successor member of the Oversight Committee.

              (e) In the event of a vacancy in all of the positions of the Oversight Committee due to the death or simultaneous resignation of all of the members of the Oversight Committee, then the Liquidating Trustee shall nominate three Persons to fill such vacancies and such successor members shall be appointed, with such appointment to be effective upon a majority vote in favor of such appointment by the holders of the beneficial interests in the Trust. Furthermore, the appointment of the successor members of the Oversight Committee will be evidenced by the filing with the Bankruptcy Court of a notice of appointment, which notice will include the name, address, and telephone number of the successors to the former members of the Oversight Committee.

              (f) Immediately upon appointment of any successor member of the Oversight Committee, all rights, powers, duties, authority, and privileges of the predecessor member of the Oversight Committee hereunder will be vested in and undertaken by the successor member of the Oversight Committee without any further act; and the successor member of the Oversight Committee will not be liable personally for any act or omission of the predecessor member of the Oversight Committee.

         Section 6.05 COMPENSATION.

         The members of the Oversight Committee shall be reimbursed for all reasonable out of pocket expenses, including travel expenses, incurred by the members of the Oversight Committee in connection with the performance of their duties hereunder.

                                  ARTICLE VII
                                DURATION OF TRUST

         Section 7.01 DURATION OF TRUST.

         This Trust shall terminate on the date upon which all of the Trust Assets have been distributed to the Beneficiaries and all of the necessary tax returns have been prepared and filed; provided, however, that the Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date. On or prior to such termination date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Trust upon a finding by the Bankruptcy Court that the extension is necessary for the liquidating purposes of the Trust. Extensions may be obtained so long as each extension is approved by the Bankruptcy Court six months prior to the expiration of the original term and each extended term.

         Section 7.02 CONTINUANCE OF TRUST FOR WINDING UP.

         After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Liquidating Trustee shall continue to act as such until its duties have been fully performed. Upon termination of the Trust, the Liquidating Trustee shall retain for a period of two (2) years the books, records, Beneficiary lists, Register, and certificates and other documents and files which shall have been delivered to or created by the Liquidating Trustee. At the Liquidating Trustee's discretion, all of such records and documents may, but need not, be destroyed at any time after two (2) years from the completion and winding up of the affairs of the Trust. Except as otherwise specifically provided herein, upon the termination of the Trust, the Liquidating Trustee shall have no further duties or obligations hereunder.

                                  ARTICLE VIII
                    INDEMNIFICATION; LIMITATIONS ON LIABILITY

         Section 8.01 GENERAL INDEMNIFICATION.

         The Trust shall indemnify and hold harmless any Person who was, or is, a party, or is threatened to be made a party, to any pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was the Liquidating Trustee, a member of the Oversight Committee or an employee of the Trust, against all costs, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such entity in connection with such action, suit or proceeding, or the defense or settlement of any claim, issue or matter therein, to the

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

fullest extent, except to the extent such liability is determined to be the result of willful misconduct or gross negligence. Costs or expenses incurred by any such entity in defending any such action, suit or proceeding may be paid by the Trust in advance of the institution or final disposition of such action, suit or proceeding, if authorized by the Liquidating Trustee and the Oversight Committee. The Liquidating Trustee may in its discretion purchase and maintain insurance on behalf of any Person who is or was a beneficiary of this provision.

         Section 8.02 NO RECOURSE.

         Except as provided in the Plan and this Trust Agreement, no recourse shall ever be had, directly or indirectly, against the Liquidating Trustee or any member of the Oversight Committee personally, or against any agent, attorney, accountant or other professional for the Liquidating Trustee or the Oversight Committee, by legal or equitable proceedings, or by virtue of any statute or otherwise, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Liquidating Trustee under the Plan, this Trust Agreement, or by reason of the creation of any indebtedness by the Liquidating Trustee under the Plan or this Trust Agreement for any purpose authorized by the Plan or this Trust Agreement, it being expressly understood and agreed that all such liabilities, covenants and agreements shall be enforceable only against and be satisfied only out of the Trust Assets or such part thereof as shall under the terms of any such agreement be liable therefor or shall be evidence only of a right of payment out of the Trust Assets.

         Section 8.03 NO LIABILITY FOR ACTS OF PREDECESSOR.

         No successor Liquidating Trustee shall be in any way responsible or liable for the acts or omissions of any predecessor Liquidating Trustee in office prior to the date on which such Person becomes the Liquidating Trustee, nor shall such successor Liquidating Trustee be obligated to inquire into the validity or propriety of any such act or omission unless such successor Liquidating Trustee expressly assumes such responsibility. Any successor Liquidating Trustee shall be entitled to accept as conclusive any final accounting and statement of Trust Assets furnished to such successor Liquidating Trustee by the predecessor Liquidating Trustee and shall further be responsible only for those Trust Assets included in such statement.

         Section 8.04 LIMITATION ON LIQUIDATING TRUSTEE'S AND OVERSIGHT
                      COMMITTEE'S LIABILITY.

         Subject to applicable law, neither the Liquidating Trustee nor any member of the Oversight Committee shall be liable for any act or omission, except to the extent that such act or omission is determined by a court of competent jurisdiction to be the result of such Person's own gross negligence, willful fraud or other willful misconduct. The foregoing limitation on liability will apply equally to the agents, employees or Professionals of the Liquidating Trustee or the Oversight Committee acting on behalf of the Liquidating Trustee or the Oversight Committee in the fulfillment of their duties under the Plan and this Trust Agreement. Neither the Liquidating Trustee, any Beneficiaries nor the members of the Oversight Committee shall be personally liable with respect to any liabilities or obligations of the Trust or any liabilities or obligations relating to the Trust Assets, including, without limitation, those arising under this Trust Agreement or with respect to the Trust or the Trust Assets, and all persons dealing with the Trust must look solely to the Trust Assets for the enforcement of any claims against the Trust or the Trust Assets.

         Section 8.05 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS.

         As far as practicable, the Liquidating Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Trust Agreement and to provide that none of the

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

members of the Oversight Committee, the Beneficiaries or the Liquidating Trustee shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render any member of the Oversight Committee, any Beneficiary or the Liquidating Trustee liable nor shall the Liquidating Trustee be liable to anyone for such omission.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         Section 9.01 NOTICES.

         All notices, requests or other communications to the parties hereto shall be in writing and shall be sufficiently given only if (i) delivered in person; (ii) sent by electronic facsimile communication, as evidenced by a confirmed fax transmission report; (iii) sent by registered or certified mail, return receipt requested; or (iv) sent by commercial delivery service or courier. Until a change of address is communicated, as provided below, all notices, requests and other communications shall be sent to the parties at the following addresses or facsimile numbers:

                 If to the Liquidating Trustee, to:

                           Clingman & Hanger Management Associates, LLC
                           11038 Lakeridge Parkway, Suite 4
                           Ashland, Virginia  23005
                           Attn: W. Edward Clingman, Jr.
                           Fax: (804) 550-7915

                 If to the Oversight Committee, to:

                           OTTERBOURG, STEINDLER, HOUSTON & rOSEN, p.C.
                           230 park Avenue
                           New York, NY 10169-0075
                           Attn: Scott L. Hazan, Esq.
                                    Brett H. Miller, Esq.
                           Fax:  (212) 682-6104

                           BROUSE MCDOWELL
                           1001 Lakeside Avenue, Suite 1600
                           Cleveland, OH 44114-1151
                           Attn: Joseph F. Hutchinson, Jr.
                           Fax:  (216)830-6807

All notices shall be effective and shall be deemed delivered (i) if by personal delivery, delivery service or courier, on the date of delivery; (ii) if by electronic facsimile communication, on the date of transmission of the communication; and (iii) if by mail, on the date of receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         Section 9.02 EFFECTIVENESS.

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

         This Trust Agreement shall become effective upon the Effective Date of the Plan.

         Section 9.03 COUNTERPARTS.

         This Trust Agreement may be executed in one or more counterparts, all of which shall be taken together to constitute one and the same instrument.

         Section 9.04 GOVERNING LAW.

         Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, this Trust Agreement shall be governed by, construed under and interpreted in accordance with, the laws of the State of Ohio.

         Section 9.05 SEVERABILITY OF PROVISIONS.

         Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Trust Agreement or affecting the validity or enforceability of any of the terms or provisions of this Trust Agreement in any other jurisdiction.

         Section 9.06 ENTIRE AGREEMENT.

         This Trust Agreement (including the Recitals), the Plan, and the Confirmation Order constitute the entire agreement by and among the parties and there are no representations, warranties, covenants or obligations except as set forth herein or therein. This Trust Agreement, the Plan and the Confirmation Order supersede all prior and contemporaneous agreements, understandings, negotiations, discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein, in the Plan or in the Confirmation Order, nothing in this Trust Agreement is intended or shall be construed to confer upon or to give any person other than the parties thereto and their respective heirs, administrators, executors, successors, or assigns any right to remedies under or by reason of this Trust Agreement.

         Section 9.07 EFFECT OF DEATH, INCAPACITY OR BANKRUPTCY OF BENEFICIARY.

         The death, incapacity or bankruptcy of a Beneficiary during the terms of this Trust Agreement shall not operate to terminate the Trust Agreement, nor shall it entitle the representatives or creditors of the deceased Beneficiary to an accounting, or to take any action in the courts or elsewhere for the distribution of the Trust Assets or for a partition thereof, nor shall it otherwise affect the rights and obligations of any Beneficiary.

         Section 9.08 EFFECT OF TRUST ON THIRD PARTIES.

         There is no obligation on the part of any purchaser or purchasers from the Liquidating Trustee or any agent of the Liquidating Trustee, or on the part of any other persons dealing with the Liquidating Trustee or any agent of the Liquidating Trustee, to see the application of the purchase money or other consideration passing to the Liquidating Trustee or any agent of the Liquidating Trustee, or to inquire into the validity, expediency or propriety of any such transaction by the Liquidating Trustee or any agent of the Liquidating Trustee.

         Section 9.09 WAIVER.

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

         No failure or delay of any party to exercise any right or remedy pursuant to this Trust Agreement shall affect such right or remedy or constitute a waiver by such party of any right or remedy pursuant thereto. Resort to one form of remedy shall not constitute a waiver of alternative remedies.

         Section 9.10 RELATIONSHIP CREATED.

         The only relationship created by this Trust Agreement is the relationship between the Liquidating Trustee, the Oversight Committee and the Beneficiaries. No other relationship or liability is created. Nothing contained in this Trust Agreement shall be construed so as to construe the Beneficiaries or their successors-in-interest as creating an association, partnership, or joint venture of any kind.

         Section 9.11 TAX IDENTIFICATION NUMBERS.

         The Liquidating Trustee may require any Beneficiary to furnish to the Liquidating Trustee, (i) its employer or taxpayer identification number as assigned by the Internal Revenue Service, and (ii) such other records or documents necessary to satisfy the Liquidating Trustee's tax reporting obligations (including, but not limited to, certificates of non-foreign status). The Liquidating Trustee may condition the payment of any distribution to any Beneficiary upon receipt of such identification number and requested documents.

         Section 9.12 AMENDMENT OF TRUST AGREEMENT.

         This Trust Agreement may be amended from time to time, without modifying the Plan, with the approval of a majority of the members of the Oversight Committee, except that this Trust Agreement shall not be amended to materially alter the priority of Claims or distribution scheme under the Plan.

         IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                   LIQUIDATING TRUSTEE:


                                   ------------------------------------
                                   [Name]


                                   DEBTORS:

                                   DRUG EMPORIUM, INC.


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President


                                   DE OF NORTHEASTERN OHIO, INC.


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President

                                   DE HOLDING COMPANY, INC.


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President

                                   EMPORIUM VENTURE, INC.


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President

                                   RJR DRUG DISTRIBUTORS, INC.


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President

                                   HOUSTON VENTURE, INC.


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President

                                   DRUG EMPORIUM OF MICHIGAN, INC.


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President

                                   DE MICHIGAN MANAGEMENT COMPANY


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President

                                   DRUG EMPORIUM EXPRESS


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President

                                   DRUG EMPORIUM OF MARYLAND, INC.


                                   By:
                                      ------------------------------------------
                                      David L. Kriegel
                                      President

                                    EXHIBIT A

                                      PLAN

                    [SEE EXHIBIT A TO THE CONFIRMATION ORDER]

                                    EXHIBIT B

                               CONFIRMATION ORDER


                               [SEE EXHIBIT 99.2]

                                    EXHIBIT C

                     LIQUIDATING TRUSTEE COMPENSATION TERMS


         In consideration of the services rendered by Clingman & Hanger Management Associates, LLC, as the initial Liquidating Trustee ("C&H"), C&H shall be compensated as follows:

1.       Monthly Fee

         Each day on which C&H is entitled to the monthly fees specified in this paragraph shall be referred to as a "Payment Date". Each Payment Date shall occur consecutively on a monthly basis (i) beginning with the month immediately succeeding the month in which the Effective Date occurred and (ii) on the same day of the month that the Effective Date occurred. C&H shall be entitled to a payment of $60,000 from the Trust on the first and second Payment Dates. On the third, fourth, fifth and sixth Payment Dates, C&H shall be entitled to a payment of $35,000 from the Trust. On each Payment Date thereafter, C&H shall be entitled to a payment of $25,000 from the Trust. On each Payment Date, C&H shall receive 80% of the amount which C&H is entitled to. The remaining amounts which C&H is entitled to shall be received by C&H on the Final Distribution Date. C&H shall not be entitled to any further payments beginning on the earlier of: (i) the date on which C&H no longer serves as Liquidating Trustee and (ii) the date on which the Trust is wound up in accordance with Article VII hereof.

2.       Distribution/Recovery Bonus

         The monthly fees set forth in Item 1 above are substantially less than C&H would earn on an hourly basis or monthly fee only basis because C&H shall be entitled to a Performance Fee based on reductions to filed Claims. After the Bar Date and review of filed Proofs of Claims, the Oversight Committee and C&H shall use their best efforts to agree upon a formula for the calculation of such Performance Fee in order to provide a reasonable aggregate compensation package for C&H based upon performance in reducing Claims.